Filed Pursuant to Rule 424(b)(5)
Registration No. 333-212898

SUBJECT TO COMPLETION, DATED SEPTEMBER 13, 2016

The information in this preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, and is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 4, 2016)

             Shares

Aspen Insurance Holdings Limited

        % Perpetual Non-Cumulative Preference Shares

(Liquidation Preference $25 Per Share)

We are selling              of our         % Perpetual Non-Cumulative Preference Shares, with a liquidation preference of $25 per share (the “Preference Shares”).

Upon liquidation, dissolution or winding-up, the holders of the Preference Shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date fixed for distribution. Dividends on the Preference Shares will be payable on a non-cumulative basis only when, as and if declared by our board of directors, quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on January 1, 2017, at a rate equal to         % of the liquidation preference per annum (equivalent to $             per share for a full dividend period).

Dividends on the Preference Shares are not cumulative. Accordingly, in the event dividends are not declared on the Preference Shares for payment on any dividend payment date, then those dividends will not accumulate and will not be payable. If we have not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends for that dividend period, whether or not dividends on the Preference Shares are declared for any future dividend period.

On January 1, 2027 and any dividend payment date thereafter, we may redeem the Preference Shares, in whole or in part, at a redemption price of $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption. At any time prior to January 1, 2027, we will have the option to redeem the Preference Shares in whole at a redemption price of $26 per Preference Share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, only if we submit to the holders of our ordinary shares a proposal for an amalgamation or merger or if we submit any proposal for any other matter that requires, as a result of a change in Bermuda law after the date of this prospectus supplement, for its validation or effectuation an affirmative vote of the holders of the Preference Shares at the time outstanding. In addition, on any dividend payment date following the occurrence of a tax event or on the dividend payment date following the occurrence and determination of a capital disqualification redemption event, in each case, as described in this prospectus supplement, we may redeem the Preference Shares, in whole or in part, at a redemption price of $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption.

The Preference Shares will not have any voting rights, except as set forth under “Description of the Preference Shares — Voting, Director Appointing and Other Rights” in this prospectus supplement.

The Preference Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption and will not be convertible into any of our other securities or property.

The Preference Shares are a new issue with no established trading market. We intend to apply to list the Preference Shares on the New York Stock Exchange under the symbol “AHLPRD.” If the application is approved, trading in the Preference Shares is expected to commence within 30 days after the initial delivery of the Preference Shares.

Investing in the Preference Shares involves risks. See “Risk Factors” on page S-7 in this prospectus supplement and on page 4 in the accompanying prospectus.

None of the United States Securities and Exchange Commission (the “SEC”), any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority (the “BMA”) or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total(2)
Public Offering Price(1)	$	$
Underwriting Discount	$	$
Proceeds to us (before expenses)	$	$

(1)	The public offering price does not include accumulated dividends, if any, that may be declared. Dividends, if declared, will accumulate from the date of original issuance, which is expected to be , 2016.
(2)	Assumes no exercise of the underwriters’ option to purchase additional shares.

The underwriters may also purchase from us up to an additional              Preference Shares at the public offering price, less the underwriting discount payable by us on the closing date of this offering to cover over-allotments, if any.

The underwriters expect to deliver the Preference Shares to purchasers on or about                     , 2016, which is the              business day following the date of this prospectus supplement. See “Underwriting.”

Joint Book-Running Managers

BofA Merrill Lynch	Morgan Stanley	Wells Fargo Securities
Citigroup		Barclays

The date of this prospectus supplement is                      , 2016

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offer and sale by us of the Preference Shares. You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the Preference Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, results of operations, financial condition and prospects may have changed since those dates.

This prospectus supplement contains basic information about us and the Preference Shares. This prospectus supplement may add, update or change information contained in or incorporated by reference into the accompanying prospectus. In addition, the information incorporated by reference into the accompanying prospectus may have added, updated or changed information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with any information in the accompanying prospectus or any information incorporated therein by reference, this prospectus supplement will apply and will supersede such information. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information under the caption “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003, the Exchange Control Act 1972, and related regulations of Bermuda that regulate the sale of securities in Bermuda. In addition, specific permission is required from the BMA, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities of a Bermuda company are listed on an appointed stock exchange (the New York Stock Exchange (the “NYSE”) is such an exchange), general permission is given for the issue and subsequent transfer of any securities of the company (which includes the Preference Shares described herein) from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. Notwithstanding the above general permission, we have obtained from the BMA its permission for the issue and free transferability of our shares and other securities, as long as the shares are listed on the NYSE or on an appointed stock exchange, to and among persons who are non-residents of Bermuda for exchange control purposes and of up to 20% of our securities, including our shares, to and among persons who are residents in Bermuda for exchange control purposes.

Under the Insurance Act 1978 of Bermuda, as amended (the “Insurance Act”), where the shares of a parent company, like Aspen Insurance Holdings Limited (“Aspen Holdings”), of an insurer registered under the Insurance Act (our wholly-owned subsidiary, Aspen Bermuda Limited (“Aspen Bermuda”, formerly Aspen Insurance Limited), being such an insurer and registered as a Class 4 insurer) are traded on any stock exchange recognized by the BMA (the NYSE is so recognized), not later than 45 days after a person becomes, directly or indirectly (through its shareholding in the parent company), a 10%, 20%, 33% or 50% shareholder controller of such insurer, that person shall file with the BMA a notice in writing stating that he has become such a controller. Further, such shareholder controller shall serve on the BMA a notice in writing that he has reduced or disposed of his holding where the proportion of voting rights in the insurer held by him will have reached or has fallen below 10%, 20%, 33% or 50%, not later than 45 days after such disposal.

This prospectus supplement will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In granting such consent and in accepting this prospectus supplement for filing, neither the BMA nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement.

S-ii

In this prospectus supplement, unless otherwise indicated, references to “we,” “us” or “our” refer to Aspen Holdings or Aspen Holdings and its subsidiaries, Aspen Insurance UK Limited (“Aspen U.K.”), Aspen (UK) Holdings Limited (“Aspen U.K. Holdings”), Aspen (US) Holdings Limited, Aspen Insurance UK Services Limited (“Aspen U.K. Services”), AIUK Trustees Limited (“AIUK Trustees”), Aspen Bermuda, Aspen Underwriting Limited (“AUL”, corporate member of Lloyd’s Syndicate 4711, “Syndicate 4711”), Aspen European Holdings Limited (“Aspen European”), Aspen Managing Agency Limited (“AMAL”), Aspen Singapore Pte. Ltd., Aspen U.S. Holdings, Inc. (“Aspen U.S. Holdings”), Aspen Specialty Insurance Company (“Aspen Specialty”), Aspen Specialty Insurance Management, Inc., Aspen Re America, Inc., Aspen Insurance U.S. Services Inc., Aspen Re America CA, LLC, Aspen Specialty Insurance Solutions LLC, Aspen Re America Risk Solutions LLC, Acorn Limited, APJ Continuation Limited (“APJ”), APJ Asset Protection Jersey Limited, Aspen UK Syndicate Services Limited (“AUSSL”, formerly APJ Services Limited), Aspen Risk Management Limited (“ARML”), Aspen American Insurance Company (“AAIC”), Aspen Recoveries Limited, Aspen Capital Management, Ltd, Silverton Re Ltd., Aspen Capital Advisors Inc., Peregrine Reinsurance Ltd, Aspen Cat Fund Limited, AG Logic Holdings, LLC and any other direct or indirect subsidiary collectively, as the context requires. Aspen U.K., Aspen Bermuda, Aspen Specialty, AAIC and AUL, as corporate member of Syndicate 4711, are our principal operating subsidiaries and each referred to herein as an “insurance subsidiary” and collectively referred to as the “insurance subsidiaries.”

All information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares, unless otherwise noted.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus may include, and we may from time to time make other verbal or written, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including statements regarding our capital needs, business strategy, expectations and intentions. Statements that use the terms “believe,” “do not believe,” “anticipate,” “expect,” “assume,” “objective,” “target,” “plan,” “estimate,” “project,” “seek,” “will,” “may,” “aim,” “likely,” “continue,” “intend,” “guidance,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “on track” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and because our business is subject to numerous risks, uncertainties and other factors, our actual results could differ materially from those anticipated in the forward-looking statements. The risks, uncertainties and other factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC and other cautionary statements made in this prospectus supplement and the accompanying prospectus, as well as the following factors, should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement and the accompanying prospectus.

All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside our control that could cause actual results to differ materially from such statements.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those set forth under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC and the following:

•	our ability to successfully implement steps to further optimize the business portfolio, ensure capital efficiency and enhance investment returns;

•	the possibility of greater frequency or severity of claims and loss activity, including as a result of natural or man-made (including economic and political risks) catastrophic or material loss events, than our underwriting, reserving, reinsurance purchasing or investment practices have anticipated;

•	the assumptions and uncertainties underlying reserve levels that may be impacted by future payments for settlements of claims and expenses or by other factors causing adverse or favorable development, including our assumptions on inflation costs associated with long-tail casualty business which could differ materially from actual experience;

•	the impact of the vote by the U.K. electorate in favor of a U.K. exit from the European Union in the recent in-or-out referendum and the resulting negotiations;

•	the reliability of, and changes in assumptions to, natural and man-made catastrophe pricing, accumulation and estimated loss models;

•	decreased demand for our insurance or reinsurance products;

•	cyclical changes in the insurance and reinsurance industry;

•	the models we use to assess our exposure to losses from future natural catastrophes contain inherent uncertainties and our actual losses may differ significantly from expectations;

•	our capital models may provide materially different indications than actual results;

S-iv

•	increased competition from existing insurers and reinsurers and from alternative capital providers and insurance-linked funds and collateralized special purpose insurers on the basis of pricing, capacity, coverage terms, new capital, binding authorities to brokers or other factors and the related demand and supply dynamics as contracts come up for renewal;

•	our ability to execute our business plan to enter new markets, introduce new products and teams and develop new distribution channels, including their integration into our existing operations;

•	our acquisition strategy;

•	changes in market conditions in the agriculture industry, which may vary depending upon demand for agricultural products, weather, commodity prices, natural disasters, and changes in legislation and policies related to agricultural products and producers;

•	termination of, or changes in, the terms of the U.S. Federal Multiple Peril Crop Insurance Program or the U.S. Farm Bill, including modifications to the Standard Reinsurance Agreement put in place by the Risk Management Agency of the U.S. Department of Agriculture;

•	the recent consolidation in the (re)insurance industry;

•	loss of one or more of our senior underwriters or key personnel;

•	changes in our ability to exercise capital management initiatives (including our share repurchase program) or to arrange banking facilities as a result of prevailing market conditions or changes in our financial results;

•	changes in general economic conditions, including inflation, deflation, foreign currency exchange rates, interest rates and other factors that could affect our financial results;

•	the risk of a material decline in the value or liquidity of all or parts of our investment portfolio;

•	the risks associated with the management of capital on behalf of investors;

•	evolving issues with respect to interpretation of coverage after major loss events;

•	our ability to adequately model and price the effects of climate cycles and climate change;

•	any intervening legislative or governmental action and changing judicial interpretation and judgments on insurers’ liability to various risks;

•	the risks related to litigation;

•	the effectiveness of our risk management loss limitation methods, including our reinsurance purchasing;

•	changes in the availability, cost or quality of reinsurance or retrocessional coverage;

•	changes in the total industry losses or our share of total industry losses resulting from events, such as catastrophes, that have occurred in prior years or may occur and, with respect to such events, our reliance on loss reports received from cedants and loss adjustors, our reliance on industry loss estimates and those generated by modeling techniques, changes in rulings on flood damage or other exclusions as a result of prevailing lawsuits and case law;

•	the impact of one or more large losses from events other than natural catastrophes or by an unexpected accumulation of attritional losses and deterioration in loss estimates;

•	the impact of acts of terrorism, acts of war and related legislation;

•	any changes in our reinsurers’ credit quality and the amount and timing of reinsurance recoverables;

•	the continuing and uncertain impact of the current depressed lower growth economic environment in many of the countries in which we operate;

S-v

•	our reliance on information and technology and third-party service providers for our operations and systems;

•	the level of inflation in repair costs due to limited availability of labor and materials after catastrophes;

•	a decline in our insurance subsidiaries’ ratings with Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, A.M. Best Company, Inc. or Moody’s Investors’ Service Inc.;

•	the failure of our reinsurers, policyholders, brokers or other intermediaries to honor their payment obligations;

•	our reliance on the assessment and pricing of individual risks by third parties;

•	our dependence on a few brokers for a large portion of our revenues;

•	the persistence of heightened financial risks, including excess sovereign debt, the banking system and the Eurozone crisis;

•	changes in government regulations or tax laws in jurisdictions where we conduct business;

•	changes in accounting principles or policies or in the application of such accounting principles or policies;

•	increased counterparty risk due to the credit impairment of financial institutions; and

•	Aspen Holdings or Aspen Bermuda becoming subject to income taxes in the United States or the United Kingdom.

In addition, any estimates relating to loss events involve the exercise of considerable judgment and reflect a combination of ground-up evaluations, information available to date from brokers and cedants, market intelligence, initial tentative loss reports and other sources. Due to the complexity of factors contributing to losses and the preliminary nature of the information used to prepare estimates, there can be no assurance that our ultimate losses will remain within stated amounts.

The rate changes described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Market Conditions, Rate Trends and Developments in 2015 and Early 2016”, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and incorporated by reference in this prospectus supplement and the accompanying prospectus, reflect management’s assessment of changes in exposure-adjusted rates on renewals only. This does not include contracts with fundamental changes to terms and conditions. The calculation involves a degree of judgment in relation to comparability of contracts in the different business lines. Due to changes in assumptions underlying the pricing of contracts, the trends in premium rates reflected in our outlook and trends may not be comparable over time. The future profitability of each business line is dependent upon many factors besides the trends in premium rates.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement and the accompanying prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise or disclose any difference between our actual results and those reflected in such statements.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. All forward-looking statements you read in this prospectus supplement and the accompanying prospectus reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by the points made above. You should specifically consider the factors identified in this prospectus supplement and the accompanying prospectus which could cause actual results to differ before making an investment decision.

S-vi

SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the Preference Shares. You should read this entire prospectus supplement carefully, including the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors,” the documents incorporated by reference into this prospectus supplement (including the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015), our financial statements and notes thereto incorporated by reference into this prospectus supplement, and the accompanying prospectus, before making an investment decision.

Overview of the Group

We are a Bermuda exempted limited liability holding company, incorporated on May 23, 2002, and conduct insurance and reinsurance business through our principal operating subsidiaries in the following jurisdictions:

•	the United Kingdom, through Aspen U.K., an insurer authorized by the Prudential Regulation Authority (the “PRA”) and the Financial Conduct Authority, and AUL, as corporate member of Syndicate 4711 at Lloyd’s of London;

•	Bermuda, through Aspen Bermuda, an insurer authorized by the BMA; and

•	the United States, through Aspen Specialty and AAIC.

Our subsidiary, Aspen U.K., also has branches in Cologne (Germany), Dubai (United Arab Emirates), Dublin (Ireland), Paris (France), Zurich (Switzerland), Singapore, Sydney (Australia) and Canada. We operate in the global markets for property, casualty and specialty insurance and reinsurance.

We manage our business in two segments, insurance (“Aspen Insurance”) and reinsurance (“Aspen Re”), to enhance and better serve our global customer base. Aspen Insurance is comprised of property and casualty insurance, marine, aviation and energy insurance, and financial and professional lines insurance. Aspen Re is comprised of property catastrophe reinsurance (including the business written through our Aspen Capital Markets division), other property reinsurance, casualty reinsurance and specialty reinsurance.

Our principal executive offices are located at 141 Front Street, Hamilton HM 19, Bermuda. Our telephone number is (441) 295-8201.

For further information regarding Aspen Holdings, including financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below for more information.

The Offering

The description of the terms of the Preference Shares in this section is only a summary. Because the following summary may not contain all of the information that is important to you, you should refer to the certificate of designation relating to the Preference Shares for a complete description of the terms of the Preference Shares, which will be included as an exhibit to a report that we will file with the SEC. You should also refer to the sections entitled “Description of the Preference Shares” in this prospectus supplement and “Description of Share Capital” in the accompanying prospectus.

Issuer	Aspen Insurance Holdings Limited, a Bermuda holding company

Securities Offered	shares of % Perpetual Non-Cumulative Preference Shares, with a liquidation preference of $25 per share plus up to an additional Preference Shares if the underwriters’ option to purchase additional Preference Shares is exercised in full.

Dividends	Holders of Preference Shares will be entitled to receive, only when, as and if declared by our board of directors, non-cumulative cash dividends from and including the original issue date, quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on January 1, 2017, in an amount per share equal to % of the liquidation preference per annum (equivalent to $ per share for a full dividend period). Dividends that are not declared will not accumulate and will not be payable. Assuming an initial issue date of , 2016, the dividend for the initial dividend period will be approximately $ per Preference Share. See “Description of the Preference Shares —Dividends” in this prospectus supplement and “Description of Share Capital — Future Series of Preference Shares — Dividends” in the accompanying prospectus.

So long as any Preference Shares remain outstanding, no dividend shall be paid or declared on our ordinary shares or any of our other securities ranking junior to or on parity with (except in the case of the parity stock on a pro rata basis with the Preference Shares as described herein) the Preference Shares (other than a dividend payable solely in ordinary shares or in such other junior stock or parity stock, as applicable) and no ordinary shares, other junior stock or parity stock shall be purchased, redeemed or otherwise acquired for consideration by us (other than as specified), unless the full dividends for the latest completed dividend period on all outstanding Preference Shares and any parity stock have been declared and paid or provided for.

Aspen Holdings is a holding company and has no direct operations. The ability of Aspen Holdings to pay dividends or distributions depends, in part, on the ability of its subsidiaries to pay dividends or distributions to Aspen Holdings. Our insurance subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends or distributions. See “Description of the Preference Shares — Certain Restrictions on Payment of Dividends” in this prospectus supplement.

Redemption	On January 1, 2027 and any dividend payment date thereafter, or on any dividend payment date following the occurrence of a tax event or on the dividend payment date following the occurrence and determination of a capital disqualification redemption event (each as defined in “Description of the Preference Shares — Redemption” in this prospectus supplement), we may redeem the Preference Shares, in whole or in part, at a redemption price of $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption.

At any time prior to January 1, 2027, if we submit to the holders of our ordinary shares a proposal for an amalgamation or merger or if we submit any proposal for any other matter that requires, as a result of a change in Bermuda law after the date of this prospectus supplement, for its validation or effectuation an affirmative vote of the holders of the Preference Shares at the time outstanding, we will have the option to redeem all of the outstanding Preference Shares at a redemption price of $26 per Preference Share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption. See “Description of the Preference Shares — Redemption” in this prospectus supplement and “Description of Share Capital — Future Series of Preference Shares — Redemption” and “Description of Share Capital — Future Series of Preference Shares — Restrictions in Event of Default in Dividends on Preference Shares” in the accompanying prospectus.

Variation or Exchange	At any time following a tax event or at any time following a capital disqualification change event (as defined in “Description of the Preference Shares — Variation or Exchange” in this prospectus supplement), we may, without the consent of any holders of the Preference Shares, vary the terms of the Preference Shares or exchange the Preference Shares for new securities to maintain compliance with certain regulations applicable to us. No such variation of terms or securities in exchange shall change certain specified terms of Preference Shares. See “Description of the Preference Shares — Variation or Exchange” in this prospectus supplement.

Intention to Replace	If we redeem or repurchase the Preference Shares for any reason as described under “Description of the Preference Shares — Redemption,” we intend to do so only if we have received an amount of net proceeds at least equal to the applicable redemption or repurchase price of such Preference Shares from the issuance by us of any class of shares or any class of securities, the conditions of which are substantially similar to the Preference Shares so replaced in relation to maturity, settlement, deferral of payments and replacement, such that these shares or securities are as or more equity-like than the Preference Shares, within six months prior to the applicable redemption or repurchase date.

Ranking	The Preference Shares:

•	will rank senior to our junior stock with respect to the payment of dividends and distributions of assets upon our liquidation, dissolution or winding-up. As of the date of this prospectus supplement, our ordinary shares comprise the only class of shares that would be considered junior stock;

•	will rank equally with each other series of our capital stock ranking on parity with the Preference Shares as to dividends and distributions of assets upon our liquidation, dissolution or winding-up, which we refer to as parity stock. As of the date of this prospectus supplement, our 7.401% Perpetual Non-Cumulative Preference Shares (the “7.401% Preference Shares”), our 7.250% Perpetual Non-Cumulative Preference Shares (the “7.250% Preference Shares”) and our 5.95% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares (the “5.95% Preference Shares”) comprise the only classes of shares that would be considered parity stock with the Preference Shares; and
•	will rank junior to any series of shares ranking senior to the Preference Shares as to the payment of dividends and distributions of assets upon our liquidation, dissolution or winding-up. As of the date of this prospectus supplement, we do not have shares that would be considered senior stock.

We currently have 22,727,500 preference shares issued and outstanding in the forms of 5,327,500 shares of the 7.401% Preference Shares, 6,400,000 shares of the 7.250% Preference Shares and 11,000,000 shares of the 5.95% Preference Shares.

Liquidation Rights	Upon any liquidation, dissolution or winding up of Aspen Holdings, holders of the Preference Shares are entitled to receive from our assets legally available for distribution to shareholders, before any distribution is made to holders of our ordinary shares or other junior stock, a liquidation preference in the amount of $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date fixed for distribution. See “Description of the Preference Shares — Liquidation Rights” in this prospectus supplement and “Description of Share Capital — Future Series of Preference Shares — Liquidation, Dissolution or Winding Up” in the accompanying prospectus.

Voting, Director Appointing and Other Rights	Except as required by Bermuda law and except with respect to rights to vote as a class, the holders of Preference Shares will have no voting rights.

Whenever dividends on any Preference Shares shall have not been declared and paid for the equivalent of any six dividend periods, whether or not consecutive (a “nonpayment”), subject to certain conditions, the holders of the Preference Shares, acting together as a single class with holders of any and all other series of preference shares having similar appointing rights then outstanding (including any 7.401% Preference Shares, any 7.250% Preference Shares and any 5.95% Preference Shares), will be entitled, at a special meeting called at the request of record holders of at least 20% of the aggregate liquidation preference of the Preference Shares or of any other series of appointing preference shares then outstanding (including any 7.401% Preference Shares, any 7.250% Preference Shares and any 5.95% Preference Shares), to the appointment of two directors, and the number of directors that comprise our board will be increased by the number of directors so appointed, provided that the appointment of any such directors shall not cause us to violate the corporate governance requirements of the NYSE as applied to U.S. issuers (or any other securities exchange or automated quotation system on which our securities may be then listed or quoted) that listed companies must have a majority of independent directors. These appointing rights and the terms of the directors so appointed will continue until dividends on the Preference Shares and any such series of voting preference shares following the nonpayment shall have been fully paid for at least four consecutive dividend periods.

In addition, the affirmative vote or consent of the holders of at least 66 2⁄3% of the aggregate liquidation preference of outstanding Preference Shares and any series of appointing preference shares (including any 7.401% Preference Shares, any 7.250% Preference Shares and any 5.95% Preference Shares), acting together as a single class, will be required for the authorization or issuance of any class or series of share capital (or security convertible into or exchangeable for shares) ranking senior to the Preference Shares as to dividend rights or rights upon our liquidation, winding-up or dissolution and for amendments to our memorandum of association or bye-laws that would materially adversely affect the rights of holders of the Preference Shares.

If all preference shares are not equally affected by any such proposed amendment and if the Preference Shares would have diminished status compared to other preference shares as a result, then the approval of holders of at least 66 2⁄3% of the outstanding Preference Shares, voting together as a single class, shall also be required.

Maturity	The Preference Shares do not have any maturity date, and we are not required to redeem the Preference Shares. Accordingly, the Preference Shares will remain outstanding indefinitely, unless and until we decide to redeem them.

Additional Amounts

We will make all payments on the Preference Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any relevant taxing jurisdiction (as defined in “Description of the Preference Shares — Redemption” in this prospectus supplement), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted. If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions, pay to the holders of the Preference Shares such additional amounts (as defined in “Description of the Preference Shares — Additional Amounts” in this prospectus supplement) as may be necessary so that every net payment made to such holders, after the withholding or deduction, will not be less than the amount provided for in the certificate of designation to be then due and payable. See “Description of the Preference Shares — Additional Amounts” in this prospectus supplement.

Additional Preference Shares	We may in the future from time to time, without notice to or consent of the holders of the Preference Shares, issue additional shares of the Preference Shares; provided, that any such additional shares are not treated as “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) and such additional shares are otherwise treated as fungible with the Preference Shares for U.S. federal income tax purposes. The additional shares would form a single series with the Preference Shares.

Listing	We intend to apply to list the Preference Shares on the NYSE under the symbol “AHLPRD.” We expect that, if the application is approved, trading of the Preference Shares on the NYSE will commence within a 30-day period after initial delivery of the Preference Shares. See “Underwriting” in this prospectus supplement.

Use of Proceeds	The net proceeds to us from this offering, after deducting the underwriting discounts to the underwriters and estimated offering expenses, will be approximately $ ($ if the underwriters’ option to purchase additional shares is exercised in full).

Net proceeds from this offering are expected to be used to fund the repurchase or redemption of the 7.401% Preference Shares and the 7.250% Preference Shares, in whole or in part, after they become redeemable on January 1, 2017 and July 1, 2017, respectively. See “Use of Proceeds” in this prospectus supplement.

Conversion	The Preference Shares are not convertible into or exchangeable for any of our other securities or property.

Risk Factors	See “Risk Factors” on page S-7 in this prospectus supplement and on page 4 in the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the Preference Shares.

Transfer Agent	Computershare Inc.

RISK FACTORS

You should consider carefully the risks described below and you should read the full “Risk Factors” incorporated by reference in this prospectus supplement from our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC for additional information on factors that may affect our future business or operating results. These risk factors could cause our actual results to differ materially from those in the forward-looking statements and other statements contained in this prospectus supplement and other documents that we file with the SEC. These risks and uncertainties are not the only ones we face or which relate to an investment in the Preference Shares. Additional risks not presently known to us or that we currently deem immaterial may also impair our future business or results of operations. Any of these risks could result in a significant or material adverse effect on our results of operations or financial condition.

Risks Relating to the Preference Shares

General market conditions and unpredictable factors could adversely affect market prices for the Preference Shares.

There can be no assurance about the market prices for the Preference Shares. Several factors, many of which are beyond our control, will influence the market prices of the Preference Shares. Factors that might influence the market prices of the Preference Shares include, but are not limited to:

•	whether dividends have been declared and are likely to be declared and paid on the Preference Shares from time to time;

•	our creditworthiness, financial condition, performance and prospects;

•	whether the ratings on the Preference Shares provided by any ratings agency has changed;

•	the market for similar securities and the interest rate environment; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or financial markets generally. Accordingly, if you purchase the Preference Shares, the Preference Shares may trade at a discount to the price that you paid for them.

Dividends on the Preference Shares are non-cumulative.

Dividends on the Preference Shares are non-cumulative and are payable only out of available funds under Bermuda law. Consequently, if our board of directors (or a duly authorized committee of the board) does not authorize and declare a dividend for any dividend period, holders of the Preference Shares will not be entitled to receive any such dividend for such period, and such undeclared dividend will not accumulate and be payable. We have no obligation to pay dividends for a dividend period on or after the dividend payment date for such period if our board of directors (or a duly authorized committee of the board) has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Preference Shares.

Our ability to pay dividends and to make payments on indebtedness may be constrained by our holding company structure.

We are a holding company and, as such, we do not expect to have any significant operations or assets other than our ownership of the shares of our subsidiaries, including our insurance subsidiaries. Dividends and other permitted distributions and loans from our insurance subsidiaries are expected to be our sole source of funds to meet ongoing cash requirements, including our debt service payments and other expenses, and dividend payments, to our preference and ordinary shareholders, as appropriate, including dividend payments relating to the Preference Shares. Our insurance subsidiaries are subject to capital, regulatory and other requirements that inform their ability to declare and pay dividends and make loans to other Aspen group companies. In line with common market practice for regulated institutions, the PRA, the regulatory agency which oversees the prudential regulation of insurance companies in the U.K. such as Aspen U.K., requested on October 21, 2013 that it be afforded the opportunity to provide a “non-objection” prior to all future dividend payments made by Aspen U.K. These and other requirements may mean that our insurance subsidiaries are unable to pay sufficient dividends to enable us to meet our ongoing cash requirements. See “Business — Regulatory Matters — Bermuda Regulation — Restrictions on Dividends, Distributions and Reduction of Capital,” “Business — Regulatory Matters — U.K. and E.U. Regulation — Restrictions on Dividend Payments,” and “Business — Regulatory Matters — U.S. Regulation — State Dividend Limitations” in Item 1 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity” in Part II, Item 7 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Our ability to pay dividends may be limited by regulatory law and limitations imposed by our credit facilities.

We are subject to Bermuda regulatory constraints that will affect our ability to pay dividends on the Preference Shares and make other payments. Under the Bermuda Companies Act 1981, as amended, we may declare or pay a dividend out of retained earnings, or make a distribution out of contributed surplus only if we have reasonable grounds for believing that we are, and would after the payment be, able to pay our liabilities as they become due and if the realizable value of our assets would thereby not be less than the aggregate of our liabilities and issued share capital and share premium accounts. In addition, the terms of our bank credit facility prohibit us from declaring or paying any dividends if a default or event of default has occurred and is continuing at the time of such declaration or payment or would result from such declaration or payment. Under Bermuda law, no redemption of the Preference Shares may be effected if on the date that the redemption is to be effected, there are reasonable grounds for believing that we are, or after the redemption would be, unable to pay our liabilities as they become due. Any financing arrangements that we may enter into in the future may further limit our ability to pay dividends on our share capital, including the Preference Shares.

We are able to redeem the Preference Shares at our option on January 1, 2027 and any dividend payment date thereafter and under certain other circumstances but are under no obligation to do so.

The Preference Shares have no maturity date or mandatory redemption date. We may, at our option, on January 1, 2027 and any dividend payment date thereafter, redeem some or all of the Preference Shares at a redemption price of $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption. We may also redeem the Preference Shares under certain circumstances as described in this prospectus supplement before January 1, 2027 in whole at a redemption price of $26 per Preference Share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption. In addition, on any dividend payment date following the occurrence of a tax event, or on the dividend payment date following the occurrence and determination of a capital qualification redemption event, each as described in this prospectus supplement, we may redeem the Preference Shares, in whole or in part, at a redemption price of $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption.

We do not need your consent in order to redeem the Preference Shares as described in the paragraph above. If we redeem your Preference Shares, you may not be able to invest the proceeds in an investment with a comparable return. You may not require us to redeem or repurchase the Preference Shares under any circumstances. However, our ability to redeem the Preference Shares may be subject to regulatory approval depending on the size of the redemption in relation to overall capital and issues of solvency.

The Preference Shares are equity and are subordinate to our existing and future indebtedness.

The Preference Shares are equity interests and do not constitute indebtedness. Consequently, the Preference Shares will rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims, including in the event of our liquidation, dissolution or winding up. As of June 30, 2016, our consolidated indebtedness was $549.3 million. We may incur additional indebtedness in the future. In addition, our existing and future indebtedness may restrict payments of dividends on the Preference Shares. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of the Preference Shares (i) dividends are payable only if and when declared by our board of directors and (ii) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available funds (i.e., after satisfaction of indebtedness and other liabilities).

The Preference Shares may not have an active trading market.

The Preference Shares are a new issue with no established trading market. We intend to apply to list the Preference Shares on the NYSE; however, we cannot assure you that the Preference Shares will be approved for listing. If the application is approved, trading of the Preference Shares on the NYSE is not expected to begin until after a 30-day period from the date of the initial delivery of the Preference Shares. If the Preference Shares are approved for listing, an active trading market on the NYSE may not develop, or, even if it does develop, may not continue, in which case the trading prices of the Preference Shares could be adversely affected and your ability to trade your shares may be limited. Even if a trading market does develop, it may not have significant liquidity, and transaction costs in such a market could be high. We have been advised by the underwriters that they intend to make a market in the Preference Shares, but the underwriters are not obligated to do so and may cease market-making activities, if commenced, at any time.

There is no limitation on our issuance of securities that rank on parity with the Preference Shares.

We may issue securities that rank on parity with the Preference Shares without limitation. The issuance of securities ranking on parity with the Preference Shares may reduce the amount recoverable by holders of the Preference Shares in the event of our liquidation, dissolution or winding-up.

We currently have outstanding 5,327,500 7.401% Preference Shares (representing $133.2 million aggregate liquidation preference), 6,400,000 7.250% Preference Shares (representing $160.0 million aggregate liquidation preference) and 11,000,000 5.95 Preference Shares (representing $275.0 million aggregate liquidation preference), each of which rank on parity with the Preference Shares.

Market interest rates may adversely affect the value of the Preference Shares.

One of the factors that will influence the price of the Preference Shares will be the dividend yield on the Preference Shares (as a percentage of the price of the Preference Shares, as applicable) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Preference Shares to seek a higher dividend yield and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Accordingly, higher market interest rates could cause the market price of the Preference Shares to decrease.

The voting rights of holders of the Preference Shares are limited.

Holders of the Preference Shares have no voting rights with respect to matters that generally require the approval of voting shareholders. The limited voting rights of holders of the Preference Shares include the right to vote as a class on certain fundamental matters that affect the preference or special rights of the Preference Shares, as described under “Description of the Preference Shares — Voting, Director Appointing and Other Rights” in this prospectus supplement. In addition, if dividends on the Preference Shares have not been declared or paid for the equivalent of six dividend periods, whether or not for consecutive dividend periods, holders of the outstanding Preference Shares, voting together as a single class with holders of any and all other series of voting preferred shares, ranking equally with our Preference Shares either as to dividend rights or rights upon liquidation, winding-up or dissolution and upon which like appointing rights have been conferred and are exercisable, will be entitled to appoint two additional directors to our board of directors subject to the terms and to the limited extent described under “Description of the Preference Shares — Voting, Director Appointing and Other Rights” in this prospectus supplement.

Holders may not be able to appoint directors to our board of directors in the event of nonpayment of dividends.

In the event that we fail to make dividend payments for any six dividend periods, whether or not consecutive, holders of the Preference Shares and any other series of appointing preference shares then outstanding (including the 7.401% Preference Shares, the 7.250% Preference Shares (unless earlier redeemed) and the 5.95% Preference Shares), acting together as a single class, are entitled to the appointment of two directors to our board of directors. We cannot assure you that a court will find that holders are entitled to appointing rights if the conditions necessary for the exercise of such rights have not been satisfied. In such event, holders may not be able to appoint directors to our board of directors in the event of a nonpayment of dividends. These appointing rights and the terms of the directors so appointed will continue until dividends on the Preference Shares and any such series of voting preference shares following the nonpayment shall have been fully paid for at least four consecutive dividend periods.

The Preference Shares ratings may be downgraded.

We have sought to obtain a rating for the Preference Shares. However, if any ratings are assigned to the Preference Shares in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Preference Shares. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold any particular security, including the Preference Shares. Ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Preference Shares may not reflect all risks related to us and our business, or the structure or market value of the Preference Shares. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Preference Shares.

The regulatory capital treatment of the Preference Shares may not be what we anticipate and we may vary the terms of the Preference Shares or exchange the Preference Shares for new securities without your consent or approval.

The Preference Shares are intended to constitute Tier 1 capital in accordance with the group insurance requirements of the BMA, and must comply with the group enhanced capital requirements pursuant to the Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, as amended. In order for the Preference Shares to qualify as Tier 1 capital, the terms of the Preference Shares should reflect the criteria contained in the Insurance (Group Supervision) Rules 2011 and any amendments thereto. No assurance can be made that the BMA will deem that the Preference Shares constitute Tier 1 capital under the group supervision rules. We will be entitled to vary the terms of the Preference Shares or exchange the Preference Shares for new securities without your consent or approval to achieve desired regulatory capital treatment in the event of a capital disqualification change event, or following the occurrence of a tax event, subject to the limitations described herein, each as described in this prospectus supplement. See “Description of the Preference Shares — Variation or Exchange” in this prospectus supplement. In addition, on the dividend payment date following the occurrence and determination of a capital disqualification redemption event, we may redeem the Preference Shares, in whole or in part, at a redemption price of $25 per share, plus declared and unpaid dividends, if any, to, but not including, the date of redemption.

A classification of the Preference Shares by the National Association of Insurance Commissioners may impact U.S. insurance companies that purchase the Preference Shares.

The National Association of Insurance Commissioners (the “NAIC”) may from time to time, in its discretion, classify securities in U.S. insurers’ portfolios as either debt, preferred equity or common equity instruments. The NAIC’s written guidelines for classifying securities as debt, preferred equity or common equity include subjective factors that require the relevant NAIC examiner to exercise substantial judgment in making a classification. There is therefore a risk that the Preference Shares may be classified by the NAIC as common equity instead of preferred equity. The NAIC classification determines the amount of risk-based capital (“RBC”) charges incurred by insurance companies in connection with an investment in a security. Securities classified as common equity by the NAIC carry RBC charges that can be significantly higher than the RBC requirement for debt or preferred equity. Therefore, any classification of the Preference Shares as common equity may adversely affect U.S. insurance companies that hold Preference Shares. In addition, a determination by the NAIC to classify the Preference Shares as common equity may adversely impact the trading of the Preference Shares in the secondary market.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the Preference Shares will be approximately $             after deducting the underwriting discount and estimated offering expenses payable by us ($             in net proceeds if the underwriters’ option to purchase additional Preference Shares is exercised in full). We intend to use the net proceeds of this offering to fund the redemption or repurchase of the 7.401% Preference Shares and the 7.250% Preference Shares, in whole or in part, after they become redeemable on January 1, 2017 and July 1, 2017, respectively. Neither this prospectus supplement nor the accompanying prospectus constitutes a notice of redemption under the Certificate of Designations for the 7.401% Preference Shares or the 7.250% Preference Shares or an offer to purchase any 7.401% Preference Shares or the 7.250% Preference Shares and any such redemption or repurchase will comply with the requirements of the applicable certificate of designations.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preference share dividends for the six months ended June 30, 2016 and the years ended December 31, 2015, 2014, 2013, 2012 and 2011:

			Fiscal years Ended December 31, (As Adjusted)
	Six Months Ended June 30, 2016	2015	2014	2013	2012	2011(2/3)
Ratio of earnings to fixed charges	11.37x	10.61x	12.50x	10.63x	9.77x	(3.46	)x
Ratio of earnings to fixed charges and preference share dividends(1)	5.39x	4.96x	5.61x	5.25x	4.94x	(1.87	)x

(1)	For purposes of computing these ratios, earnings consist of net income before tax, excluding interest expense. Fixed charges consist of interest expense on our long-term debt, amortization of debt issuance costs, and the interest portion of rental payments under operating leases. Fixed charges and preference share dividends consists of interest expense on our long-term debt, amortization of debt issuance costs, the interest portion of rental payments under operating leases, and dividends on our Perpetual PIERS (which the Company redeemed in May 2013), 7.401% Preference Shares, 7.250% Preference Shares and 5.95% Preference Shares (each as defined herein) grossed up at the effective rate of tax.
(2)	For the year ended December 31, 2011, the net result before tax was a loss of $147.3 million.
(3)	In 2012, the Company adopted the provision of ASU 2010-26, “Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts.” Under the standard, the Company is required to expense the proportion of its general and administrative deferred acquisition costs not directly related to successful acquisition. For more information on the impact of ASU 2010-26 refer to Note 2(l) “Basis of Preparation and Significant Accounting Policies — New Accounting Policies,” of our consolidated financial statements appearing in the Company’s Annual Report on Form 10-K, filed on February 26, 2013.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of June 30, 2016 on an actual basis and as adjusted to reflect this offering and the use of proceeds therefrom.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	At June 30, 2016
	Actual	Adjusted
	(in millions, except for par value data)
Long-term Debt Obligations(1):
6.0% Senior Notes due to mature in 2020	$249.5		$249.5
6.0% Senior Notes due to mature in 2023	299.7		299.7

Total long-term debt obligations	$549.3		$549.3

Shareholders’ Equity:
Ordinary Shares:
60,329,175 Ordinary Shares of par value 0.15144558¢ each(4)	$0.1		$0.1
Minority Interest	1.5		1.5
Preference Shares:
5,327,500 7.401% Preference Shares of par value 0.15144558¢ each (liquidation preference $25 each)(2)	130.7		—
6,400,000 7.250% Preference Shares of par value 0.15144558¢ each (liquidation preference $25 each)(2)	154.5		—
11,000,000 5.95% Preference Shares of par value 0.15144558¢ each (liquidation preference $25 each)	270.6		270.6
% Perpetual Non-Cumulative Preference Shares offered hereby(3)	—
Additional Paid-in Capital(4)	484.7		484.7
Retained Earnings	2,417.6		2,409.6

Accumulated other comprehensive income, net of taxes	157.1		157.1

Total Shareholders’ Equity	$3,616.8	$

Total Capitalization	$4,166.1	$

(1)	For a discussion of letters of credit, revolving credit facilities and senior notes we have entered into or issued, see “Commitments and Contingent Liabilities” and “Credit Facility and Long-Term Debt” in the footnotes to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(2)	The table above has been adjusted to reflect the redemption of our 7.401% Preference Shares and our 7.250% Preference Shares.
(3)	Assumes no exercise of the underwriters’ over-allotment option to purchase up to an additional Preference Shares.
(4)	The table above has not been adjusted to reflect the net repurchase of 121,739 ordinary shares in the period July 1, 2016 to September 6, 2016.

DESCRIPTION OF THE PREFERENCE SHARES

The following description is a summary of certain provisions of the certificate of designation for our         % Perpetual Non-Cumulative Preference Shares (which we refer to as “Preference Shares”). The following description is only a summary and does not define your rights as a holder of the Preference Shares. We urge you to read the certificate of designation in its entirety because, in conjunction with Bermuda law, it defines your rights as a holder of the Preference Shares. A copy of the certificate of designation and the form of Preference Shares share certificate will be filed as exhibits to our Current Report on Form 8-K that we intend to file with the SEC in connection with this offering and will also be available upon request from us as set forth under “Where You Can Find More Information” in the accompanying prospectus.

When we refer to “us,” “we,” “our” and “Aspen Holdings” in this section, we refer only to Aspen Holdings and not any of its subsidiaries.

General

The Preference Shares will rank senior to our junior stock (as defined under “— Dividends”) and equally with each other series of our parity stock (as defined under “— Dividends”) with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up. At present, we have no issued shares that are senior to the Preference Shares with respect to payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up. We have three issued series of preference shares: (i) 5,327,500 shares of the 7.401% Preference Shares, each with a liquidation preference of $25, (ii) 6,400,000 shares of the 7.250% Preference Shares, each with a liquidation preference of $25 and (iii) 11,000,000 shares of the 5.95% Preference Shares, each with a liquidation preference of $25, that are on parity with the Preference Shares with respect to payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up. Our board of directors may from time to time create and issue new junior stock and parity stock of other series without the approval of the holders of the Preference Shares and fix their relative rights, preferences and limitations.

We may in the future from time to time, without notice to or consent of the holders of the Preference Shares, issue additional shares of the Preference Shares; provided, that any such additional shares are not treated as “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Code and such additional shares are otherwise treated as fungible with the Preference Shares for U.S. federal income tax purposes. The additional shares would form a single series with the Preference Shares.

We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after satisfaction of indebtedness and other liabilities). The Preference Shares will be fully paid and non-assessable when issued.

Holders of the Preference Shares will not have preemptive or subscription rights to acquire more of our capital stock.

The Preference Shares will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of ours or our property or assets. The Preference Shares have no stated maturity and will not be subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other obligation of ours to redeem, repurchase or retire the Preference Shares.

Dividends

Dividends on the Preference Shares are non-cumulative. Consequently, if our board of directors does not authorize and declare a dividend for any dividend period, holders of the Preference Shares will not be entitled to receive a dividend for such period, and such undeclared dividend will not accumulate and will not be payable.

We will have no obligation to pay dividends for a dividend period after the dividend payment date for such period if our board of directors has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Preference Shares.

Holders of Preference Shares will be entitled to receive, only when, as and if declared by our board of directors, out of funds legally available for the payment of dividends under Bermuda law, non-cumulative cash dividends from and including the original issue date, quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on January 1, 2017. Dividends that are not declared will not accumulate and will not be payable. To the extent declared, dividends will be payable, with respect to each dividend period, in an amount per share equal to         % of the liquidation preference per annum (equivalent to $             per share for a full dividend period). Assuming an initial issue date of                     , 2016, the dividend for the initial dividend period is expected to be approximately $             per share. In the event that we issue additional Preference Shares after the original issue date, to the extent declared, dividends on such additional Preference Shares may accumulate from and including the original issue date or any other date we specify at the time such additional Preference Shares are issued.

Dividends will be payable to holders of record of the Preference Shares as they appear in our register of members at 5:00 p.m. (New York City time) on the immediately preceding December 15, March 15, June 15 and September 15 (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day. As used in this prospectus supplement, “business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

A dividend period is the period from and including a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Preference Shares and will end on and exclude the January 1, 2017 dividend payment date. If any dividend payment date falls on a day that is not a business day, the payment of dividends will be made on the first business day following such dividend payment date, without accrual to the actual payment date. If a redemption date falls on a day that is not a business day, the payment of dividends and redemption price will be made on the first business day following such redemption date, without accrual to the actual payment date.

Dividends payable on the Preference Shares will be computed on the basis of a 360-day year consisting of twelve 30-day months with respect to a full dividend period, and on the basis of the actual number of days elapsed during the period with respect to a dividend period other than a full dividend period.

So long as any Preference Shares remain outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding Preference Shares and parity stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside:

•	no dividend shall be paid or declared on our ordinary shares or any other shares of our junior stock or parity stock (except in the case of the parity stock on a pro rata basis with the Preference Shares as described below), other than a dividend payable solely in our ordinary shares, other junior stock or parity stock, as applicable; and

•	no ordinary shares, other junior stock or parity stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (1) as a result of a reclassification of junior stock for or into other junior stock, or a reclassification of parity stock for or into other parity stock, as applicable, or the exchange or conversion of one share of junior stock for or into another share of junior stock or the exchange or conversion of one share of parity stock for or into another share of parity stock, as applicable, (2) through the use of the proceeds of a substantially contemporaneous sale of junior stock or parity stock, as applicable, or (3) as required by or necessary to fulfill the terms of any employment contract, benefit plan or similar arrangement with or for the benefit of one or more employees, directors or consultants).

When dividends are not paid or duly provided for in full on any dividend payment date upon the Preference Shares and any shares of parity stock, all dividends declared upon the Preference Shares and all such parity stock and payable on such dividend payment date shall be declared on a pro rata basis so that the respective amounts of such dividends shall bear the same ratio to each other as the full amount of dividends payable on the outstanding Preference Shares for such dividend period and the accumulated and unpaid dividends, or the full amount of dividends payable for such dividend period in the case of non-cumulative preferred stock, on all such parity stock bear to each other. In the case of any parity stock having dividend payment dates different from the dividend payment dates pertaining to the Preference Shares, the measurement date for such parity stock shall be the dividend payment date falling within the related dividend period for the Preference Shares.

As used in this prospectus supplement, “junior stock” means any class or series of our capital stock that ranks junior to the Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of Aspen Holdings. Junior stock includes our ordinary shares.

As used in this prospectus supplement, “parity stock” means any class or series of our capital stock that ranks equally with the Preference Shares as to payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of Aspen Holdings. At present, our 7.401% Preference Shares, our 7.250% Preference Shares and our 5.95% Preference Shares are the only series of our capital stock that would be considered parity stock with the Preference Shares.

Certain Restrictions on Payment of Dividends

Aspen Holdings is a holding company and has no direct operations. The ability of Aspen Holdings to pay dividends or distributions depends almost exclusively on the ability of its subsidiaries to pay dividends or distributions to Aspen Holdings.

Our insurance subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends or distributions. For example, under the Insurance Act, dividends by a class 4 insurer, such as Aspen Bermuda, exceeding 25% of statutory capital and surplus are prohibited unless Aspen Bermuda files (at least seven days before payment of such dividends) with the BMA an affidavit signed by two directors (one of whom must be a director resident in Bermuda if the insurer has a director so resident) and the principal representative of the insurer declaring that the insurer will remain in compliance with the solvency margin and liquidity requirements of the Insurance Act after payment of such dividend.

Under Bermuda law, we will not be permitted to pay dividends on the Preference Shares (even if such dividends have been previously declared) if there are reasonable grounds for believing that we are, or would after the payment be, unable to pay our liabilities as they become due; or the realizable value of our assets would thereby be less than our liabilities. Further, as the BMA is our group supervisor for insurance group solvency and reporting requirements, we may not be able to declare or pay a dividend on the Preference Shares if we are or, after giving effect to such payment would be, in breach of the Insurance Act, the Insurance (Eligible Capital) Rules 2012, the Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, including the enhanced capital requirement or the group enhanced capital requirement contained within such rules or under such other applicable rules and regulations as may from time to time be issued by the BMA (or any successor agency or then-applicable regulatory authority) pursuant to the terms of the Insurance Act, or any successor legislation.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding-up of Aspen Holdings, holders of the Preference Shares are entitled to receive out of our assets legally available for distribution to shareholders, after satisfaction of indebtedness and other liabilities, if any, a liquidation preference in the amount of $25 per share plus declared and unpaid dividends, if any, to, but excluding, the date fixed for distribution, without accumulation of any undeclared dividends, before any distribution of assets is made to holders of our ordinary shares, or any of our other shares of stock ranking junior to the Preference Shares. Holders of the Preference Shares will not be entitled to any other amounts from us after they have received their full liquidation preference.

In any such distribution, if our assets are not sufficient to pay the liquidation preference in full to all holders of the Preference Shares and all holders of any parity stock, the amounts paid to the holders of the Preference Shares and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. If the liquidation preference has been paid in full to all holders of the Preference Shares and any holders of parity stock, the holders of our other capital stock shall be entitled to receive all of our remaining assets according to their respective rights and preferences.

A consolidation, amalgamation, merger, arrangement or reconstruction involving Aspen Holdings or the sale or transfer of all or substantially all of the shares of capital stock or the property or business of Aspen Holdings will not be deemed to constitute a liquidation, dissolution or winding-up of Aspen Holdings.

Redemption

Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares is limited to (a) funds otherwise available for dividends or distributions or (b) out of the company’s share premium account before the redemption date.

Under Bermuda law, no redemption may be made by us if there are reasonable grounds for believing that we are, or would after the payment be, unable to pay our liabilities as they become due; or the realizable value of our assets would thereby be less than our liabilities or that we are or would after such payment be in breach of the Insurance Act, the Insurance (Eligible Capital) Rules 2012, the Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, including the enhanced capital requirement or the group enhanced capital requirement contained within such Rules or under such other applicable rules and regulations as may from time to time be issued by the BMA (or any successor agency or then-applicable regulatory authority) pursuant to the terms of the Insurance Act, or any successor legislation. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of its assets would thereby be less than its liabilities.

Our ability to effect a redemption of the Preference Shares may be subject to regulatory approval depending on the size of the redemption in relation to overall capital and issues of solvency.

Our ability to effect a redemption of the Preference Shares may be subject to the performance of our subsidiaries. Distribution to us from our insurance subsidiaries will also be subject to applicable insurance laws and regulatory constraints.

The Preference Shares are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. The Preference Shares are not redeemable prior to January 1, 2027, except as described below. The Preference Shares will be redeemable at our option, in whole or in part, upon not less than 30 nor more than 60 days, prior written notice, at a redemption price equal to $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends:

•	on any dividend payment date following the occurrence of a tax event (as defined below);

•	on the dividend payment date after we have reasonably determined that, as a result of (i) any amendment to, or change in, the laws or regulations of Bermuda that is enacted or becomes effective after the initial issuance of the Preference Shares; (ii) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective after the initial issuance of the Preference Shares; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Preference Shares, a “capital disqualification redemption event” (as defined below) has occurred; provided that any such redemption in part may only be made if (x) we have reasonably determined that the portion of the Preference Shares to be redeemed are the subject of the capital disqualification redemption event and (y) after giving effect to such redemption, we have reasonably determined that a capital disqualification redemption event will not exist with respect to the then-outstanding Preference Shares and such redemption will not result in the suspension or removal of the Preference Shares from NYSE listing; and

•	on January 1, 2027 and any dividend payment date thereafter.

As used in this prospectus supplement, “tax event” means a “change in tax law” that, in our reasonable determination, results in a substantial probability that we or any entity formed by a consolidation, merger or amalgamation involving us or the entity to which we convey, transfer or lease substantially all our properties and assets (a “successor corporation”) would be required to pay any additional amounts (as defined below) with respect to the Preference Shares, which obligation cannot be avoided by us through reasonable measures.

As used in this prospectus supplement, “change in tax law” means (a) a change in or amendment to laws, regulations or rulings of any relevant taxing jurisdiction (as defined below), (b) a change in the official application or interpretation of those laws, regulations or rulings, (c) any execution of or amendment to any treaty affecting taxation to which any relevant taxing jurisdiction is party after the date of this prospectus supplement, or (d) a decision rendered by a court of competent jurisdiction in any relevant taxing jurisdiction, whether or not such decision was rendered with respect to Aspen Holdings, in each case, described in (a)-(d) above occurring after the date of this prospectus supplement; provided, however, that in the case of a relevant taxing jurisdiction other than Bermuda in which a successor corporation is organized, such change in tax law must occur after the succession date. As used in this prospectus supplement, a “relevant taxing jurisdiction” is (a) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (b) any jurisdiction from or through which Aspen Holdings or its dividend disbursing agent are making payments on the Preference Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (c) any other jurisdiction in which Aspen Holdings or a successor corporation is organized or generally subject to taxation on a net income basis or any political subdivision or governmental authority of or in that jurisdiction with the power to tax. As used in this prospectus supplement, the “succession date” means the date on which we consolidate, merge or amalgamate with a successor corporation or we convey, transfer or lease substantially all our properties and assets to a successor corporation.

As used in this prospectus supplement, a “capital disqualification redemption event” has occurred if the Preference Shares qualify, in whole or in part (including as a result of any transitional or grandfathering provisions or otherwise), for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level, of Aspen Holdings or any subsidiary thereof, where capital is subdivided into tiers, as neither Tier 1 nor Tier 2 capital securities under then-applicable capital adequacy regulations imposed upon us by the BMA (or any successor agency or then-applicable regulatory authority), which would include, without limitation, our individual and group enhanced capital requirements under BMA capital regulations, except as a result of any applicable limitation on the amount of such capital.

At any time prior to January 1, 2027, if we submit to the holders of our ordinary shares a proposal for an amalgamation or merger or if we submit any proposal for any other matter that requires, as a result of a change in Bermuda law after the date of this prospectus supplement, for its validation or effectuation an affirmative vote of the holders of the Preference Shares at the time outstanding, whether voting as a separate series or together with any other series or class of preference shares as a single class, we will have the option, upon not less than 30 nor more than 60 days prior written notice, to redeem all of the outstanding Preference Shares for cash at a redemption price of $26 per Preference Share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends.

The redemption price for any shares of Preference Shares shall be payable on the redemption date, which date shall be specified in the notice of redemption, to the holders of such shares against book-entry transfer or surrender of the certificate(s) evidencing such shares to us or our agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such dividend record date relating to the dividend payment date.

Holders of the Preference Shares will have no right to require the redemption or repurchase of the Preference Shares.

If the Preference Shares are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Preference Shares to be redeemed within the time period provided above; provided that, if the Preference Shares are held in book-entry form through The Depository Trust Company, or DTC, we may give such notice in any manner permitted by DTC. Each notice of redemption will include a statement setting forth:

•	the redemption date;

•	the number of Preference Shares to be redeemed and, if less than all the Preference Shares held by such holder are to be redeemed, the number of such Preference Shares to be redeemed from such holder;

•	the redemption price or the methodology for determining the redemption price; and

•	the place or places where holders may surrender certificates evidencing the Preference Shares for payment of the redemption price.

If notice of redemption of any Preference Shares has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of the Preference Shares so called for redemption, then, from and after the redemption date, dividends will cease to accumulate on such Preference Shares, such Preference Shares shall no longer be deemed outstanding and all rights of the holders of such Preference Shares will terminate, except the right to transfer the Preference Shares prior to the redemption date and the right to receive the redemption price.

In case of any redemption of only part of the Preference Shares at the time outstanding, the Preference Shares to be redeemed shall be selected either pro rata or in such other manner as we may determine to be fair and equitable.

Additional Amounts

We will make all payments on the Preference Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any relevant taxing jurisdiction, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of any relevant taxing jurisdiction or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in any relevant taxing jurisdiction). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders or beneficial owners of the Preference Shares such additional amounts (the “additional amounts”) as may be necessary so that every net payment made to such holders or beneficial owners, after the withholding or deduction, will not be less than the amount provided for in the certificate of designation to be then due and payable. We will not be required to pay any additional amounts for or on account of:

(a) any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder or beneficial owner (i) was a resident, citizen, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Preference Shares or (ii) presented, where presentation is required, such Preference Shares for payment more than 30 days after the relevant date (as defined below), except to the extent that the holder or beneficial owner would have been entitled to such additional amounts if it had presented such Preference Shares for payment on any day within that 30-day period. The “relevant date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which the full amount of such moneys has been so received and is available for payment to holders, and notice to that effect shall have been duly given to the holders of the Preference Shares;

(b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, fee, duty, assessment or other governmental charge;

(c) any tax, fee, duty, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference of or any dividends on the Preference Shares;

(d) any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or beneficial owner of such Preference Shares to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, citizenship, residence or identity of the holder or beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

(e) any taxes, duties, assessments or governmental charges required to be withheld or deducted under sections 1471 through 1474 of the Code (or any Treasury Regulations or other administrative guidance thereunder); or

(f) any combination of items (a), (b), (c), (d) and (e).

In addition, we will not pay additional amounts with respect to any payment on any such Preference Shares to any holder or beneficial owner who is a fiduciary, partnership, limited liability company or other pass-through entity or a person other than the sole beneficial owner of such Preference Shares if such payment would be required by the laws of the relevant taxing jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-through entity or a beneficial owner to the extent such beneficiary, settlor, member or beneficial owner would not have been entitled to such additional amounts had it been the holder or beneficial owner of the Preference Shares.

If a payment on the Preference Shares is subject to withholding or deduction for, or on account of, any taxes or other governmental charges imposed or levied by or on behalf of any relevant taxing jurisdiction, we shall pay the taxes or other governmental charges to the relevant taxing jurisdiction in accordance with applicable law and furnish to the dividend disbursing agent certified copies of tax receipts (or other evidence of payment reasonably satisfactory to the dividend disbursing agent) evidencing payment of the taxes or other governmental charges. Copies of such documentation will be made available by the dividend disbursing agent to holders of the Preference Shares upon written request.

The requirement to pay additional amounts shall apply to any successor corporation. If there is a substantial probability that we or any successor corporation would be required to pay any additional amounts as a result of a change in tax law we will also have the option to redeem the Preference Shares. See “— Redemption” above.

Variation or Exchange

At any time following a tax event or at any time following a capital disqualification change event (as defined below), we may, without the consent of any holders of the Preference Shares, vary the terms of the Preference Shares or exchange the Preference Shares for new securities, which (i) in the case of a tax event, would eliminate the substantial probability that we or any successor corporation would be required to pay any additional amounts with respect to the Preference Shares as a result of a change in tax law or (ii) in the case of a capital disqualification change event, would cause the Preference Shares to become securities that qualify as Tier 1 capital (where capital is subdivided into tiers) or its equivalent under then-applicable capital adequacy regulations (as defined below) imposed upon us by the BMA (or any successor agency or then-applicable regulatory authority), including under the BMA’s enhanced capital requirements, for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or levels of Aspen Holdings or any subsidiary thereof. In either case, the terms of the varied securities or new securities considered in the aggregate cannot be less favorable, including from a financial perspective, to holders than the terms of the Preference Shares prior to being varied or exchanged (as reasonably determined by us); provided that no such variation of terms or securities received in exchange shall change the specified denominations, or any payment of dividend on, the redemption dates (other than any extension of the period during which an optional redemption may not be exercised by us) or currency of, the Preference Shares, reduce the liquidation preference thereof or the dividend payable thereon, lower the ranking of the securities, reduce the voting threshold for the issuance of senior stock or change the foregoing list of items that may not be so amended as part of such variation or exchange. Further, no such variation of terms or securities received in exchange shall impair the right of a holder of the securities to institute suit for the payment of any amounts due (as provided under the certificate of designation), but unpaid with respect to such holder’s securities.

Prior to any variation or exchange, we will be required to (i) receive an opinion of independent legal advisers of recognized standing to the effect that holders and beneficial owners of the Preference Shares (including as holders and beneficial owners of the varied or exchanged securities) will not recognize income, gain or loss for United States federal income tax purposes as a result of such variation or exchange and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such variation or exchange not occurred; and (ii) deliver a certificate signed by two executive officers of Aspen Holdings to the transfer agent for the Preference Shares confirming that (x) a capital disqualification change event or a tax event has occurred and is continuing (as reasonably determined by us) and (y) that the terms of the varied or new securities, considered in the aggregate, are not less favorable, including from a financial perspective, to holders than the terms of the Preference Shares prior to being varied or exchanged (as reasonably determined by us).

Any variation or exchange of the Preference Shares described above will be made after notice is given to the holders of the Preference Shares not less than 30 nor more than 60 days prior to the date fixed for variation or exchange, as applicable.

As used in this prospectus supplement:

•

a “capital disqualification change event” means the Preference Shares do not qualify, in whole or in part (including as a result of any transitional or grandfathering provisions or otherwise), for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level, of Aspen Holdings or any subsidiary thereof, where capital is subdivided into tiers, as Tier 1 capital securities under then-applicable capital adequacy regulations imposed upon us by the BMA (or any successor agency or then-applicable regulatory authority), which would include, without limitation, our individual and group enhanced capital requirements under BMA capital regulations, except as a result of any applicable limitation on the amount of such capital; and

•	“capital adequacy regulations” means the solvency margins, capital adequacy regulations or any other regulatory capital rules applicable to us from time to time on an individual or group basis pursuant to Bermuda law and/or the laws of any other relevant jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then-applicable capital adequacy regulations).

Intention to Replace

If we redeem or repurchase the Preference Shares for any reason as described under “Description of the Preference Shares — Redemption,” we intend to do so only if we have received an amount of net proceeds at least equal to the applicable redemption or repurchase price of such Preference Shares from the issuance by us of any class of shares or any class of securities, the conditions of which are substantially similar to the Preference Shares so replaced in relation to maturity, settlement, deferral of payments and replacement, such that these shares or securities are as or more equity-like than the Preference Shares, within six months prior to the applicable redemption or repurchase date.

Voting, Director Appointing and Other Rights

Voting Rights

The holders of the Preference Shares will have no voting rights except as provided below or otherwise required by Bermuda law from time to time. See “— Merger, Amalgamation, Consolidation and Sale of Assets.”

Notwithstanding our Bye-Laws, the affirmative vote or consent of the holders of at least 66 2⁄3% of the aggregate liquidation preference of our outstanding Preference Shares and any series of appointing preference shares (as defined below), voting together as a single class, will be required for the authorization or issuance of any class or series of senior shares (or any security convertible into or exchangeable for senior shares) ranking senior to the Preference Shares as to dividend rights or rights upon our liquidation, and the affirmative vote or consent of the holders of at least 66 2⁄3% of the aggregate liquidation preference of our outstanding Preference Shares will be required for amendments to our memorandum of association or our Bye-Laws that would materially adversely affect the rights of holders of the Preference Shares. The authorization of, the increase in the authorized amount of, or the issuance of any shares of any class or series of parity shares or junior shares will not require the consent of any holder of the Preference Shares, and will not be deemed to materially affect existing terms of the Preference Shares.

If all preference shares are not equally affected by any such proposed amendment and if the Preference Shares would have diminished status compared to other preference shares as a result, then the approval of holders of at least 66 2⁄3% of the outstanding Preference Shares, voting together as a single class, shall also be required.

Director Appointing and Other Rights

Director Appointing Rights. Whenever full dividends on any Preference Shares shall have not been declared and paid for the equivalent of any six dividend periods, whether or not consecutive (a “nonpayment”), the holders of the Preference Shares, acting together as a single class with holders of any and all other series of appointing preference shares then outstanding (including any 7.401% Preference Shares, any 7.250% Preference Shares and any 5.95% Preference Shares), will be entitled to the appointment (the “appointing rights”) of a total of two additional members to our board of directors (each, a “preference share director”), provided that the appointment of any such directors shall not cause us to violate the corporate governance requirements of the NYSE as applied to U.S. issuers (or any other securities exchange or automated quotation system on which our securities may be then listed or quoted) that listed companies must have a majority of independent directors. In the case of a nonpayment, the number of directors on our board of directors shall automatically increase by two (to the extent such increase does not exceed the maximum number of directors permitted under our Bye-Laws; currently we have 11 members of our board of directors and our Bye-Laws permit up to 15), and the new directors shall be selected by at least a majority of the aggregate liquidation preference of the Preference Shares and any other appointing preference shares at a special meeting called at the request of the record holders of at least 20% of the aggregate liquidation preference of the Preference Shares or of any other series of appointing preference shares then outstanding. Our board of directors shall duly appoint the preference share directors selected by the holders of the Preference Shares and any other appointing preference shares then outstanding (including any 7.401% Preference Shares, any 7.250% Preference Shares and any 5.95% Preference Shares), and shall subject to our Bye-Laws determine which classes of directors the preference share directors shall be a part of and shall allocate such preference share directors to the classes having the longest term of office remaining at the time of such appointment. Each preference share director shall be entitled to one vote per director on any matter.

These appointing rights will continue until dividends on the Preference Shares and any such series of appointing preference shares following the nonpayment shall have been fully declared and paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment) for at least four consecutive dividend periods. When the term of a class of directors of which any preference share director is a part, is expiring, our board of directors shall set the size of such class of directors to be elected by our ordinary shareholders at a level to include such preference share director duly appointed by our board of directors upon the exercise of the appointing rights. We will use our best efforts to increase the number of directors constituting our board of directors to the extent necessary to effect these appointing rights.

So long as a nonpayment shall continue, any vacancy in the office of a preference share director (other than prior to the initial appointment after a nonpayment) may be filled by our board of directors pursuant to an exercise of the appointing rights by the holders of Preference Shares and any other appointing preference shares then outstanding.

If and when dividends for four consecutive dividend periods following a nonpayment have been paid in full (or declared and a sum sufficient for the payment of such dividends shall have been set aside), the holders of the Preference Shares shall be divested of the appointing rights described above (subject to revesting in the event of each subsequent nonpayment, as described above) and, if such appointing rights for all other holders of appointing preference shares have terminated, the office of each preference share director so appointed shall, notwithstanding the class of directors such preference share director shall be a part of, automatically be vacated and the number of directors on our board of directors shall automatically decrease by two. In determining whether dividends have been fully paid for four consecutive dividend periods following a nonpayment, we may take into account any dividend we elect to pay for a dividend period after the regular dividend payment date for that period has passed.

“Appointing preference shares” mean any other class or series of the Preference shares ranking equally with the Preference Shares either as to dividend rights or rights upon liquidation, winding-up or dissolution and upon which like appointing rights have been conferred and are exercisable. Our 7.401% Preference Shares, 7.250% Preference Shares and 5.95% Preference Shares are appointing preference shares.

Other Rights. The certificate of designation of the Preference Shares will contain provisions permitting our board of directors, to the extent permitted by applicable law, to modify the certificate of designation without the vote of the holders of the Preference Shares for any of the following purposes to:

•	evidence the succession of another person to our obligations;

•	add to the covenants for the benefit of holders or to surrender any of our rights or powers under the Preference Shares;

•	cure any ambiguity to correct or supplement any provisions that may be inconsistent, provided that such action shall not adversely affect the interest of the holders in any material respect; or

•	make any other provision with respect to such matters or questions arising under the certificate of designation which we may deem desirable and which will not adversely affect the interests of the holders in any material respect.

The certificate of designation will contain provisions permitting us, with the vote of the holders of at least a majority of the aggregate liquidation preference of the Preference Shares outstanding at the time, to modify the terms of the certificate of designation or the rights, powers, preferences and privileges of the holders of the Preference Shares. However, no such modification may, without the consent of the holder of each outstanding Preference Share affected by the modification:

•	change any dividend payment date;

•	reduce the rate of dividends payable on the Preference Shares when, as and if declared by our board of directors;

•	reduce the redemption price or alter the January 1, 2027 optional redemption date;

•	change the place or currency of payment;

•	impair the right to institute suit for the enforcement of the Preference Shares; or

•	change the percentage of aggregate liquidation preference of the Preference Shares whose holders must approve any amendment.

Merger, Amalgamation, Consolidation and Sale of Assets

The certificate of designation will provide that we will not merge or amalgamate with or into, consolidate with or convert into any other person or entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets into any person or entity, unless, among other things:

•	either we are the continuing corporation or the successor corporation is a corporation organized under the laws of the United States, a state thereof, the District of Columbia, Bermuda or any country which is, on the date of the certificate of designation, a member of the Organization for Economic Cooperation and Development and the Preference Shares are exchanged for or converted into and shall become Preference Shares of the successor corporation with substantially the same rights, powers, preferences and privileges; and

•	we or that successor corporation is not, immediately after such merger, amalgamation, consolidation, conversion, sale, assignment, transfer, lease, or conveyance, in default of any obligation under the Preference Shares.

Under Bermuda law, the holders of the Preference Shares will be entitled to vote on our merger, amalgamation or consolidation with or into any other person or entity, together with all other holders of our share capital, but will not be entitled to vote on our sale, assignment, transfer, lease or conveyance of all or substantially all of our assets to any other person or entity.

Conversion

The Preference Shares are not convertible into or exchangeable for any other securities or property of Aspen Holdings.

Listing of the Preference Shares

We intend to apply to list the Preference Shares on the NYSE under the symbol “AHLPRD.” We expect that, if the application is approved, trading of the Preference Shares on the NYSE will commence within a 30-day period after initial delivery of the Preference Shares.

Transfer Agent, Paying Agent, Registrar and Calculation Agent

The transfer agent, paying agent and registrar for the Preference Shares is Computershare Inc.

Calculations in Respect of The Preference Shares

We will be responsible for making all calculations called for under the Preference Shares. These calculations include, but are not limited to, determinations of the dividends payable on the Preference Shares. We or our agents will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on holders of the Preference Shares. We will provide a schedule of these calculations to the paying agent, and the paying agent is entitled to rely upon the accuracy of our calculations without independent verification.

BOOK-ENTRY; DELIVERY AND FORM

The Preference Shares will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that we will not issue certificates to you for the Preference Shares except in limited circumstances. The global securities will be issued to DTC, the depository for the Preference Shares, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the Preference Shares. Each participant will then keep a record of its clients. Unless exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees, and their successors may transfer a global security as a whole to one another. Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds securities that its participants (direct participants) deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Neither we nor the underwriters take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the NYSE Amex LLC and the Financial Industry Regulatory Authority, Inc.

When you purchase Preference Shares through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the Preference Shares on DTC’s records. Since you actually own the Preference Shares, you are the beneficial owner and your ownership interest will only be recorded in the direct (or indirect) participants’ records. DTC has no knowledge of your individual ownership of the Preference Shares. DTC’s records only show the identity of the direct participants and the amount of the Preference Shares held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You will receive these from your direct (or indirect) participant. Thus, the direct (or indirect) participants are responsible for keeping accurate account of the holdings of their customers like you.

We will wire dividend payments to DTC’s nominee and we will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we will have no direct responsibility or liability to pay amounts due on the global securities to you or any other beneficial owners in the global securities.

Any redemption notices will be sent by us directly to DTC, who will in turn inform the direct participants, who will then contact you as a beneficial owner.

It is DTC’s current practice, upon receipt of any payment of dividends or liquidation amounts, to credit direct participants’ accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preferred securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests, as is the case with the Preference Shares held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC or us.

Preference Shares represented by global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

•	we determine not to require all of the Preference Shares to be represented by global securities.

If the book-entry-only system is discontinued, the transfer agent will keep the registration books for the Preference Shares at its corporate office.

MATERIAL TAX CONSIDERATIONS

The following legal discussion (including and subject to the matters and qualifications set forth in such summary) of certain tax considerations (a) under “— Taxation of Aspen Holdings and Subsidiaries — Bermuda” and “— Taxation of Shareholders — Bermuda Taxation” is based upon the advice of Appleby (Bermuda) Limited, Hamilton, Bermuda, (b) under “— Taxation of Aspen Holdings and Subsidiaries — United Kingdom” is based upon the advice of Willkie Farr & Gallagher (UK) LLP, London, United Kingdom and (c) under “— Taxation of Aspen Holdings and Subsidiaries — United States” and “— Taxation of Shareholders — United States Taxation,” is based upon the advice of Willkie Farr & Gallagher LLP, New York, New York (and the advice of such firms does not include accounting matters, or determinations or conclusions relating to the business or activities of Aspen Holdings). The summary is based upon current law and is for general information only. The tax treatment of a holder of the Preference Shares, or of a person treated as a holder of the Preference Shares for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder’s particular tax situation. In addition, legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to us or to holders of the Preference Shares.

PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING PREFERENCE SHARES.

Taxation of Aspen Holdings and Subsidiaries

Bermuda

Under current Bermuda law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax, estate or inheritance tax payable by us or our shareholders, other than shareholders ordinarily resident in Bermuda, if any. Aspen Holdings and Aspen Bermuda have each obtained from the Minister of Finance under The Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to Aspen Holdings and Aspen Bermuda or to any of their operations or their shares, debentures or other obligations, until March 31, 2035. Aspen Holdings and Aspen Bermuda could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to Aspen Holdings and Aspen Bermuda. Aspen Holdings and Aspen Bermuda each pay annual Bermuda government fees, and Aspen Bermuda pays annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

United Kingdom

Aspen U.K. Holdings, Aspen U.K., Aspen U.K. Services, AMAL, AUL, AIUK Trustees, ARML, APJ, Aspen European and AUSSL are companies incorporated and managed in the United Kingdom and are, therefore, resident in the United Kingdom for United Kingdom corporation tax purposes and will be subject to United Kingdom corporation tax on their worldwide profits after they have been adjusted for tax purposes (including revenue profits and capital gains), whether or not such profits are remitted to the United Kingdom. The main rate of United Kingdom corporation tax is currently 20% and is planned to fall to 19% from April 1, 2017 and to 17% from April 1, 2020. Currently, no United Kingdom withholding tax applies to dividends paid by Aspen U.K. Holdings, Aspen U.K., Aspen U.K. Services, AMAL, AUL, AIUK Trustees, ARML, APJ and

AUSSL (collectively, the “U.K. subsidiaries”). Dividends received by Aspen U.K. Holdings from its subsidiaries should be exempt from U.K. corporation tax pursuant to the exemption contained in Section 931D Corporation Tax Act 2009.

None of us except for the U.K. subsidiaries are incorporated in the United Kingdom. Accordingly, except for the U.K. subsidiaries, we should not be treated as being resident in the United Kingdom unless our central management and control is exercised in the United Kingdom. The concept of central management and control is indicative of the highest level of control of a company, which is wholly a question of fact. The directors of each of us, other than the U.K. subsidiaries, intend to manage our affairs so that none of us, other than the U.K. subsidiaries, are resident in the United Kingdom for tax purposes.

A company not resident in the United Kingdom for corporation tax purposes can nevertheless be subject to U.K. corporation tax if it carries on a trade through a permanent establishment in the United Kingdom, but the charge to U.K. corporation tax is limited to profits (including revenue profits and capital gains) attributable directly or indirectly to such permanent establishment.

The directors of each of us, other than the U.K. subsidiaries (which should be treated as resident in the United Kingdom by virtue of being incorporated and managed there), intend that we will operate in such a manner so that none of us, other than the U.K. subsidiaries, carry on a trade through a permanent establishment in the United Kingdom. Nevertheless, because neither case law nor U.K. statute definitively defines the activities that constitute trading in the United Kingdom through a permanent establishment, Her Majesty’s Revenue & Customs in the U.K. might contend that any of us, other than the U.K. subsidiaries, are/is trading in the United Kingdom through a permanent establishment in the United Kingdom.

The United Kingdom has no income tax treaty with Bermuda. There are circumstances in which companies that are neither resident in the United Kingdom nor entitled to the protection afforded by a double tax treaty between the United Kingdom and the jurisdiction in which they are resident may be exposed to income tax in the United Kingdom (other than by deduction or withholding) on the profits of a trade carried on there even if that trade is not carried on through a permanent establishment, but the directors of each of us intend that we will operate in such a manner that none of us will fall within the charge to income tax in the United Kingdom (other than by deduction or withholding) in this respect.

If any of us, other than the U.K. subsidiaries, were treated as being resident in the United Kingdom for U.K. corporation tax purposes, or if any of us (other than any U.K. subsidiary) were to be treated as carrying on a trade in the United Kingdom, whether or not through a permanent establishment, our results of operations and your investment could be materially adversely affected.

United States

The following discussion is a summary of the material U.S. federal income tax considerations relating to our operations. A non-U.S. corporation that is engaged in the conduct of a U.S. trade or business will be subject to U.S. federal income tax as described below, unless entitled to the benefits of an applicable tax treaty. Whether a trade or business is being conducted in the United States is an inherently factual determination. As the Code, regulations and court decisions fail to identify definitively activities that constitute being engaged in a trade or business in the United States, we cannot be certain that the Internal Revenue Service (“IRS”) will not contend successfully that Aspen Holdings and/or its non-U.S. subsidiaries are or will be engaged in a trade or business in the United States based on activities in addition to the binding authorities discussed below. A non-U.S. corporation deemed to be so engaged would be subject to U.S. income tax at regular corporate rates on the portion of its income that is treated as effectively connected with the conduct of that U.S. trade or business (“ECI”), as well as the branch profits tax on its dividend equivalent amount, generally, the ECI (with certain adjustments) deemed withdrawn from the United States, unless the corporation is entitled to relief under the permanent establishment provision of an applicable tax treaty, as discussed below. Such income tax, if imposed, would be based on ECI computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a non-U.S. corporation is generally entitled to deductions and credits only if it timely files a U.S. federal income tax return. Aspen Bermuda intends to file protective U.S. federal income tax returns on a timely basis in order to preserve the right to claim income tax deductions and credits if it is ever determined that it is subject to U.S. federal income tax. The highest marginal federal income tax rates currently are 35% for a corporation’s effectively connected income and 30% for the additional “branch profits” tax.

If Aspen Bermuda is entitled to the benefits under the income tax treaty between Bermuda and the United States (the “Bermuda Treaty”), Aspen Bermuda would not be subject to U.S. income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. No regulations interpreting the Bermuda Treaty have been issued. Aspen Bermuda currently intends to conduct its activities so that it does not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result.

An insurance enterprise resident in Bermuda generally will be entitled to the benefits of the Bermuda Treaty if (i) more than 50% of its shares are owned beneficially, directly or indirectly, by individual residents of the United States or Bermuda or U.S. citizens and (ii) its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of either the United States or Bermuda nor U.S. citizens. We cannot be certain that Aspen Bermuda will be eligible for Bermuda Treaty benefits immediately following the offering or in the future because of factual and legal uncertainties regarding the residency and citizenship of Aspen Holdings’ shareholders. Aspen Holdings would not be eligible for treaty benefits because it is not an insurance company. Accordingly, Aspen Holdings and Aspen Bermuda have conducted and intend to conduct substantially all of their foreign operations outside the United States and to limit their U.S. contacts so that neither Aspen Holdings nor Aspen Bermuda should be treated as engaged in the conduct of a trade or business in the United States.

Non-U.S. insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If a non-U.S. insurance subsidiary is considered to be engaged in the conduct of an insurance business in the United States and it is not entitled to the benefits of a U.S. income tax treaty in general (because it fails to satisfy one of the limitations on treaty benefits), the Code could subject a significant portion of such company’s investment income to U.S. income tax. In addition, while the Bermuda Treaty clearly applies to premium income, it is uncertain whether the Bermuda Treaty applies to other income such as investment income. If Aspen Bermuda is considered engaged in the conduct of an insurance business in the United States and is entitled to the benefits of the Bermuda Treaty in general, but the Bermuda Treaty is interpreted to not apply to investment income, a significant portion of Aspen Bermuda’s investment income could be subject to U.S. income tax.

Under the income tax treaty between the United Kingdom and the United States (the “U.K. Treaty”), a U.K. company is entitled to the benefits of the U.K. Treaty only if various complex requirements can be satisfied. Broadly, these requirements will be met if (i) during at least half of the days during the relevant taxable period, at least 50% of the U.K. company’s stock is beneficially owned, directly or indirectly, by citizens or residents of the United States and the United Kingdom, and less than 50% of such company’s gross income for the relevant taxable period is paid or accrued, directly or indirectly, to persons who are not U.S. or U.K. residents in the form of payments that are deductible for purposes of U.K. taxation, (ii) with respect to specific items of income, profit or gain derived from the United States, such income, profit or gain is considered to be derived in connection with, or incidental to, such U.K. company’s business conducted in the United Kingdom or (iii) at least 50% of the aggregate vote and value of its shares is owned directly or indirectly by five or fewer companies the principal class of shares of which is listed and regularly traded on a recognized stock exchange. Although we cannot be certain that our U.K. subsidiaries will be eligible for treaty benefits under the U.K. Treaty because of factual and legal uncertainties regarding (i) the residency and citizenship of Aspen Holdings’ shareholders, and (ii) the interpretation of what constitutes income incidental to or connected with a trade or business in the United

Kingdom, we will endeavor to so qualify. As a result, our U.K. subsidiaries should be subject to U.S. federal income tax on their income found to be ECI only if such income is attributable to the conduct of a trade or business carried on through a permanent establishment in the United States and the branch profits tax will not apply. Our U.K. subsidiaries (other than AUL and Aspen U.K.) each have conducted and intend to conduct their activities in a manner so that each of them should not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result. Because of the binding authorities granted by Aspen U.K. to some of our other subsidiaries it is likely that

Aspen U.K. would be characterized as having a permanent establishment in the United States and the IRS may be able to successfully assert that Aspen U.K. had a permanent establishment in the United States as a result of prior binding authorities granted to Wellington Underwriting Inc. Regardless, we believe that such characterization and successful assertion by the IRS should not materially adversely affect our results of operations or your investment. However, because there is considerable uncertainty as to the activities which constitute being engaged in a trade or business within the United States, we cannot be certain that the IRS will not contend successfully that Aspen Holdings or some or all of its non-U.S. subsidiaries (other than AUL) is/are engaged in a trade or business in the United States based on activities in addition to the binding authorities discussed above. AUL is a member of Lloyd’s of London (“Lloyd’s”) and subject to a closing agreement between Lloyd’s and the IRS (the “Closing Agreement”). Pursuant to the terms of the Closing Agreement all members of Lloyd’s, including AUL, are subject to U.S. federal income taxation. Those members that are entitled to the benefits of a U.S. income tax treaty are deemed to be engaged in a U.S. trade or business through a U.S. permanent establishment. Those members not entitled to the benefits of such a treaty are merely deemed to be engaged in a U.S. trade or business. The Closing Agreement provides rules for determining the income considered to be attributable to the permanent establishment or U.S. trade or business.

Under the U.K. Treaty, the additional U.S. branch profits tax may be imposed at a rate of up to 5% absent an applicable exception to the extent a U.K. company has a permanent establishment in the United States.

Non-U.S. corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. income tax imposed by withholding on certain “fixed or determinable annual or periodic gains, profits and income” derived from sources within the United States (such as dividends and certain interest on investments), subject to exemption under the Code or reduction by applicable treaties. Generally under the U.K. Treaty the withholding rate is reduced (i) on dividends from less than 10% owned corporations to 20%, (ii) on dividends from 10% or more owned corporations to 5% and (iii) on interest to 0%. The Bermuda Treaty does not reduce the U.S. withholding rate on U.S.-sourced investment income.

The United States also imposes an excise tax on insurance and reinsurance premiums (“FET”) paid to non-U.S. insurers or reinsurers that are not eligible for the benefits of a U.S. income tax treaty that provides for an exemption from the FET with respect to risks (i) of a U.S. entity or individual located wholly or partially within the United States and (ii) of a non-U.S. entity or individual engaged in a trade or business in the United States, located within the United States (“U.S. Situs Risks”). The rates of tax are 4% for casualty insurance premiums and 1% for reinsurance premiums.

Each of our U.S. domiciled subsidiaries is subject to taxation in the United States at regular corporate rates. Additionally, dividends paid by Aspen U.S. Holdings will be subject to a 30% U.S. withholding tax subject to reduction under the income tax treaty between the United States and the United Kingdom to 5%.

Taxation of Shareholders

Bermuda Taxation

Currently, there is no Bermuda income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax, estate or inheritance tax payable by holders of our shares, other than shareholders ordinarily resident in Bermuda, if any.

United States Taxation

The following summary sets forth the material U.S. federal income tax considerations related to the purchase, ownership and disposition of the Preference Shares. Unless otherwise stated, this summary deals only with shareholders that are U.S. Persons (as defined below) who purchase their Preference Shares pursuant to this offering, who did not own (directly or indirectly through non-U.S. entities or constructively) shares of Aspen Holdings prior to such offering and who hold their shares as capital assets within the meaning of section 1221 of the Code. The following discussion is only a discussion of the material U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder’s specific circumstances. In addition, the following summary does not address the U.S. federal income tax consequences that may be relevant to special classes of shareholders, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers or traders in securities or currencies, tax-exempt organizations, U.S. expatriates, partnerships or other pass-through entities (or investors in such entities), persons whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, persons who are considered with respect to any of us as “United States shareholders” for purposes of the controlled foreign corporation (“CFC”) rules of the Code (generally, a U.S. Person, as defined below, who owns or is deemed to own 10% or more of the total combined voting power of all classes of Aspen Holdings’ shares or the shares of any of our non-U.S. subsidiaries (i.e., 10% U.S. Shareholders)), or persons who hold their shares as part of a hedging or conversion transaction or as part of a short-sale or straddle, who may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the Treasury Regulations promulgated thereunder and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States or of any non-U.S. government. Persons considering making an investment in Preference Shares should consult their own tax advisors concerning the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction prior to making such investment.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the Preference Shares, the tax treatment of the partners will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership owning our shares, you should consult your tax advisor.

For purposes of this discussion, the term “U.S. Person” means: (i) an individual citizen or resident of the United States, (ii) a partnership or corporation, created in or organized under the laws of the United States, or organized under the laws of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (y) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes or (v) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

Taxation of Distributions. Subject to the discussions below relating to the potential application of the CFC, related person insurance income (“RPII”) and passive foreign investment company (“PFIC”) rules, and the discussion below relating to redemptions of Preference Shares, cash distributions, if any, made with respect to the Preference Shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits of Aspen Holdings (as computed using U.S. tax principles). To the extent such distributions exceed Aspen Holdings’ earnings and profits, they will be treated first as a return of the shareholder’s basis in their shares to the extent thereof, and then as gain from the sale of a capital asset. If, as expected, Aspen Holdings does not compute its earnings and profits under U.S. tax principles all distributions will be characterized as dividends for U.S. federal income tax purposes. Dividends paid by us to U.S. Persons who are corporations will not be eligible for the dividends received deduction. We believe dividends paid by us on our Preference Shares to non-corporate holders should be eligible for reduced rates of taxation as “qualified dividend income” if, as is intended, the Preference Shares are approved for listing on the NYSE and, provided certain requirements, including stock holding period requirements, are satisfied. Qualified dividend income is subject to tax at long-term capital gains rates rather than the higher rates applicable to ordinary income.

Dividends that exceed certain thresholds in relation to a shareholder’s tax basis in the Preference Shares could be characterized as an “extraordinary dividend” under the Code. A non-corporate holder of our Preference Shares that receives an extraordinary dividend will be required to treat any losses on the sale of our Preference Shares as long-term capital losses to the extent of the extraordinary dividends such shareholder receives that are treated as qualified dividend income.

Classification of Aspen Holdings or Its Non-U.S. Subsidiaries as Controlled Foreign Corporations. Each 10% U.S. Shareholder (as defined below) of a non-U.S. corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year, and who owns shares in the CFC, directly or indirectly through non-U.S. entities, on the last day of the taxable year that the non-U.S. corporation is a CFC, must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s “subpart F income,” even if the subpart F income is not distributed. A non-U.S. corporation is considered a CFC if 10% U.S. Shareholders own (directly, indirectly through non-U.S. entities or by attribution by application of the constructive ownership rules of section 958(b) of the Code (i.e., “constructively”)) more than 50% of the total combined voting power of all classes of stock of such non-U.S. corporation, or more than 50% of the total value of all stock of such corporation. For purposes of taking into account insurance income, which is a category of subpart F income, a CFC also includes a non-U.S. company that earns insurance income in which more than 25% of the total combined voting power of all classes of stock or more than 25% of the total value of all stock is owned by 10% U.S. Shareholders on any day of the taxable year of such corporation, if the gross amount of premiums or other consideration for the reinsurance or the issuing of insurance or annuity contracts exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks. A “10% U.S. Shareholder” is a U.S. Person who owns (directly, indirectly through non-U.S. entities or constructively) at least 10% of the total combined voting power of all classes of stock entitled to vote of the non-U.S. corporation. We believe that because of the anticipated dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors, no U.S. Person who owns shares of Aspen Holdings directly or indirectly through one or more non-U.S. entities should be treated as owning (directly, indirectly through non-U.S. entities, or constructively) 10% or more of the total voting power of all classes of shares of Aspen Holdings or any of its non-U.S. subsidiaries. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge.

The RPII CFC Provisions. The special RPII CFC income inclusion rules apply only if (i) the RPII of a non-U.S. insurance subsidiary, determined on a gross basis, is 20% or more of such company’s gross insurance income for the taxable year, (ii) direct and indirect insureds and persons related (as defined below) to such insureds, whether or not U.S. Persons, are treated as owing (directly or indirectly through entities) 20% or more of the voting power or 20% or more of the value of such company and (iii) RPII shareholders (as defined below) are treated as owning, directly, indirectly through non-U.S. entities or constructively, 25% or more of such non-U.S. insurance subsidiary by vote or value. Although we cannot be certain, Aspen Holdings believes that each of the non-U.S. insurance subsidiaries did not have RPII equal to or in excess of 20% of its gross insurance income (the “20% Gross Income Exception”) for recent years of operation and expects each non-U.S. insurance subsidiary not to exceed this limit for the foreseeable future. Additionally, as Aspen Holdings is not licensed as an insurance company, we do not anticipate that Aspen Holdings will have insurance income, including RPII.

RPII is any “insurance income” (as defined below) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “RPII shareholder” (as defined below) or a “related person” (as defined below) to such RPII shareholder. In general, and subject to certain limitations, “insurance income” is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract which would be taxed under the portions of the Code relating to insurance companies if the income were the income of a U.S. domestic insurance company. For purposes of inclusion of the RPII of a non-U.S. insurance subsidiary in the income of RPII shareholders, unless an exception applies, the term “RPII shareholder” means any U.S. Person who owns (directly or indirectly through non-U.S. entities) any amount of Aspen Holdings’ shares. Generally, the term “related person” for this purpose means someone who controls or is controlled by the RPII shareholder or someone who is controlled by the same person or persons which control the RPII shareholder.

Control is measured by either more than 50% in value or more than 50% in voting power of stock applying certain constructive ownership principles. A corporation’s pension plan is ordinarily not a “related person” with respect to the corporation unless the pension plan owns, directly or indirectly through the application of certain constructive ownership rules, more than 50% measured by vote or value, of the stock of the corporation. Each non-U.S. insurance subsidiary will be treated as a CFC under the RPII provisions if RPII shareholders are treated as owning (directly, indirectly through non-U.S. entities or constructively) 25% or more of the shares of Aspen Holdings by vote or value.

If the special RPII CFC inclusion rules apply, each U.S. Person owning (directly or indirectly through non-U.S. entities) any shares in Aspen Holdings (and therefore, indirectly, in each non-U.S. insurance subsidiary) on the last day of such insurance subsidiary’s taxable year on which it is a CFC under the RPII rules will be required to include in its gross income for U.S. federal income tax purposes its share of the RPII of such company or companies, as the case may be, for the portion of the taxable year during which the non-U.S. insurance subsidiary was a CFC under the RPII provisions, determined as if all such RPII were distributed proportionately only to such U.S. Persons at that date, but limited by each such U.S. Person’s share of such company’s current-year earnings and profits as reduced by the U.S. Person’s share, if any, of certain prior-year deficits in earnings and profits. The amount of RPII includable in the income of a RPII shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses. Our non-U.S. insurance subsidiaries intend to operate in a manner that is intended to ensure that each qualifies for the 20% Gross Income Exception. Although we do not expect that the gross RPII of any of our non-U.S. insurance subsidiaries will equal or exceed 20% of such company’s gross insurance income in the foreseeable future, it is possible that we will not be successful in qualifying under this exception.

Computation of RPII. In order to determine how much RPII a non-U.S. insurance subsidiary has earned in each taxable year, our non-U.S. insurance subsidiaries may obtain and rely upon information from their insureds and reinsureds to determine whether any of the insureds, reinsureds or persons related thereto own (directly or indirectly through non-U.S. entities) shares of Aspen Holdings and are U.S. Persons. Aspen Holdings may not be able to determine whether any of the underlying direct or indirect insureds to which our non-U.S. insurance subsidiaries provide insurance or reinsurance are shareholders or related persons to such shareholders. Consequently, Aspen Holdings may not be able to determine accurately the gross amount of RPII earned by each of our non-U.S. insurance subsidiaries in a given taxable year. For any year in which the special RPII CFC inclusion rules apply, Aspen Holdings may also seek information from its shareholders as to whether beneficial owners of shares at the end of the year are U.S. Persons so that the RPII may be determined and apportioned among such persons; to the extent Aspen Holdings is unable to determine whether a beneficial owner of shares is a U.S. Person, Aspen Holdings may assume that such owner is not a U.S. Person, thereby increasing the per share RPII amount for all known RPII shareholders.

If, as expected, for each taxable year each non-U.S. insurance subsidiary meets the 20% Gross Income Exception, RPII shareholders will not be required to include RPII in their taxable income.

Basis Adjustments. A RPII shareholder’s tax basis in its shares will be increased by the amount of any RPII that the shareholder includes in income. The RPII shareholder may exclude from income the amount of any distributions by Aspen Holdings out of previously taxed RPII income. The RPII shareholder’s tax basis in its shares will be reduced by the amount of such distributions that are excluded from income.

Uncertainty as to Application of RPII. The RPII provisions have never been interpreted by the courts or the Treasury Department in final regulations, and regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. These provisions include the grant of authority to the Treasury Department to prescribe “such regulations as may be necessary to carry out the purpose of this subsection, including … regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise.” Accordingly, the meaning of the RPII provisions and the application thereof to our non-U.S. insurance subsidiaries is uncertain. In addition, we cannot be certain that the amount of RPII or the amounts of the RPII inclusions for any particular RPII shareholder, if any, will not be subject to adjustment based upon subsequent IRS examination. Any prospective investors considering an investment in our shares should consult his tax advisor as to the effects of these uncertainties.

Information Reporting. Under certain circumstances, U.S. Persons owning stock in a non-U.S. corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required by (i) a person who is treated as a RPII shareholder, (ii) a 10% U.S. Shareholder of a non-U.S. corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the non-U.S. corporation, and who owned the stock on the last day of that year and (iii) under certain circumstances, a U.S. Person who acquires stock in a non-U.S. corporation and as a result thereof owns 10% or more of the voting power or value of such non-U.S. corporation, whether or not such non-U.S. corporation is a CFC. Aspen Holdings will provide to all U.S. Persons registered as shareholders of its shares the relevant information necessary to complete Form 5471 in the event Aspen Holdings determines this is necessary. Failure to file IRS Form 5471 may result in penalties.

Tax-Exempt Shareholders. Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includable in income by the tax-exempt entity as unrelated business taxable income. Prospective investors that are tax exempt entities are urged to consult their tax advisors as to the potential impact of the unrelated business taxable income provisions of the Code. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII shareholder also must file IRS Form 5471 in the circumstances described above.

Redemption of Preference Shares. A redemption of the Preference Shares will be treated under section 302 of the Code as a dividend if we have sufficient earnings and profits, unless the redemption satisfies one of the tests set forth in section 302(b) of the Code enabling the redemption to be treated as a disposition (as discussed below), subject to the discussion herein relating to the potential application of the CFC, RPII and PFIC rules. Under the relevant Code section 302(b) tests, the redemption generally will be treated as a sale or exchange only if it (1) is substantially disproportionate, (2) constitutes a complete termination of the holder’s stock interest in us or (3) is “not essentially equivalent to a dividend.” In determining whether any of these tests are met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. It may be more difficult for a U.S. Person who owns, actually or constructively by operation of the attribution rules, any of our other shares to satisfy any of the above requirements. The determination as to whether any of the alternative tests of section 302(b) of the Code is satisfied with respect to a particular holder of the preference shares depends on the facts and circumstances as of the time the determination is made.

Dispositions of Preference Shares. Subject to the discussion above relating to redemptions and the discussions below relating to the potential application of the Code section 1248 and PFIC rules, U.S. Persons that hold Preference Shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange, redemption or other disposition of Preference Shares in the same manner as on the sale, exchange, redemption or other disposition of any other shares held as capital assets. If the holding period for these shares exceeds one year, under current law any gain will be subject to tax at a current maximum marginal tax rate of 15% for individuals and 35% for corporations. Moreover, gain, if any, generally will be U.S. source gain and generally will constitute “passive category income” for foreign tax credit limitation purposes.

Code section 1248 provides that if a U.S. Person sells or exchanges stock in a non-U.S. corporation and such person owned, directly, indirectly through certain non-U.S. entities or constructively, 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as a dividend to the extent of the CFC’s earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). We believe that because of the anticipated dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors, no U.S. shareholder of Aspen Holdings should be treated as owning (directly, indirectly through non-U.S. entities or constructively) 10% or more of the total voting power of Aspen Holdings; to the extent this is the case, the application of Code section 1248 under the regular CFC rules should not apply to dispositions of our shares. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge.

A 10% U.S. Shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs. In the event this is determined necessary, Aspen Holdings will provide the relevant information necessary to complete the Form.

Code section 1248, in conjunction with the RPII rules, also applies to the sale or exchange of shares in a non-U.S. corporation if the non-U.S. corporation would be treated as a CFC for RPII purposes regardless of whether the shareholder is a 10% U.S. Shareholder or the 20% Gross Income Exception applies or whether the ownership of the non-U.S. corporation’s shares by direct or indirect insureds and related persons is less than the 20% threshold. Existing proposed regulations do not address whether Code section 1248 would apply if a non-U.S. corporation is not a CFC but the non-U.S. corporation has a subsidiary that is a CFC and that would be taxed as an insurance company if it were a domestic corporation. We believe, however, that this application of Code section 1248 under the RPII rules should not apply to dispositions of Preference Shares because Aspen Holdings will not be directly engaged in the insurance business. We cannot be certain, however, that the IRS will not interpret the proposed regulations in a contrary manner or that the Treasury Department will not amend the proposed regulations to provide that these rules will apply to dispositions of Preference Shares. Prospective investors should consult their tax advisors regarding the effects of these rules on a disposition of Preference Shares.

Medicare Contribution Tax. A U.S. Person that is an individual, estate or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. Person’s “net investment income” (or “undistributed net investment income” in the case of estates and trusts) for the relevant taxable year and (2) the excess of the U.S. Person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of an individual will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Person’s net investment income will generally include its dividend income and its net gains from the disposition of Preference Shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).

Passive Foreign Investment Companies. In general, a non-U.S. corporation will be a PFIC during a given year if (i) 75% or more of its gross income constitutes “passive income” (the “75% test”) or (ii) 50% or more of its assets produce (or are held for the production of) passive income (the “50% test”).

If Aspen Holdings were characterized as a PFIC during a given year, each U.S. Person holding shares of Aspen Holdings would be subject to a penalty tax at the time of the sale at a gain of, or receipt of an “excess distribution” with respect to, their shares, unless such person is a 10% U.S. Shareholder subject to tax under the CFC rules or such person made a “qualified electing fund” election or “mark-to-market” election. It is uncertain that Aspen Holdings would be able to provide its shareholders with the information necessary for a U.S. Person to make a “qualified electing fund” election. In addition, if Aspen Holdings were considered a PFIC, upon the death of any U.S. individual owning shares, such individual’s heirs or estate would not be entitled to a “step-up” in the basis of the shares that might otherwise be available under U.S. federal income tax laws. In general, a shareholder receives an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to the shares during the three preceding taxable years (or shorter period during which the taxpayer held the shares). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taken in equal portion at the highest applicable tax rate on ordinary income throughout the shareholder’s period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period. In addition, a distribution paid by Aspen Holdings to U.S. shareholders that is characterized as a dividend and is not characterized as an excess distribution would not be eligible for reduced rates of tax as qualified dividend income if Aspen Holdings were considered a PFIC in the taxable year in which such dividend is paid or in the preceding taxable year. A U.S. Person that is a shareholder in a PFIC may also be subject to additional information reporting requirements, including the filing of an IRS Form 8621.

For the above purposes, passive income generally includes interest, dividends, annuities and other investment income. The PFIC rules provide that income “derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business” is not treated as passive income. The PFIC provisions also contain a look-through rule under which a foreign corporation shall be treated, for purposes of determining whether it is a PFIC, as if it “received directly its proportionate share of the income …” and as if it “held its proportionate share of the assets …” of any other corporation in which it owns at least 25% of the value of the stock.

The insurance income exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. We expect, for purposes of the PFIC rules, that each of our insurance subsidiaries will be predominantly engaged in an insurance business and is unlikely to have financial reserves in excess of the reasonable needs of its insurance business in each year of operations. Additionally, we expect that in each year of operations passive income and assets of our other subsidiaries will be de minimis in each year of operations with respect to our overall income and assets. Under the look-through rule, Aspen Holdings should be deemed to own its proportionate share of the assets and to have received its proportionate share of the income of its direct and indirect subsidiaries for purposes of the 75% test and the 50% test.

The Treasury Department recently issued proposed regulations intended to clarify the application of the insurance income exception to the classification of a non-U.S. insurer as a PFIC. These proposed regulations provide that a non-U.S. insurer will qualify for the insurance income exception only if, among other things, the non-U.S. insurer’s officers and employees perform its substantial managerial and operational activities. These proposed regulations will not be effective until adopted in final form. We believe that, based on the implementation of our current business plan and the application of the look-through rule, none of the income and assets of our insurance subsidiaries should be treated as passive, and thus, we should not be characterized as a PFIC under current law, but because of the legal uncertainties as well as factual uncertainties with respect to our planned operations, there is a risk that we will be characterized as a PFIC for U.S. federal income tax purposes. In addition, because of the legal uncertainties relating to how the proposed regulations will be interpreted and the form in which such regulations may be finalized, no assurance can be given that we will not qualify as a PFIC under final IRS guidance or any legislative proposal that may be subsequently introduced and enacted. If we are considered a PFIC, it could have material adverse tax consequences for an investor that is subject to U.S. federal income taxation. Prospective investors should consult their tax advisors as to the effects of the PFIC rules.

U.S. investors are urged to consult with their tax advisors and to consider making a “protective” QEF election with respect to the Preference Shares to preserve the possibility of making a retroactive QEF election. A U.S. Person that makes a QEF election with respect to a PFIC is currently taxable on its pro rata share of the ordinary earnings and net capital gain of such company during the years it is a PFIC (at ordinary income and capital gain rates, respectively), regardless of whether or not distributions were received. In addition, any of the PFIC’s losses for a taxable year will not be available to U.S. Persons and may not be carried back or forward in computing the PFIC’s ordinary earnings and net capital gain in other taxable years. A U.S. Person generally increases the basis of its PFIC shares, and the basis of any other property of the U.S. Person by reason of which such U.S. Person is considered to indirectly own PFIC shares, by amounts included in such U.S. Person’s gross income pursuant to the QEF election. Therefore, an electing U.S. Person will generally increase the basis of its Preference Shares by amounts included in the U.S. Person’s gross income pursuant to the QEF election. Distributions of income that had previously been taxed pursuant to the QEF election will result in a corresponding reduction of basis in the Preference Shares and will not be taxed again as a distribution to the U.S. Person. A U.S. Person holding Preference Shares will generally be required to file an IRS Form 8621 (which is a form that is required to be filed by holders of equity in a PFIC) for each tax year that it holds Preference Shares and we are characterized as a PFIC, regardless of whether such U.S. Person has a QEF election in effect or receives an excess distribution.

Foreign Tax Credit. If U.S. Persons own a majority of our shares, only a portion of the current income inclusions, if any, under the CFC, RPII and PFIC rules and of dividends paid by us (including any gain from the sale of shares that is treated as a dividend under section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder’s U.S. foreign tax credit limitations. We will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the “subpart F income,” RPII and dividends that are foreign source income will constitute “passive category income” for foreign tax credit limitation purposes. Thus, it may not be possible for most shareholders to utilize excess foreign tax credits to reduce U.S. tax on such income.

Information Reporting and Backup Withholding on Distributions and Disposition Proceeds. Information returns may be filed with the IRS in connection with distributions on our shares and the proceeds from a sale or other disposition of our shares unless the holder of our shares establishes an exemption from the information reporting rules. A holder of shares that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder is not a corporation or other exempt recipient or fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Person will be allowed as a credit against the U.S. Person’s U.S. federal income tax liability and may entitle the U.S. Person to a refund, provided that the required information is furnished to the IRS.

Under section 6038D of the Code, certain U.S. Persons who are individuals may be required to report information relating to an interest in Preference Shares, subject to certain exceptions (including an exception for Preference Shares held in accounts maintained by certain financial institutions). U.S. Persons should consult their tax advisors regarding the potential application of this information reporting requirement to their ownership of Preference Shares.

Proposed U.S. Tax Legislation. It is possible that legislation could be introduced and enacted by the current Congress or future Congresses that could have an adverse impact on us or holders of Preference Shares. Any such legislation could have a retroactive effect.

Additionally, the U.S. federal income tax laws and interpretations regarding whether a company is engaged in a trade or business within the United States or is a PFIC, or whether U.S. Persons would be required to include in their gross income the “subpart F income” or the RPII of a CFC, are subject to change, possibly on a retroactive basis. The regulations regarding the application of the PFIC rules to insurance companies and the regulations regarding RPII are still in proposed form. New regulations or pronouncements interpreting or clarifying such rules may be forthcoming. We cannot be certain if, when or in what form such regulations or pronouncements may be provided and whether such guidance will have a retroactive effect.

Common Reporting Standard

The Common Reporting Standard (“CRS”) has been introduced as an initiative by the Organisation for Economic Co-operation and Development and is imposed on members of the European Union by the European Directive on Administrative Co-operation. Similar to the Foreign Account Tax Compliance Act introduced by the United States, the CRS requires financial institutions which are subject to the rules to report certain financial information in respect of account holders. Information must be reported by U.K. financial institutions in 2017, based on information for the year ended December 31, 2016.

We intend to operate in compliance with CRS. Any inadvertent failure to do so may have an adverse effect on our results.

CERTAIN BENEFIT PLAN AND INDIVIDUAL RETIREMENT PLAN CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the Preference Shares by “employee benefit plans” (as defined in Section 3(3)) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) whether or not subject to Title I of ERISA, or any other plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Part 4 of Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the Preference Shares of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the indicia of ownership, prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code (but may be subject to similar prohibitions under Similar Laws).

The acquisition of the Preference Shares by an ERISA Plan with respect to which we are or the underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the Preference Shares. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan receives no less, nor pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the Preference Shares are acquired by a purchaser, or thereafter.

Because of the foregoing, the Preference Shares should not be purchased by any person investing “plan assets” of any Plan, unless such purchase will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

By acceptance of the Preference Shares, each purchaser and subsequent transferee of the Preference Shares must represent and warrant that either (i) no portion of the assets used by such purchaser or transferee to purchase the Preference Shares constitutes assets of any Plan or (ii) the purchase of the Preference Shares by such purchaser or transferee involves the investment of “plan assets” relating to a Plan and each of the following (a) through (e) will be satisfied:

(a) the decision to purchase the Preference Shares has been made by a “fiduciary” (within the meaning of Section 3(21) of ERISA, Section 4975(e)(3) of the Code or Similar Laws, as applicable (each a “Plan Fiduciary”)) who is aware of and has taken into consideration its fiduciary duties, including the diversification requirements of Section 404(a)(1)(C) of ERISA or Similar Laws, as applicable; and with respect to a purchaser or transferee that is an ERISA Plan or an entity whose underlying assets constitute “plan assets” of an ERISA Plan by reason of an investment by one or more “benefit plan investors” (as defined in Section 3(42) of ERISA), the Plan Fiduciary is (1) a bank as defined in section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”) or similar institution that is regulated and supervised and subject to periodic examination by a United States state or federal agency; (2) an insurance carrier that is qualified under the laws of more than one United States state to perform the services of managing, acquiring or disposing of assets of an employee benefit plan subject to Title I of ERISA or any plan subject to Section 4975 of the Code; (3) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of such Act, is registered as an investment adviser under the laws of the United States state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (4) a broker-dealer registered under the Securities Exchange Act of 1934; or (5) an independent fiduciary that holds, or has under management or control, total assets of at least $50 million.

(b) the Plan Fiduciary: (1) is solely responsible for the decision to purchase the Preference Shares; (2) has determined that none of us is a “party in interest” or “disqualified person” (as such terms are defined in ERISA, the Code or Similar Laws, as applicable) with respect to the Plan or that neither the acquisition nor the holding of the Preference Shares constitutes a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or Similar Laws, as applicable; (3) is qualified to make such investment decision and to the extent it deems necessary has consulted its own investment advisers and legal counsel regarding the acquisition and the holding of the Preference Shares; (4) in making its decision to acquire the Preference Shares, has not relied on and is not relying on any advice or recommendation by us or any agent engaged by us with respect to the acquisition of the Preference Shares; (5) understands that we are not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the acquisition of the Preference Shares; and (6) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including with regard to the acquisition and holding of the Preference Shares;

(c) the Plan Fiduciary acknowledges and agrees that neither we nor any agent engaged by us, with respect to the purchase of the Preference Shares, is a “fiduciary” (within the meaning of Section 3(21) of ERISA or Similar Laws, as applicable) with respect to any assets of the Plan and that the Plan Fiduciary has not relied and is not relying on us to provide, and none of us provided, any kind of investment advice with respect to the purchase of the Preference Shares;

(d) the Plan Fiduciary has considered the following with respect to the Plan’s purchase of the Preference Shares and has determined that, in view of such considerations, the purchase of the Preference Shares is consistent with such Plan Fiduciary’s responsibility under ERISA, the Code or any Similar Laws: (1) whether the purchase of the Preference Shares is prudent for the Plan; (2) whether the risk, structure and operation of the compensation arrangement has been adequately disclosed and furthers the interests of the Plan; (3) whether the Plan’s current and anticipated liquidity needs would be met; (4) whether the purchase of the Preference Shares would permit the Plan’s overall portfolio to remain adequately diversified; and (5) whether the purchase of the Preference Shares is permitted under documents governing the Plan and under ERISA and the Code and Similar Laws; and

(e) none of us, nor any agent engaged by us with respect to the purchase of the Preference Shares, will receive any fee or other compensation directly from the Plan, Plan Fiduciary, any participant, beneficiary, or owner of such Plan (as applicable) for any investment advice (as opposed to other services) provided with respect to the purchase of the Preference Shares.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Preference Shares on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase of the Preference Shares.

UNDERWRITING

Under the terms of an underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters has agreed severally but not jointly to purchase, the respective number of Preference Shares shown opposite its name below:

Underwriters	Number of Preference Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
Barclays Capital Inc.

Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the Preference Shares offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the Preference Shares offered by this prospectus supplement if any of these Preference Shares are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters may also purchase from us on the closing date of this offering up to an additional              Preference Shares to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. If any shares are purchased with this option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of Preference Shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

We expect to deliver the Preference Shares against payment for the Preference Shares on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the              business day following the date of the pricing of the Preference Shares (“T+            ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Preference Shares on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Preference Shares initially will settle in T+            , to specify alternative settlement arrangements to prevent a failed settlement.

Commissions and Expenses

The underwriters have advised us that they propose to offer the Preference Shares directly to the public at the public offering price on the cover of this prospectus supplement and may offer the Preference Shares to selected dealers, which may include the underwriters, at such offering price less a concession not in excess of $             per Preference Share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $             per Preference Share to certain brokers and dealers. After the commencement of the offering, the underwriters may change the offering price and other selling terms. The offering of the Preference Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We will pay an underwriting discount of $             per Preference Share. The following table shows the public offering price, the underwriting discount and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares from us.

	Per Preference Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

The expenses of the offering that are payable by us are estimated to be $             (exclusive of underwriting discounts).

No Sales of Similar Securities

We have agreed not to, directly or indirectly, issue, sell, offer to sell, grant any option for the sale or otherwise dispose of any series of preference shares or securities convertible into or exchangeable or exercisable for any series of preference shares for 60 days following the date of the underwriting agreement without first obtaining the consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., and Barclays Capital Inc. as representatives of the underwriters. This agreement will not apply to issuances to raise funds as a result of a large loss event impacting our reinsurance or insurance portfolio or as necessary to maintain our existing ratings.

Listing and Trading

Prior to this offering, there has been no public market for the Preference Shares. We will apply to list the Preference Shares on the NYSE under the symbol “AHLPRD” and expect trading in the Preference Shares to begin within 30 days of                     , 2016, the date of initial delivery. The underwriters intend to make a market in the Preference Shares. However, the underwriters will have no obligation to make a market in the Preference Shares, and may cease market-making activities, if commenced, at any time.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization and Short Positions

The underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the Preference Shares, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the securities so long as the stabilizing bids do not exceed a specified maximum.

•	A short position involves a sale by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase in the offering, which creates a short position. The underwriters may reduce that short position by purchasing securities in the open market. A short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the security originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions and covering transactions may have the effect of raising or maintaining the market price of the Preference Shares or preventing or retarding a decline in the market price of the Preference Shares. As a result, the price of the Preference Shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Preference Shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time, certain of the underwriters and their affiliates have directly or indirectly, provided investment and commercial banking or financial advisory services to Aspen Holdings, its affiliates and other companies in the insurance industry, for which they have received customary fees and commissions, and expect to provide these services to us and others in the future, for which they expect to receive customary fees and commissions.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Preference Shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Preference Shares offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

The Preference Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Preference Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter, severally and not jointly, has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of Preference Shares which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the issuer for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Preference Shares referred to in (a), (b) or (c) above shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Preference Shares to the public” in relation to any Preference Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Preference Shares to be offered so as to enable an investor to decide to purchase or subscribe to the Preference Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

Each underwriter, severally, but not jointly, has represented and agreed that:

(i)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Preference Shares in circumstances in which Section 21(1) of the FSMA is complied with or does not apply; and

(ii)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any such Preference Shares in, from or otherwise involving the United Kingdom.

Ireland

Each underwriter, severally, but not jointly, has represented and agreed that it has not offered, sold, placed or underwritten and will not offer, sell, place or underwrite the Preference Shares, or do anything in Ireland in respect of the Preference Shares, otherwise than in conformity with the provisions of:

•	the Prospectus Regulations and any rules issued by the Central Bank under Section 51 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland (as amended);

•	the European Communities (Markets in Financial Instruments) Regulations 2007 (as amended) of Ireland and it will conduct itself in accordance with any rules or codes of conduct and any conditions or requirements, or any other enactment, imposed or approved by the Central Bank; and

•	the Market Abuse (Directive 2003/6/EC) Regulations 2005 and any rules issued by the Central Bank under Section 34 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland.

Japan

The Preference Shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended, the “FIEA”) and, accordingly, each underwriter has undertaken that it will not offer or sell any Preference Shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Control Act (Act No.228 of 1949, as amended)), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

Each underwriter, severally, but not jointly, has represented and agreed that:

(i)	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Preference Shares (except for Preference Shares which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”)) other than: (a) to “professional investors” as defined in the SFO and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(ii)	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Preference Shares, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Preference Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, each underwriter has represented, warranted and agreed, and each further will be required to represent, warrant and agree, that it has not offered or sold any Preference Shares or caused such Preference Shares to be made the subject of an invitation for subscription or purchase and will not offer or sell such

Preference Shares or cause such Preference Shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Preference Shares, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Preference Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (ii) a trust (where the trustee is not an accredited investor (as defined in Section 4(A) of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six (6) months after that corporation or that trust has acquired the Preference Shares pursuant to an offer made under Section 275 except:

(a) to an institutional investor (under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such securities of that corporation or such rights or interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets and further for corporations, in accordance with the conditions specified in Section 275(1A) of the SFA;

(b) where no consideration is or will be given for the transfer;

(c) where the transfer is by operation of law; or

(d) as specified in Section 276(7) of the SFA.

Bermuda

Each underwriter, severally, but not jointly, has represented and agreed that it has not offered, sold, placed or underwritten and will not offer, sell, place or underwrite more than 20% of its proportion of the Preference Shares (as shown in the table above) to persons who are residents of Bermuda.

LEGAL MATTERS

Willkie Farr & Gallagher LLP, New York, New York and Willkie Farr & Gallagher (UK) LLP, London, United Kingdom will represent us in connection with this offering. Appleby (Bermuda) Limited, Hamilton, Bermuda has advised us on all matters of Bermuda law in connection with this offering. The underwriters have been represented in connection with this offering by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements and related financial statement schedules of Aspen Holdings and its subsidiaries as of and for the year ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

The consolidated financial statements and related financial statement schedules of Aspen Holdings and its subsidiaries as of December 31, 2014 and for each of the years in the two-year period ended December 31, 2014 have been incorporated by reference herein in reliance upon the report of KPMG Audit Plc, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Anyone may inspect any materials we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov and our website at www.aspen.co. Information on our website is not incorporated into this prospectus supplement or the accompanying prospectus or our other securities filings and is not a part of these filings.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus supplement information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.

The information incorporated by reference is deemed to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede that information. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

The following documents listed below, which we have previously filed with the SEC, are incorporated by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 19, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on April 28, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the SEC on August 4, 2016; and

•	our Current Reports on Form 8-K filed with the SEC on February 4, 2016 (Item 5.02 only), April 22, 2016, May 18, 2016 (Item 8.01 only) and June 30, 2016.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement and prior to the termination of this offering shall also be deemed to be incorporated into this prospectus supplement by reference.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Aspen Insurance Holdings Limited

Attention: Company Secretary

141 Front Street

Hamilton HM 19

Bermuda (441) 295-8201

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference into this prospectus supplement.

PROSPECTUS

ASPEN INSURANCE HOLDINGS LIMITED

Ordinary Shares; Preference Shares; Depositary Shares Representing Ordinary Shares or Preference Shares; Senior or Subordinated Debt Securities; Warrants to Purchase Ordinary Shares, Preference Shares or Debt Securities; and Purchase Contracts and Purchase Units

We may from time to time offer and sell:

•	ordinary shares;

•	preference shares;

•	depositary shares representing ordinary shares or preference shares;

•	senior or subordinated debt securities;

•	warrants to purchase ordinary shares, preference shares or debt securities; and

•	purchase contracts and purchase units.

We may sell any combination of these securities in one or more offerings. We will describe in a prospectus supplement, which must accompany this prospectus (this “Prospectus”), the type and amount of a series of securities we are offering and selling, as well as the specific terms and initial public offering prices of these securities. Such prospectus supplement may also add, update or change information contained in this Prospectus. You should read this Prospectus and any accompanying prospectus supplement carefully before you invest in these securities.

We may offer securities in amounts, at prices and on terms to be determined at the time of offering. We may sell these securities to or through underwriters and also to other purchasers or through agents. If any agents or underwriters are involved in the sale of any securities, the names of the underwriters or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement.

Our ordinary shares are traded on the New York Stock Exchange (the “NYSE”) under the symbol “AHL.” Other than for our ordinary shares, there is no market for the other securities we may offer.

INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND THE RISK FACTORS THAT WILL BE INCLUDED IN AN ACCOMPANYING PROSPECTUS SUPPLEMENT.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE BERMUDA MONETARY AUTHORITY (“BMA”) OR THE BERMUDA REGISTRAR OF COMPANIES HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003, and the Exchange Control Act 1972, and related regulations of Bermuda that regulate the sale of securities in Bermuda. In addition, specific permission is required from the BMA, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities of a Bermuda company are listed on an appointed stock exchange (the NYSE is such an exchange), general permission is given for the issue and subsequent transfer of any securities of the company (which includes the securities described herein) from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. Notwithstanding the above general permission, we have obtained from the BMA its permission for the issue and free transferability of our shares and other securities, as long as the shares are listed on the NYSE or on an appointed stock exchange, to and among persons who are non-residents of Bermuda for exchange control purposes and of up to 20% of our securities, including our shares, to and among persons who are residents in Bermuda for exchange control purposes.

Under the Insurance Act 1978 of Bermuda, as amended (the “Insurance Act”), where the shares of a parent company, like Aspen Insurance Holdings Limited (“Aspen Holdings”), of an insurer registered under the Insurance Act (our wholly-owned subsidiary, Aspen Bermuda Limited (“Aspen Bermuda”), being such an insurer) are traded on any stock exchange recognized by the BMA (the NYSE is so recognized), not later than 45 days after a person becomes, directly or indirectly (through its shareholding in the parent company), a 10%, 20%, 33% or 50% shareholder controller of such insurer, that person shall file with the BMA a notice in writing stating that he has become such a controller. The BMA may serve a notice of objection on any shareholder controller of Aspen Bermuda if it appears to the BMA that the person is not fit and proper to be such a controller.

Aspen Bermuda is required to notify the BMA in writing in the event of any person becoming or ceasing to be a controller of it, a controller being a managing director, chief executive or other person in accordance with whose directions or instructions the directors of Aspen Bermuda are accustomed to act, including any person who holds, or is entitled to exercise, 10% or more of the voting shares or voting power or is able to exercise a significant influence over the management of Aspen Bermuda.

Each of Aspen Holdings and Aspen Bermuda is required to notify the BMA in writing in the event any person has become or ceased to be an officer of it or Aspen Holdings, an officer being a director, chief executive or senior executive performing duties of underwriting, actuarial, risk management, compliance, internal audit, finance or investment matters.

The BMA and the Bermuda Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this Prospectus.

This Prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this Prospectus is August 4, 2016.

You should rely only on the information contained in this Prospectus. This Prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not, and the initial purchaser is not, making an offer of these securities in any state where the offer is not permitted.

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process, relating to the ordinary shares, preference shares, depositary shares, debt securities, warrants, purchase contracts and purchase units described in this Prospectus. This means:

•	we may issue any combination of securities covered by this Prospectus from time to time;

•	we will provide a prospectus supplement each time these securities are offered pursuant to this Prospectus; and

•	the prospectus supplement will provide specific information about the terms of that offering and also may add to, update or change information contained in this Prospectus.

This Prospectus provides you with a general description of the securities we may offer. This Prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this Prospectus. To the extent the information in any prospectus supplement or the information incorporated by reference in any prospectus supplement is inconsistent with the information contained in this Prospectus, the information in such prospectus supplement or the information incorporated by reference in such prospectus supplement shall govern. You should read both this Prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, references in this Prospectus to the “Company,” “we,” “us” or “our” refer to Aspen Insurance Holdings Limited (“Aspen Holdings”) or Aspen Holdings and its subsidiaries, Aspen Insurance UK Limited (“Aspen U.K.”), Aspen (UK) Holdings Limited (“Aspen U.K. Holdings”), Aspen (US) Holdings Limited (“Aspen U.S. Holdings Ltd.”), Aspen Insurance UK Services Limited (“Aspen UK Services”), AIUK Trustees Limited (“AIUK Trustees”), Aspen Bermuda Limited (“Aspen Bermuda”, formerly Aspen Insurance Limited), Aspen Underwriting Limited (“AUL”, corporate member of Lloyd’s Syndicate 4711, “Syndicate 4711”), Aspen European Holdings Limited (“Aspen European”), Aspen Managing Agency Limited (“AMAL”), Aspen Singapore Pte. Ltd. (“ASPL”), Aspen U.S. Holdings, Inc. (“Aspen U.S. Holdings”), Aspen Specialty Insurance Company (“Aspen Specialty”), Aspen Specialty Insurance Management, Inc. (“Aspen Management”), Aspen Re America, Inc. (“Aspen Re America”), Aspen Insurance U.S. Services Inc. (“Aspen U.S. Services”), Aspen Re America CA, LLC (“ARA — CA”), Aspen Specialty Insurance Solutions LLC (“ASIS”), Aspen Re America Risk Solutions LLC (“Aspen Solutions”), Acorn Limited (“Acorn”), APJ Continuation Limited (“APJ”), APJ Asset Protection Jersey Limited (“APJ Jersey”), Aspen UK Syndicate Services Limited (“AUSSL”, formerly APJ Services Limited), Aspen Risk Management Limited (“ARML”), Aspen American Insurance Company (“AAIC”), Aspen Recoveries Limited (“Aspen Recoveries”), Aspen Capital Management, Ltd (“ACM”), Silverton Re Ltd. (“Silverton”), Aspen Capital Advisors Inc. (“ACA”), Peregrine Reinsurance Ltd (“Peregrine”), Aspen Cat Fund Limited (“ACF”), AG Logic Holdings, LLC (“AgriLogic”) and any other direct or indirect subsidiary collectively, as the context requires. Aspen U.K., Aspen Bermuda, Aspen Specialty, AAIC, and AUL, as corporate member of Syndicate 4711, are our principal operating subsidiaries and each referred to herein as an “Operating Subsidiary” and collectively referred to as the “Operating Subsidiaries.”

References in this Prospectus to “U.S. Dollars,” “dollars,” “$” or “¢” are to the lawful currency of the United States of America, references to “British Pounds,” “pounds,” “GBP” or “£” are to the lawful currency of the United Kingdom, and references to “euros” or “€” are to the lawful currency adopted by certain member states of the European Union (the “E.U.”), unless the context otherwise requires.

Any statements in this Prospectus concerning the provisions of any document are not complete. Such references are made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus is a part or otherwise filed with the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

ASPEN INSURANCE HOLDINGS LIMITED

We are a Bermuda exempted limited liability holding company, incorporated on May 23, 2002, and conduct insurance and reinsurance business through our principal operating subsidiaries in the following jurisdictions:

•	the United Kingdom, through Aspen U.K., an insurer authorized by the Prudential Regulation Authority and the Financial Conduct Authority, and AUL, as corporate member of Syndicate 4711 at Lloyd’s of London;

•	Bermuda, through Aspen Bermuda, an insurer authorized by the BMA; and

•	the United States, through Aspen Specialty and AAIC.

Our subsidiary, Aspen U.K., also has branches in Cologne (Germany), Dubai (United Arab Emirates), Dublin (Ireland), Paris (France), Zurich (Switzerland), Singapore, Sydney (Australia) and Canada. We operate in the global markets for property, casualty and specialty insurance and reinsurance.

We manage our business in two segments, insurance (“Aspen Insurance”) and reinsurance (“Aspen Re”), to enhance and better serve our global customer base. Aspen Insurance is comprised of property and casualty insurance, marine, aviation and energy insurance, and financial and professional lines insurance. Aspen Re is comprised of property catastrophe reinsurance (including the business written through Aspen Capital Markets), other property reinsurance, casualty reinsurance and specialty reinsurance.

Our principal executive offices are located at 141 Front Street, Hamilton HM 19, Bermuda. Our telephone number is (441) 295-8201.

For further information regarding Aspen Insurance Holdings Limited, including financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below for more information.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K for our most recent fiscal year and in our updates to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this Prospectus or incorporated by reference into this Prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties not presently known to us or that we currently deem immaterial. Our business, financial condition or operating results could be materially adversely affected by any of these risks.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference to this Prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Statements that use the terms “believe,” “do not believe,” “anticipate,” “expect,” “assume,” “objective,” “target,” “plan,” “estimate,” “project,” “seek,” “will,” “may,” “aim,” “likely,” “continue,” “intend,” “guidance,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “on track” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and because our business is subject to numerous risks, uncertainties and other factors, our actual results could differ materially from those anticipated in the forward-looking statements. We believe that these factors include, but are not limited to, the following:

•	our ability to successfully implement steps to further optimize the business portfolio, ensure capital efficiency and enhance investment returns;

•	the possibility of greater frequency or severity of claims and loss activity, including as a result of natural or man-made (including economic and political risks) catastrophic or material loss events, than our underwriting, reserving, reinsurance purchasing or investment practices have anticipated;

•	the assumptions and uncertainties underlying reserve levels that may be impacted by future payments for settlements of claims and expenses or by other factors causing adverse or favorable development, including our assumptions on inflation costs associated with long-tail casualty business which could differ materially from actual experience;

•	the impact of the vote and resulting negotiations regarding the vote by the U.K. electorate in favor of a U.K. exit from the E.U. in the recent in-or-out referendum;

•	the reliability of, and changes in assumptions to, natural and man-made catastrophe pricing, accumulation and estimated loss models;

•	decreased demand for our insurance or reinsurance products;

•	cyclical changes in the insurance and reinsurance industry;

•	the models we use to assess our exposure to losses from future natural catastrophes contain inherent uncertainties and our actual losses may differ significantly from expectations;

•	our capital models may provide materially different indications than actual results;

•	increased competition from existing insurers and reinsurers and from alternative capital providers and insurance-linked funds and collateralized special purpose insurers on the basis of pricing, capacity, coverage terms, new capital, binding authorities to brokers or other factors and the related demand and supply dynamics as contracts come up for renewal;

•	our ability to execute our business plan to enter new markets, introduce new products and teams and develop new distribution channels, including their integration into our existing operations;

•	our acquisition strategy;

•	changes in market conditions in the agriculture industry, which may vary depending upon demand for agricultural products, weather, commodity prices, natural disasters, and changes in legislation and policies related to agricultural products and producers;

•	termination of, or changes in, the terms of the U.S. Federal Multiple Peril Crop Insurance Program or the U.S. Farm Bill, including modifications to the Standard Reinsurance Agreement put in place by the Risk Management Agency of the U.S. Department of Agriculture;

•	the recent consolidation in the (re)insurance industry;

•	loss of one or more of our senior underwriters or key personnel;

•	changes in our ability to exercise capital management initiatives (including our share repurchase program) or to arrange banking facilities as a result of prevailing market conditions or changes in our financial results;

•	changes in general economic conditions, including inflation, deflation, foreign currency exchange rates, interest rates and other factors that could affect our financial results;

•	the risk of a material decline in the value or liquidity of all or parts of our investment portfolio;

•	the risks associated with the management of capital on behalf of investors;

•	evolving issues with respect to interpretation of coverage after major loss events;

•	our ability to adequately model and price the effects of climate cycles and climate change;

•	any intervening legislative or governmental action and changing judicial interpretation and judgments on insurers’ liability to various risks;

•	the risks related to litigation;

•	the effectiveness of our risk management loss limitation methods, including our reinsurance purchasing;

•	changes in the availability, cost or quality of reinsurance or retrocessional coverage;

•	changes in the total industry losses or our share of total industry losses resulting from events, such as catastrophes, that have occurred in prior years or may occur and, with respect to such events, our reliance on loss reports received from cedants and loss adjustors, our reliance on industry loss estimates and those generated by modeling techniques, changes in rulings on flood damage or other exclusions as a result of prevailing lawsuits and case law;

•	the impact of one or more large losses from events other than natural catastrophes or by an unexpected accumulation of attritional losses and deterioration in loss estimates;

•	the impact of acts of terrorism, acts of war and related legislation;

•	any changes in our reinsurers’ credit quality and the amount and timing of reinsurance recoverables;

•	the continuing and uncertain impact of the current depressed lower growth economic environment in many of the countries in which we operate;

•	our reliance on information and technology and third-party service providers for our operations and systems;

•	the level of inflation in repair costs due to limited availability of labor and materials after catastrophes;

•	a decline in our Operating Subsidiaries’ ratings with S&P, A.M. Best or Moody’s;

•	the failure of our reinsurers, policyholders, brokers or other intermediaries to honor their payment obligations;

•	our reliance on the assessment and pricing of individual risks by third parties;

•	our dependence on a few brokers for a large portion of our revenues;

•	the persistence of heightened financial risks, including excess sovereign debt, the banking system and the Eurozone crisis;

•	changes in government regulations or tax laws in jurisdictions where we conduct business;

•	changes in accounting principles or policies or in the application of such accounting principles or policies;

•	increased counterparty risk due to the credit impairment of financial institutions; and

•	Aspen Holdings or Aspen Bermuda becoming subject to income taxes in the United States or the United Kingdom.

All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by these cautionary statements. The foregoing list should not be construed as exhaustive and should be read in conjunction with other information included or incorporated by reference herein. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You should specifically consider the factors identified in this Prospectus which could cause actual results to differ before making an investment decision.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by us will be used for working capital, capital expenditures, acquisitions and/or other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preference share dividends for the six months ended June 30, 2016 and the years ended December 31, 2015, 2014, 2013, 2012 and 2011:

		Fiscal year Ended December 31, (As Adjusted)
	Six Months Ended June 30, 2016	2015	2014	2013	2012	2011(2)(3)
Ratio of earnings to fixed charges	13.37x	12.44x	13.47x	9.95x	10.56x	(3.78	)x
Ratio of earnings to fixed charges and preference share dividends(1)	5.80x	5.33x	5.80x	4.69x	5.13x	(1.96	)x

(1)	For purposes of computing these ratios, earnings consist of net income before tax, excluding interest expense. Fixed charges consist of interest expense on our long-term debt. Fixed charges and preference share dividends consists of interest expense on our long-term debt and dividends on our Perpetual PIERS (which the Company redeemed in May 2013), 7.401% Preference Shares, 7.250% Preference Shares and 5.95% Preference Shares (each as defined herein) grossed up at the effective rate of tax.
(2)	For the year ended December 31, 2011, the net result before tax was a loss of $143.0 million.
(3)	In 2012, the Company adopted the provision of ASU 2010-26, “Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts.” Under the standard, the Company is required to expense the proportion of its general and administrative deferred acquisition costs not directly related to successful acquisition. For more information on the impact of ASU 2010-26 refer to Note 2(l) “Basis of Preparation and Significant Accounting Policies — New Accounting Policies,” of our consolidated financial statements appearing in the Company’s Annual Report on Form 10-K, filed February 26, 2013.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

Our Offered Securities

We may offer from time to time under this Prospectus, separately or together:

•	ordinary shares, which we would expect to list on the NYSE;

•	preference shares, the terms and series of which would be described in the related prospectus supplement;

•	depositary shares, each representing a fraction of an ordinary share or a particular series of preference shares, which would be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts;

•	senior debt securities;

•	subordinated debt securities, which would be subordinated in right of payment to our Senior Indebtedness (as defined elsewhere in this Prospectus) to the degree described in the Prospectus;

•	warrants to purchase ordinary shares and warrants to purchase preference shares, which would be evidenced by share warrant certificates and may be issued under a share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to, or separate from, such other offered securities;

•	warrants to purchase debt securities, which would be evidenced by debt warrant certificates and may be issued under a debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	purchase contracts obligating holders to purchase from us a specified number of ordinary shares or preference shares at a future date or dates; and

•	purchase units, consisting of a purchase contract and, as security for the holder’s obligation to purchase ordinary shares or preference shares under the purchase contract, any of (i) our debt securities, (ii) debt obligations of third parties, including U.S. Treasury securities, or (iii) our preference shares.

We may issue the above securities or other securities from time to time under this Prospectus or supplements to this Prospectus.

DESCRIPTION OF SHARE CAPITAL

The following summary of provisions of our bye-laws is qualified in its entirety by the provisions of the bye- laws which are incorporated by reference as an exhibit to the registration statement to which this Prospectus relates or which are in effect at the time of filing of any subsequent prospectus supplement to this Prospectus. In addition, you should review any such prospectus supplement relating to an issuance or sale of ordinary shares for the number of authorized shares, the history of our share capital, a description of the historical price range of our ordinary shares and any dilutive effect with respect to the issuance of additional ordinary shares. A more detailed description of the investor options and the employee and non-employee share options and restricted share units is set forth in our Annual Report on Form 10-K for our most recent fiscal year. Any amendment to our registration statement filed under the Exchange Act on Form 8-A on November 25, 2003 with the SEC filed for the purpose of updating such description is also hereby incorporated by reference.

The following summary of our share capital is qualified in its entirety by reference to our memorandum of association and by our bye-laws which have been incorporated by reference as an exhibit to the registration statement to which this Prospectus relates.

Ordinary Shares

In general, subject to the adjustments regarding voting set forth in “— Voting Adjustments” below, holders of our ordinary shares have one vote for each ordinary share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. Holders of our ordinary shares are entitled to receive dividends as may be lawfully declared from time to time by our board of directors (the “Board of Directors”). Holders of our ordinary shares have no redemption, conversion or sinking fund rights. In the event of our liquidation, dissolution or winding-up, the holders of our ordinary shares are entitled to share equally and ratably in our assets, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preferred shares.

No prediction can be made as to the effect, if any, future sales of shares, or the availability of shares for future sales, will have on the market price of our ordinary shares prevailing from time to time. The sale of substantial amounts of our ordinary shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of our ordinary shares.

Voting Power Adjustments

In general, and except as provided below, shareholders have one vote for each ordinary share held by them and are entitled to vote at all meetings of shareholders. However, if, and so long as, the shares of a shareholder in the Company are treated as “controlled shares” (as determined pursuant to section 958 of the Internal Revenue Code of 1986, as amended (the “Code”)) of any U.S. Person (as defined in the Code) and such “controlled shares” constitute 9.5% or more of the voting power of all shares of Aspen Holdings and such person would be generally required to recognize income with respect to the Company under section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in section 957 of the Code and if the ownership threshold under section 951(b) of the Code were 9.5% (“9.5% U.S. Shareholder”), the voting rights with respect to the controlled shares owned by such U.S. Person shall be limited, in the aggregate, to a voting power of less than 9.5% under a formula specified in our bye-laws. The formula is applied repeatedly until the voting power of all 9.5% U.S. Shareholders has been reduced to less than 9.5%. In addition, the Board of Directors may limit a shareholder’s voting rights when it deems it appropriate to do so to (i) avoid the existence of any 9.5% U.S. Shareholder; and (ii) avoid certain material adverse tax, legal or regulatory consequences to the Company or any of its subsidiaries or any shareholder or its affiliates. “Controlled shares” includes, among other things, all shares of the Company that such U.S. Person is deemed to own directly, indirectly or constructively (within the meaning of section 958 of the Code). Pursuant to our bye-laws the amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among all other shareholders of

Aspen Holdings whose shares were not “controlled shares” of any 9.5% U.S. Shareholder so long as such (i) reallocation does not cause any person to become a 9.5% U.S. Shareholder; and (ii) no portion of such reallocation shall apply to the shares held by Estera Services (Bermuda) Limited, formerly Appleby Services (Bermuda) Ltd, to increase to 10% or more (the “Names’ Trustee”), except where the failure to apply such increase would result in any person becoming a 9.5% Shareholder.

Under these provisions, certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share.

Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.5% limitation by virtue of their direct share ownership. Our bye-laws provide that shareholders will be notified of their voting interests prior to any vote to be taken by them.

We are authorized to require any shareholder to provide information as to that shareholder’s beneficial share ownership, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of the number of ordinary shares attributable to any person. If any holder fails to respond to this request or submits incomplete or inaccurate information, we may, in our sole discretion, eliminate the shareholder’s voting rights. All information provided by the shareholder shall be treated by the Company as confidential information and shall be used by the Company solely for the purpose of establishing whether any 9.5% U.S. Shareholder exists (except as otherwise required by applicable law or regulation).

For purposes of this section, the term “U.S. Person” means: (i) an individual citizen or resident of the United States, (ii) a partnership or corporation, created in or organized under the laws of the United States, or organized under the laws of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (y) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes or (v) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

Acquisition of Ordinary Shares by the Company

Under our bye-laws and subject to Bermuda law, we have the option, but not the obligation, to require a shareholder to sell to us or a third party at fair market value, as determined in the good faith discretion of the Board of Directors, the minimum number of ordinary shares which is necessary to avoid or cure any material adverse tax consequences to us, our subsidiaries or our shareholders or affiliates if the Board of Directors unanimously determines that failure to exercise such option would result in such material adverse tax consequences.

Issuance of Shares

In accordance with our bye-laws, the Board of Directors has the power to issue any unissued shares of the Company, except that with respect to preference shares having voting rights or powers together with the holders of any other class of the share capital of the Company to elect one or more directors of the Company (other than any mandatory voting rights or powers required under the Bermuda Companies Act 1981, as amended (the “Companies Act”)), the Board of Directors may only issue such preference shares if a resolution authorizing such issuance is approved by the holders of ordinary shares (but not any other class of shares) then outstanding (taking into consideration any adjustment of voting power under our bye-laws).

Non-Voting Shares

Holders of our non-voting shares have the same rights as the holders of ordinary shares, except that (unless otherwise granted a vote pursuant to the provisions of the Companies Act) they have no right to vote on any matters put before the shareholders of the Company. Since the completion of our initial public offering, each non-voting share will automatically convert, immediately upon issue, into one ordinary share carrying rights to vote.

Bye-laws

In addition to the provisions of our bye-laws described elsewhere in this Prospectus, the following provisions are a summary of some of the other important provisions of our bye-laws.

The Board of Directors and Corporate Action. Our bye-laws provide that the Board of Directors shall consist of not less than six and not more than 15 directors. Subject to our bye-laws, Bermuda law and to the director appointing rights contained in the Certificates of Designation relating to the Preference Shares (defined below), the directors shall be elected or appointed by holders of ordinary shares. Our Board of Directors is divided into three classes, designated Class I, Class II and Class III. Each director shall serve for a term ending on the date of the third annual general meeting of shareholders next following the annual general meeting at which such director was elected. After the expiration of the respective terms of the initial directors as set forth above, directors of each class shall be selected by the shareholders and shall serve a term ending on the date of the third annual general meeting of shareholders following the annual general meeting at which such director was selected. Notwithstanding the foregoing, directors who are 70 years or older shall be elected every year and shall not be subject to a three-year term. In addition, notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected or until such director is removed from office or such office is otherwise vacated. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.

Generally, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required to authorize corporate action. Corporate action may also be taken by a unanimous written resolution of the Board of Directors without a meeting and with no need to give notice, except in the case of removal of auditors or directors. The quorum necessary for the transaction of business of the Board of Directors may be fixed by the Board of Directors and, unless so fixed at any other number, shall be a majority of directors in office from time to time and in no event less than two directors.

Shareholder Action. Except as otherwise required by the Companies Act and our bye-laws, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative vote of a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the bye-laws). Our bye-laws require not less than 21 days’ notice in writing of annual general meetings.

The following actions shall be approved by the affirmative vote of at least seventy-five percent (75%) of the voting power of shares entitled to vote at a meeting of shareholders (in each case, after taking into account voting power adjustments under the bye-laws): any amendment to Bye-Laws 13 (first sentence — Modification of Rights); 24 (Transfer of Shares); 49 (Voting); 63, 64, 65 and 66 (Adjustment of Voting Power); 67 (Other Adjustments of Voting Power), 76 (Purchase of Shares), 84 or 85 (Certain Subsidiaries); provided, however, that in the case of any amendments to Bye-Laws 24, 63, 64, 65, 66, 67 or 76, such amendment shall only be subject to this voting requirement if the Board of Directors determines in its sole discretion that such amendment could adversely affect any shareholder in any non- de minimis respect. The following actions shall be approved by the affirmative vote of at least sixty-six percent (66%) of the voting power of shares entitled to vote at a meeting of shareholders (in each case, after taking into account voting power adjustments under the bye-laws): (i) a merger or amalgamation with, or a sale, lease or transfer of all or substantially all of the assets of the Company to, a third party, where any shareholder does not have the same right to receive the same consideration as all other shareholders in such transaction; (ii) discontinuance of the Company out of Bermuda to another jurisdiction; or (iii) any amendment to Bye-Law 50.

Amendment. Our bye-laws may be revoked or amended by a majority of the Board of Directors then in office and eligible to vote on such resolution, but no revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the shareholders by resolution passed by an affirmative vote of a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the bye-laws) or such greater majority as required by our bye-laws (as applicable).

Voting of Non-U.S. Subsidiary Shares. If the voting rights of any shares of the Company are adjusted and we are required or entitled to vote at a general meeting of any of Aspen U.K., Aspen U.K. Holdings, Aspen Bermuda, AUL, AMAL and other of our non-U.S. subsidiaries, (together, the “Non-U.S. Subsidiaries”), our directors shall refer the subject matter of the vote to our shareholders and seek direction from such shareholders as to how they should vote on the resolution proposed by the Non-U.S. Subsidiary. Substantially similar provisions are or will be contained in the bye-laws (or equivalent governing documents) of the Non-U.S. Subsidiaries.

Capital Reduction. In the event of a reduction of capital, our bye-laws permit such reduction to apply to part of a class of shares.

Corporate Purpose. Our certificate of incorporation and memorandum of association and our bye-laws, which are incorporated by reference as exhibits to the registration statement to which this Prospectus relates, do not restrict our corporate purpose and objects.

7.401% Perpetual Preference Shares

On November 15, 2006, the Board of Directors authorized the issuance and sale of up to an aggregate amount of 8,000,000 of our 7.401% Perpetual Preference Shares, with a liquidation preference of $25 per security (the “7.401% Preference Shares”). On March 31, 2009, we purchased 2,672,500 of our 7.401% Preference Shares at a price of $12.50 per share. As at June 30, 2016, there were 5,327,500 7.401% Preference Shares outstanding. In the event of our liquidation, winding up or dissolution, our ordinary shares will rank junior to our 7.401% Preference Shares

Dividends on our 7.401% Preference Shares are payable on a non-cumulative basis only when, as and if declared by the Board of Directors at the annual rate of 7.401% of the $25 liquidation preference of each 7.401% Preference Share, payable quarterly in cash. Commencing on January 1, 2017, dividends on our 7.401% Preference Shares will be payable, on a non-cumulative basis, when, as and if declared by the Board of Directors, at a floating annual rate equal to 3-month LIBOR plus 3.28%. This floating dividend rate will be reset quarterly. Generally, unless the full dividends for the most recently ended dividend period on all outstanding 7.401% Preference Shares have been declared and paid, we cannot declare or pay a dividend on our ordinary shares.

Whenever dividends on any 7.401% Preference Shares shall have not been declared and paid for the equivalent of any six dividend periods, whether or not consecutive (a “nonpayment”), subject to certain conditions, the holders of our 7.401% Preference Shares, acting together as a single class with holders of any and all other series of preference shares having similar appointing rights then outstanding (including the 7.250% Preference Shares and the 5.95% Preference Shares as described below), will be entitled to the appointment of two directors, and the number of directors that comprise the Board of Directors will be increased by the number of directors so appointed. These appointing rights and the terms of the directors so appointed will continue until dividends on our 7.401% Preference Shares and any such series of voting preference shares following the nonpayment shall have been fully paid for at least four consecutive dividend periods.

In addition, the affirmative vote or consent of the holders of at least 662/3% of the aggregate liquidation preference of outstanding 7.401% Preference Shares and any series of appointing preference shares (including the 7.250% Preference Shares and the 5.95% Preference Shares), acting together as a single class, will be required for the authorization or issuance of any class or series of share capital (or security convertible into or exchangeable for shares) ranking senior to the 7.401% Preference Shares as to dividend rights or rights upon our liquidation, winding-up or dissolution and for amendments to our memorandum of association or bye-laws that would materially adversely affect the rights of holders of 7.401% Preference Shares.

On and after January 1, 2017, we may redeem the 7.401% Preference Shares at our option, in whole or in part, at a redemption price equal to $25 per 7.401% Preference Share, plus any declared and unpaid dividends.

Our 7.401% Preference Shares are listed on the NYSE under the symbol “AHLPRA.”

7.250% Perpetual Preference Shares

On April 3, 2012, the Pricing and Repurchase Committee of the Board of Directors authorized the issuance and sale of up $230,000,000 of our 7.250% Perpetual Non-Cumulative Preference Shares, with a liquidation preference of $25 per security (the “7.250% Preference Shares”). On April 11, 2012, we issued 6,400,000 7.250% Preference Shares for an aggregate amount of $160 million. As at June 30, 2016, there were 6,400,000 7.250% Preference Shares outstanding. In the event of our liquidation, winding up or dissolution, our ordinary shares will rank junior to our 7.250% Preference Shares.

Dividends on our 7.250% Preference Shares are payable on a non-cumulative basis only when, as and if declared by the Board of Directors at the annual rate of 7.250% of the $25 liquidation preference of each 7.250% Preference Share, payable quarterly in cash on January 1, April 1, July 1 and October 1 of each year.

Whenever dividends on any 7.250% Preference Shares shall have not been declared and paid for the equivalent of any six dividend periods, whether or not consecutive, subject to certain conditions, the holders of our 7.250% Preference Shares, acting together as a single class with holders of any and all other series of preference shares having similar appointing rights then outstanding (including the 7.401% Preference Shares and the 5.95% Preference Shares), will be entitled to the appointment of a total of two directors and the number of directors that comprise the Board of Directors will be increased by the number of directors so appointed. These appointing rights and the terms of the directors so appointed will continue until dividends on our 7.250% Preference Shares and any such series of voting preference shares following the nonpayment shall have been fully paid for at least four consecutive dividend periods.

In addition, the affirmative vote or consent of the holders of at least 662/3% of the aggregate liquidation preference of outstanding 7.250% Preference Shares and any series of appointing preference shares (including the 7.401% Preference Shares and 5.95% Preference Shares), voting together as a single class, will be required for the authorization or issuance of any class or series of senior shares (or any security convertible into or exchangeable for senior shares) ranking senior to the 7.250% Preference Shares as to dividend rights or rights upon our liquidation and for amendments to our memorandum of association or bye-laws that would materially adversely affect the rights of holders of 7.250% Preference Shares.

We may redeem the 7.250% Preference Shares at our option, in whole or in part, at a redemption price equal to $25 per 7.250% Preference Share, plus any declared and unpaid dividends, if any, (i) at any time following the occurrence of a tax event and (ii) on July 1, 2017 and any dividend payment date thereafter.

Our 7.250% Preference Shares are listed on the NYSE under the symbol “AHLPRB.”

5.95% Fixed-to-Floating Rate Perpetual Preference Shares

On April 25, 2013, the Board of Directors authorized the issuance and sale of up to $300,000,000 of our 5.95% Fixed-to-Floating Rate Perpetual Preference Non-Cumulative Shares, with a liquidation preference of $25 per security (the “5.95% Preference Shares”). On May 2, 2013, we issued 11,000,000 5.95% Preference

Shares for an aggregate amount of $275 million. As at June 30, 2016, there were 11,000,000 5.95% Preference Shares outstanding. In the event of our liquidation, winding up or dissolution, our ordinary shares will rank junior to our 5.95% Preference Shares.

Dividends on our 5.95% Preference Shares are payable on a non-cumulative basis only when, as and if declared by the Board at the annual rate of 5.95% of the $25 liquidation preference of each 5.95% Preference Share, payable quarterly in cash on January 1, April 1, July 1 and October 1 of each year. Commencing on July 1, 2023, dividends on the 5.95% Preference Shares will be payable, on a non-cumulative basis, when, as and if declared by the Board of Directors, at a floating annual rate equal to 3-month LIBOR plus 4.06%. This floating dividend will be reset quarterly. Generally, unless the full dividends for the most recently ended dividend period on all outstanding 5.95% Preference Shares have been declared and paid, we cannot declare or pay a dividend on our ordinary shares.

Whenever dividends on any 5.95% Preference Shares shall have not been declared and paid for the equivalent of any six dividend periods, whether or not consecutive (a “nonpayment”), subject to certain conditions, the holders of the 5.95% Preference Shares, acting together as a single class with holders of any and all other series of preference shares having similar appointing rights then outstanding (including the 7.401% Preference Shares and the 7.250% Preference Shares), will be entitled, at a special meeting called at the request of record holders of at least 20% of the aggregate liquidation preference of the 5.95% Preference Shares or of any other series of appointing preference shares then outstanding (including the 7.401% Preference Shares and the 7.250% Preference Shares) to the appointment of a total of two directors and the number of directors that comprise our Board of Directors will be increased by the number of directors so appointed. These appointing rights and the terms of the directors so appointed will continue until dividends on the 5.95% Preference Shares and any such series of voting preference shares following the nonpayment shall have been fully paid for at least four consecutive dividend periods.

In addition, the affirmative vote or consent of the holders of at least 66 2/3% of the aggregate liquidation preference of outstanding 5.95% Preference Shares and any series of appointing preference share (including the 7.401% Preference Shares and the 7.250% Preference Shares), acting together as a single class, will be required for the authorization or issuance of any class or series of senior shares (or any security convertible into or exchangeable for senior notes) ranking senior to the 5.95% Preference Shares as to dividend rights or rights upon liquidation, winding up or dissolution and for amendments to our memorandum of association or bye-laws that would materially adversely affect the existing terms of the 5.95% Preference Shares.

We may redeem the 5.95% Preference Shares at our option, in whole or in part, at a redemption price equal to $25 per 5.95% Preference Share, plus any declared and unpaid dividends, if any (i) on July 1, 2023 and on any dividend payment date thereafter and (ii) on any dividend payment date following the occurrence of a tax event or on the dividend payment date following the occurrence of a capital disqualification redemption event.

Our 5.95% Preference Shares are listed on the NYSE under symbol “AHLPRC.”

Future Series of Preference Shares

Subject to certain limitations contained in our bye-laws and any limitations prescribed by applicable law, the Board of Directors is authorized to issue preference shares in one or more series and to fix the rights, preferences privileges and restrictions of such shares, including, but not limited to, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences, and the number of shares constituting and the designation of any such series, without further vote or action by our shareholders. Such preference shares, upon issuance against full consideration (not less than the par value of such shares), will be fully paid and nonassessable. The particular rights and preferences of such preference shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preference shares, will be described in the prospectus supplement.

Because the following summary of the terms of preference shares is not complete, you should refer to our memorandum of association and bye-laws and any applicable resolution of the Board of Directors for complete information regarding the terms of the class or series of preference shares described in a prospectus supplement.

Whenever we refer to particular sections or defined terms of our memorandum of association and bye-laws and an applicable resolution of the Board of Directors, such sections or defined terms are incorporated herein by reference.

A prospectus supplement will specify the terms of a particular class or series of preference shares as follows:

•	the number of shares to be issued and sold and the distinctive designation thereof;

•	the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

•	the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of share capital, to elect one or more of our directors;

•	the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

•	the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding;

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our memorandum of association and bye-laws; and

•	a discussion of certain U.S. federal income tax considerations.

Subject to the specification of the above terms of preference shares and as otherwise provided with respect to a particular class or series of preference shares, in each case as described in a supplement to this Prospectus, the following general provisions will apply to each class or series of preference shares.

Dividends

Except as otherwise set forth in the applicable prospectus supplement, the holders of preference shares will be entitled to receive dividends, if any, at such rate established by the Board of Directors in accordance with the bye- laws, payable on specified dates each year for the respective dividend periods ending on such dates (“dividend periods”), when and as declared by the Board of Directors and subject to Bermuda law and regulations. Such dividends will accrue on each preference share from the first day of the dividend period in which such share is issued or from such other date as the Board of Directors may fix for such purpose. All dividends on preference shares will be cumulative. If we do not pay or set apart for payment the dividend, or any part thereof, on the issued and outstanding preference shares for any dividend period, the deficiency in the dividend on the preference shares must thereafter be fully paid or declared and set apart for payment (without interest) before any dividend may be paid or declared and set apart for payment on the ordinary shares. The holders of preference shares will not be entitled to participate in any other or additional earnings or profits of ours, except for such premiums, if any, as may be payable in case of our liquidation, dissolution or winding up.

Any dividend paid upon the preference shares at a time when any accrued dividends for any prior dividend period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent thereof, beginning with the earliest dividend period for which dividends are then wholly or partly delinquent, and will be so designated to each shareholder to whom payment is made.

No dividends will be paid upon any shares of any class or series of preference shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past dividend periods of such other class or series. If any dividends are paid on any of the preference shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preference shares then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable on each class or series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preference shares.

Our ability to pay dividends depends, in part, on the ability of our subsidiaries to pay dividends to us. Under Bermuda law, a company may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is or would, after the declaration or payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than its liabilities. In addition, our insurance subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends to us.

Further, as the BMA is the group supervisor for the Aspen Group for insurance group solvency and reporting requirements, we may not be able to declare or pay a dividend if we are or, after giving effect to such payment, would be in breach of applicable group solvency and liquidity requirements or applicable group enhanced capital requirements (“ECR”) or such other applicable rules, regulations or restrictions as may from time to time be issued or imposed by the BMA (or any successor agency or other then applicable regulatory authority) pursuant to the terms of the Insurance Act or any successor legislation or other then applicable law or regulation.

Dividends on the preference shares will have a preference over dividends on the ordinary shares.

Liquidation, Dissolution or Winding Up

Except as otherwise set forth in the applicable prospectus supplement, in case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares will be entitled to receive out of our assets in money or money’s worth the liquidation preference with respect to that class or series of preference shares. These holders will also receive an amount equal to all accrued but unpaid dividends thereon (whether or not earned or declared), before any of our assets will be paid or distributed to holders of ordinary shares.

It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full amounts to which they may be entitled. In that circumstance, the holders of each outstanding class or series of preference shares will share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.

Our consolidation, amalgamation or merger with or into any other company or corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption

Except as otherwise provided with respect to a particular class or series of preference shares and as described in a supplement to this Prospectus, the following general redemption provisions will apply to each class or series of preference shares. Any redemption of the preference shares may only be made in compliance with Bermuda law.

On or prior to the date fixed for redemption of a particular class or series of preference shares or any part thereof as specified in the notice of redemption for such class or series, we will deposit adequate funds for such redemption, in trust for the account of holders of such class or series, with a bank or trust company that has an office in the United States, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50 million. If the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account have been stated in the redemption notice, then from and after the mailing of the notice and the making of such deposit the shares of the class or series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to us will cease and terminate except only the right of the holders of the shares:

•	to transfer such shares prior to the date fixed for redemption;

•	to receive the redemption price of such shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed; and

•	on or before the close of business on the fifth business day preceding the date fixed for redemption to exercise privileges of conversion, if any, not previously expired.

Any moneys so deposited by us which remain unclaimed by the holders of the shares called for redemption and not converted will, at the end of six years after the redemption date, be paid to us upon our request, after which repayment the holders of the shares called for redemption can no longer look to such bank or trust company for the payment of the redemption price but must look only to us for the payment of any lawful claim for such moneys which holders of such shares may still have. After such six-year period, the right of any shareholder or other person to receive such payment may lapse through limitations imposed in the manner and with the effect provided under the laws of Bermuda. Any portion of the moneys so deposited by us, in respect of preference shares called for redemption that are converted into ordinary shares, will be repaid to us upon our request.

In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as the Board of Directors may determine, the shares to be redeemed, or will effect such redemption pro rata.

Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption or repurchase of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions, or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares, limited to funds otherwise available for dividends or distributions or out of the company’s share premium account before the redemption date.

Under Sections 42 and 42A of the Companies Act, no redemption or repurchase of shares may be made by a company if, on the date of the redemption or repurchase, there are reasonable grounds for believing that the company is, or after the redemption or repurchase would be, unable to pay its liabilities as they become due. In addition, if the redemption or repurchase price is to be paid out of funds otherwise available for dividends or distributions, no redemption or repurchase may be made if the realizable value of its assets would thereby be less than its liabilities.

Our ability to effect a redemption or repurchase of our preference shares may be subject to the performance of our insurance subsidiaries. Distributions to us from our insurance subsidiaries will also be subject to Bermuda, U.K. and U.S. insurance laws and regulatory constraints.

In addition, as the BMA is the group supervisor for the Aspen Group for insurance group solvency and reporting requirements, we may not be able to redeem or repurchase the preference shares if we are or, after giving effect to the redemption or repurchase payment, would be in breach of applicable group solvency and liquidity requirements or applicable group ECR or such other applicable rules, regulations or restrictions as may from time to time be issued or imposed by the BMA (or any successor agency or other then applicable regulatory authority) pursuant to the terms of the Insurance Act or any successor legislation or other then applicable law or regulation. The BMA has advised that the ECR for insurance groups has been suspended until January 1, 2014.

Conversion Rights

Except as otherwise provided with respect to a particular class or series of preference shares and as described in a supplement to this Prospectus, and subject in each case to applicable Bermuda law, the following general conversion provisions will apply to each class or series of preference shares that is convertible into ordinary shares.

All ordinary shares issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the shares converted and except as otherwise provided by applicable law or the bye-laws.

The number of ordinary shares issuable upon conversion of a particular class or series of preference shares at any time will be the quotient obtained by dividing the aggregate conversion value of the shares of such class or series surrendered for conversion, by the conversion price per share of ordinary shares then in effect for such class or series. We will not be required, however, upon any such conversion, to issue any fractional share of ordinary shares, but instead we will pay to the holder who would otherwise be entitled to receive such fractional share if issued, a sum in cash equal to the value of such fractional share based on the last reported sale price per ordinary share on the NYSE at the date of determination. Preference shares will be deemed to have been converted as of the close of business on the date of receipt at the office of the transfer agent of the certificates, duly endorsed, together with written notice by the holder of his election to convert the shares.

Except as otherwise provided with respect to a particular class or series of preference shares and subject in each case to applicable Bermuda law, our memorandum of association and bye-laws, the basic conversion price per ordinary share for a class or series of preference shares, as fixed by the Board of Directors, will be subject to adjustment from time to time as follows:

•

In case we (1) pay a dividend or make a distribution to all holders of outstanding ordinary shares as a class in ordinary shares, (2) subdivide or split the outstanding ordinary shares into a larger number of shares or (3) combine the outstanding ordinary shares into a smaller number of shares, the basic conversion price per ordinary share in effect immediately prior to that event will be adjusted retroactively so that the holder of each outstanding share of each class or series of preference shares which by its terms is convertible into ordinary shares will thereafter be entitled to receive upon the conversion of such share the number of ordinary shares which that holder would have owned and been entitled to receive after the happening of any of the events described above had such share of such class or series been converted immediately prior to the happening of that event. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split or combination. Such adjustments will be made successively whenever any event described in this clause occurs.

•	In case we issue to all holders of ordinary shares as a class any rights or warrants enabling them to subscribe for or purchase ordinary shares at a price per share less than the current market price per ordinary share at the record date for determination of shareholders entitled to receive such rights or warrants, the basic conversion price per ordinary share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into ordinary shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the sum of number of ordinary shares outstanding at such record date and the number of ordinary shares which the aggregate exercise price (before deduction of underwriting discounts or commissions and other expenses of the Company in connection with the issue) of the total number of shares so offered for subscription or purchase would purchase at such current market price per share and of which the denominator will be the sum of the number of ordinary shares outstanding at such record date and the number of additional ordinary shares so offered for subscription or purchase. An adjustment made pursuant to this clause will become effective retroactively immediately after the record date for determination of shareholders entitled to receive such rights or warrants. Such adjustments will be made successively whenever any event described in this clause occurs.

•	In case we distribute to all holders of ordinary shares as a class evidences of indebtedness or assets (other than cash dividends), the basic conversion price per ordinary share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into ordinary shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the difference between the current market price per ordinary share at the record date for determination of shareholders entitled to receive such distribution and the fair value (as determined by the Board of Directors) of the portion of the evidences of indebtedness or assets (other than cash dividends) so distributed applicable to one ordinary share and of which the denominator will be the current market price per ordinary share. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date. Such adjustments will be made successively whenever any event described in this clause occurs.

For the purpose of any computation under the last clause above, the current market price per ordinary share on any date will be deemed to be the average of the high and low sales prices of the ordinary shares, as reported on the NYSE — Composite Transactions (or such other principal market quotation as may then be applicable to the ordinary shares) for each of the 30 consecutive trading days commencing 45 trading days before such date.

No adjustment will be made in the basic conversion price for any class or series of preference shares in effect immediately prior to such computation if the amount of such adjustment would be less than fifty cents. However, any adjustments which by reason of the preceding sentence are not required to be made will be carried forward and taken into account in any subsequent adjustment. Notwithstanding anything to the contrary, any adjustment required for purposes of making the computations described above will be made not later than the earlier of (1) three years after the effective date described above for such adjustment or (2) the date as of which such adjustment would result in an increase or decrease of at least 3% in the aggregate number of ordinary shares issued and outstanding on the first date on which an event occurred which required the making of a computation described above. All calculations will be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

In the case of any capital reorganization or reclassification of ordinary shares, or if we amalgamate or consolidate with or merge into, or sell or dispose of all or substantially all of our property and assets to, any other company or corporation, proper provisions will be made as part of the terms of such capital reorganization, reclassification, amalgamation, consolidation, merger or sale that any shares of a particular class or series of preference shares at the time outstanding will thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of ordinary shares deliverable upon conversion of such preference shares would have been entitled upon such capital reorganization, reclassification, consolidation, amalgamation or merger.

No dividend adjustment with respect to any preference shares or ordinary shares will be made in connection with any conversion.

Whenever there is an issue of additional ordinary shares requiring a change in the conversion price as provided above, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a class or series of preference shares, we will file with our transfer agent or agents, a statement signed by one of our executive officers, describing specifically such issue of additional ordinary shares or such other event (and, in the case of a capital reorganization, reclassification, amalgamation, consolidation or merger, the terms thereof) and the actual conversion prices or basis of conversion as changed by such issue or event and the change, if any, in the securities issuable upon conversion. Whenever we issue to all holders of ordinary shares as a class any rights or warrants enabling them to subscribe for or purchase ordinary shares, we will also file in like manner a statement describing the same and the consideration they will receive. The statement so filed will be open to inspection by any holder of record of shares of any class or series of preference shares.

Preference shares converted to ordinary shares will cease to form part of the authorized preference share capital and will, instead, become part of our authorized and issued ordinary share capital.

Reissuance of Shares

Any preference shares retired by purchase, redemption, or through the operation of any sinking fund or redemption or purchase account, will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the Board of Directors in the same manner as any other authorized and unissued shares.

The Company may also purchase preference shares to be held as treasury shares upon such terms as the Board of Directors may determine.

Voting Rights

Except as indicated below or as modified by any prospectus supplement or as otherwise required by applicable law, the holders of preference shares will have no voting rights.

The applicable prospectus supplement for a series may provide that, whenever dividends payable on any class or series of preference shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of the preference shares of that class or series then outstanding, the holders of preference shares of that class or series, together with the holders of each other class or series of preference shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, will have the right, voting together as a single class regardless of class or series, to appoint two directors of the Board of Directors. We will use our best efforts to increase the number of directors constituting the Board of Directors to the extent necessary to effectuate such right.

The applicable prospectus supplement for a series may provide that, whenever such special voting power of such holders of the preference shares has vested, such right may be exercised initially either at a special meeting of the holders of preference shares, or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders. The right of such holders of preference shares to elect members of the Board of Directors will continue until such time as all dividends accumulated on such preference shares have been paid in full, at which time that special right will terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends and any member of the Board of Directors appointed as described above shall vacate office.

At any time when such special voting power has vested in the holders of any such preference shares as described in the preceding paragraph, our chairman/chief executive officer will, upon the written request of the holders of record of at least 10% of such preference shares then outstanding addressed to our secretary, call a special general meeting of the holders of such preference shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the bye-laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our proper officers within 20 days after our secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to our secretary at our principal office, then the holders of record of at least 10% of such preference shares then outstanding may designate in writing a holder to call such meeting at our expense, and such meeting may be called by such person so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless we otherwise designate.

Any holder of such preference shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such special meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of ordinary shareholders.

At any annual or special meeting at which the holders of such preference shares have the special right, voting separately as a class, to elect directors as described above, the presence, in person or by proxy, of the holders of 50% of such preference shares will be required to constitute a quorum of such preference shares for the election of any director by the holders of such preference shares, voting as a class. At any such meeting or adjournment thereof the absence of a quorum of such preference shares will not prevent the election of directors other than those to be elected by such preference shares, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by such preference shares, voting as a class.

During any period in which the holders of such preference shares have the right to vote as a class for directors as described above, any vacancies in the Board of Directors will be filled by vote of a majority of the Board of Directors pursuant to the bye-laws. During such period the directors so elected by the holders of such preference shares will continue in office (1) until the next succeeding annual general meeting or until their successors, if any, are elected by such holders and qualify or (2) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of such preference shares to vote as a class for directors, if earlier. Immediately upon any termination of the right of the holders of such preference shares to vote as a class for directors as provided herein, the term of office of the directors then in office so elected by the holders of such preference shares will terminate.

The rights attached to any class of preference shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be altered or abrogated with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of a resolution passed by the holders of not less than three-fourths of the votes cast at a separate general meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having different restrictions. Further, the rights attaching to any shares shall be deemed not to be altered by the creation or issue of any share ranking in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favorable than those conferred by such ordinary share. In the event we were to merge into or amalgamate with another company, the approval of the holders of three-fourths of all of our issued shares would be required voting together, or voting as a separate class, if affected in a manner that would constitute a variation of the rights of such preference shares. In addition, holders of preference shares would be entitled to vote at a court- ordered meeting in respect of a compromise or arrangement pursuant to section 99 of the Companies Act.

On any item on which the holders of the preference shares are entitled to vote, such holders will be entitled to one vote for each preference share held.

Restrictions in Event of Default in Dividends on Preference Shares

Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preference shares outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time we have failed to pay in full amounts payable with respect to any obligations to retire preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:

(1) we may not redeem less than all of the preference shares at such time outstanding unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;

(2) we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as the Board of Directors in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that (a) we, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any class or series, may use shares of such class or series acquired by it prior to such failure and then held by it as treasury stock and (b) nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and

(3) we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire any shares of any other class of our stock ranking junior to the preference shares as to dividends and upon liquidation.

Preemptive Rights

Except as otherwise set forth in the applicable prospectus supplement, no holder of preference shares, solely by reason of such holding, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.

Differences in Corporate Law

You should be aware that the Companies Act, which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) applicable to us which differ in certain respects from provisions of the State of Delaware corporate law. Because the following statements are summaries, they do not address all aspects of Bermuda law that may be relevant to us and our shareholders.

Duties of Directors. Under Bermuda law and at common law, members of a board of directors owe statutory and fiduciary duties to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. Under common law a director’s fiduciary duty has the following essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Companies Act imposes various duties on officers of a company with respect to certain matters of management and administration of the company.

The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officers. Our bye-laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer of Aspen Holdings for any act or failure to act in the performance of such director’s or officer’s duties, except this waiver does not extend to any claims or rights of action that arise out of fraud or dishonesty on the part of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its stockholders.

The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the stockholders.

A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Interested Directors. Under Bermuda law and our bye-laws, any transaction entered into by us in which a director has an interest is not voidable by us nor can such director be accountable to us for any benefit realized under that transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which he has an interest unless the majority of the disinterested directors determine otherwise. Under Delaware law, such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Committees of the Board of Directors. Our bye-laws provide, as permitted by Bermuda law, that the board of directors may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it think fits. Delaware law allows the board of directors of a corporation to delegate many of its powers to committees, but those committees may consist only of directors.

Voting Rights and Quorum Requirements. Under Bermuda law, the voting rights of our shareholders are regulated by our bye-laws and, in certain circumstances, the Companies Act. Under our bye-laws, at any general meeting, one or more shareholders holding at least 50% of our shareholders’ aggregate voting power in the ordinary shares shall constitute a quorum for the transaction of business. In general, except for the removal of the Company’s auditors or directors, any action that we may take by resolution in a general meeting may, without a meeting, be taken by a resolution in writing signed by the shareholders (or the holders of such class of shares) who at the date of the notice of the resolution in writing represents the majority of the votes that would be required if the resolution had been voted on at a meeting of the shareholders. Except as otherwise required by the Companies Act and our bye-laws, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the bye-laws. Any individual who is a shareholder of Aspen Holdings and who is present at a meeting may vote in person, as may any corporate shareholder which is present by a duly authorized representative. Our bye-laws also permit votes by proxy, provided the instrument appointing the proxy, together with evidence of its due execution, is satisfactory to the Board of Directors.

Under Delaware law, unless otherwise provided in the company’s certificate of incorporation, each stockholder is entitled to one vote for each share of stock held by the stockholder. Delaware law provides that a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of stockholders. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote is required for stockholder action, and the affirmative vote of a plurality of shares is required for the election of directors.

Dividends. Bermuda law does not permit payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances, for example to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, Aspen Holdings’ and Aspen Bermuda’s ability to pay dividends or make distributions of contributed surplus is subject to Bermuda insurance laws and regulatory constraints, including insurance group regulatory constraints.

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Amalgamations, Mergers and Similar Arrangements. We may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when conducting such business would benefit the Company and would be conducive to attaining our objectives contained within our memorandum of association. Under our bye-laws, we may, except in certain circumstances, with the affirmative vote of at least 66% of the voting power of shares entitled to vote at a meeting of the shareholders (after taking account of any voting power adjustments under the bye-laws) at a general meeting of our shareholders at which a quorum is present, amalgamate or merge with another Bermuda company or with a body incorporated outside Bermuda. In the event we were to merge or amalgamate with another company, the holders of all of our shares are entitled to vote on such merger or amalgamation together pursuant to the Companies Act provided that the holders of any class of shares would be entitled to vote as a separate class, if the merger or amalgamation agreement contains a provision that would constitute a variation of the rights of such class of shares. In the case of an amalgamation or merger, any shareholder who is not satisfied that it has been offered fair value for its shares and who has not voted in favor of the approval and adoption of the merger or amalgamation agreement and the merger or amalgamation, may exercise its appraisal rights under the Companies Act to have the fair value of its shares appraised by the Supreme Court of Bermuda. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive payment in the amount of the fair market value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Takeovers. Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Bermuda law also provides that where the holders of not less than 95% of the shares or any class of shares in a company give notice to the remaining shareholders or class of shareholders of their intention to acquire the outstanding shares not held by them, and, within one month of the notice, the offerors may acquire all the shares or cancel the notice given. Dissenting shareholders may apply to the court within the one month period of the notice seeking that the court appraise the value of the shares to be acquired. Any difference between the share price paid to the dissenting shareholders and the price determined by the court shall be paid or the offerors may cancel the notice and return any shares acquired and the dissenting shareholders shall repay any share purchase price received.

Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any merger, dissenting stockholders of the subsidiary would have appraisal rights.

Certain Transactions with Significant Shareholders. As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from the board of directors but without obtaining prior approval from our shareholders. Amalgamations and mergers require the approval of the board of directors and, except for certain mergers or amalgamations, a resolution of shareholders approved by a majority of at least a majority of the votes cast (after taking account of any voting power adjustments under our bye-laws).

If we were a Delaware corporation, we would need, subject to certain exceptions, prior approval from shareholders holding at least two-thirds of our outstanding ordinary shares not owned by such interested shareholder to enter into a business combination (which, for this purpose, includes asset sales of greater than 10% of our assets that would otherwise be considered transactions in the ordinary course of business) with an interested shareholder for a period of three years from the time the person became an interested shareholder, unless we opted out of the relevant Delaware statute.

Shareholders’ Suits. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer for any action or failure to act in the performance of such director’s or officer’s duties, except such waiver shall not extend to claims or rights of action that arise out of any fraud of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled.

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such action, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers. Under Bermuda law and our bye-laws, we may indemnify our directors, officers, resident representative, member of a committee duly constituted under the bye-laws of the Company and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors and administrators (each, an “Indemnified Person”) (and their respective heirs, executors or administrators) against all actions, costs, charges, liabilities, loss, damage or expense to the full extent permitted by law, incurred or suffered by such person by reason of any act done, conceived in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter which would render it void under the Companies Act.

Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his/her conduct was unlawful.

Limitation of Liability of Directors and Officers. Aspen’s bye-laws provide that its shareholders and the Company waive any claim or right of action that they might have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company. However, such waiver does not apply to any claims or rights of action that arise out of fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled. This waiver may have the effect of barring claims arising under U.S. federal securities laws. Under Delaware law, a corporation may include in its certificate of incorporation provisions limiting the personal liability of its directors to the corporation or its stockholders for monetary damages for many types of breach of fiduciary duty. However, these provisions may not limit liability for any breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, the authorization of unlawful dividends, stock repurchases or stock redemptions, or any transaction from which a director derived an improper personal benefit. Moreover, Delaware provisions would not be likely to bar claims arising under U.S. federal securities laws.

Inspection of Corporate Records. Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and financial statements, which must be presented to the annual general meeting of shareholders. Our register of shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain our register of shareholders in Bermuda but may establish a branch register outside of Bermuda, the location of which shall be notified to the Bermuda Registrar of Companies. We are required to keep at our registered office a register of our directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Shareholder Proposals. Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders.

Under Delaware law, a corporation’s bye-laws may provide that if the corporation solicits proxies with respect to an election of directors, it may be required, to the extent and subject to such procedures or conditions as may be provided in the bye-laws, to include in its proxy solicitation materials, in addition to individuals nominated by the board of directors, one or more individuals nominated by a shareholder. Furthermore, the corporation’s bye-laws may provide for the reimbursement by the corporation of expenses incurred by a shareholder in soliciting proxies in connection with an election of directors, subject to certain procedures and conditions. Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which other business may be brought before a meeting.

Calling of Special Shareholders Meetings. Under our bye-laws, a special general meeting may be called by the Board of Directors. Under Bermuda law, a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid-up voting share capital of Aspen Holdings as provided by the Companies Act.

Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bye-laws to call a special meeting of shareholders.

Staggered Board of Directors. Bermuda law does not contain statutory provisions specifically requiring staggered board of directors arrangements for a Bermuda exempted company. Such provisions, however, may validly be provided for in the bye-laws governing the affairs of a company and our bye-laws do so provide. Similarly, Delaware law permits corporations to have a staggered board of directors.

Approval of Corporate Matters by Written Consent. Under Bermuda law and our bye-laws, the Companies Act provides that shareholders may take action by resolution in writing signed by the shareholders of the company who at the date of the notice of the resolutions in writing represent such majority of votes as would be required if the resolution had been voted on at a meeting of the shareholders.

Delaware law permits shareholders to take action by the consent in writing by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.

Amendment of Memorandum of Association. Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. An amendment to the memorandum of association that alters the company’s business objects may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.

Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation at the shareholders meeting. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the rights or preference of any class of a company’s stock, the holders of the outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, should be entitled to vote as a class upon the proposed amendment. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company’s certificate of incorporation or any amendment that created such class or was adopted prior to the issuance of such class or that was authorized by the affirmative vote of the holders of a majority of such class or classes of stock.

Amendment of Bye-laws. Our bye-laws may be revoked or amended by the Board of Directors, which may from time to time revoke or amend them in any way by a resolution of the Board of Directors passed by a majority of the directors then in office and eligible to vote on the resolution. However, no revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the shareholders by resolution passed by a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the bye-laws) or such greater majority as required by bye-laws.

Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

Listing

Our ordinary shares are listed on the NYSE under the trading symbol “AHL.”

Transfer Agent, Registrar and Dividend Disbursing Agent

The transfer agent, registrar and dividend disbursing agent for the ordinary shares is Computershare Inc.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to our ordinary shares or a particular series of preference shares) of an ordinary share or a fraction of a share of a particular class or series of preference shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The ordinary shares or the shares of the class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of an ordinary share or preference share represented by such depositary share, to all the rights and preferences of the ordinary shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights). The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional ordinary shares or fractional shares of the applicable class or series of preference shares in accordance with the terms of the offering described in the related prospectus supplement. If necessary, the deposit agreement and depositary receipt will be incorporated by reference pursuant to a Current Report on Form 8-K.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations.

Dividends and Other Distributions

Except as otherwise set forth in the applicable prospectus supplement, the depositary will distribute all cash dividends or other distributions received in respect of the related ordinary shares or preference shares to the record holders of depositary shares relating to such ordinary shares or preference shares in proportion to the number of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to such holders.

Withdrawal of Shares

Except as otherwise set forth in the applicable prospectus supplement, upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related ordinary shares or class or series of preference shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related ordinary shares or class or series of preference shares on the basis set forth in the prospectus supplement for such ordinary shares or class or series of preference shares, but holders of such whole ordinary shares or preference shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole ordinary shares or preference shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional ordinary shares or preference shares be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

Except as otherwise set forth in the applicable prospectus supplement, whenever we redeem ordinary shares or preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing ordinary shares or shares of the related class or series of preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such ordinary shares or class or series of preference shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Ordinary Shares or Preference Shares

Except as otherwise set forth in the applicable prospectus supplement, upon receipt of notice of any meeting at which the holders of ordinary shares or preference shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such ordinary shares or preference shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for ordinary shares or preference shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of ordinary shares or preference shares represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the ordinary shares or preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will vote all ordinary shares or preference shares held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such ordinary shares or preference shares.

Amendment and Termination of the Deposit Agreement

Except as otherwise set forth in the applicable prospectus supplement, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the ordinary shares or the preference shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding, unless otherwise provided in the related prospectus supplement.

Charges of Depositary

Except as otherwise set forth in the applicable prospectus supplement, we will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related ordinary shares or preference shares and any redemption of such ordinary shares or preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of ordinary shares or preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such ordinary shares or preference shares are paid by the holders thereof.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of ordinary shares or preference shares.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preference shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preference shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF THE DEBT SECURITIES

The following description of our debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate and may be amended or supplemented by terms described in the applicable prospectus supplement. The following description is subject to, and is qualified in its entirety by reference to, the indenture for senior unsecured securities (the “senior indenture”) and the subordinated indenture for subordinated securities (the “subordinated indenture”) each entered into or to be entered into between the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee (the “trustee”). Our senior debt securities are to be issued under an indenture between us and Deutsche Bank Trust Company Americas, as trustee, dated August 16, 2004, as it may be supplemented or amended from time to time. Our subordinated debt securities are to be issued under a subordinated indenture between us and Deutsche Bank Trust Company Americas, as trustee, the form of which is filed as an exhibit to the registration statement of which this Prospectus forms a part. The senior indenture and the subordinated indenture are sometimes referred to herein collectively as the “indentures” and each individually as an “indenture,” and the trustees under each of the indentures are sometimes referred to herein collectively as the “trustees” and each individually as a “trustee.” The particular terms of the series of debt securities offered by any prospectus supplement, and the extent to which general provisions described below may apply to the offered series of debt securities, will be described in the prospectus supplement.

The following summaries of the material terms and provisions of the indentures and the related debt securities are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indentures, including the definitions of certain terms in the indentures and those terms to be made a part of the indentures by the Trust Indenture Act of 1939, as amended. Wherever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination.

General

The following description of the terms of the indentures and the related debt securities is a summary. We have summarized only those portions of the indentures and the debt securities which we believe will be most important to your decision to hold the debt securities. You should keep in mind, however, that it is the indentures and not this summary that defines your rights as a holder of the debt securities. You may obtain a copy of the indentures by requesting one from us or the trustee.

In this description, references to “we,” “us” and “our” are to Aspen Holdings only, and do not include any of our subsidiaries. Certain capitalized terms used herein are defined in the indentures.

The indentures do not limit the aggregate principal amount of the debt securities which we may issue under them and provide that we may issue debt securities under them from time to time in one or more series. The indentures do not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.

The prospectus supplement relating to a particular series of debt securities offered thereby will describe the following terms of the offered series of debt securities, as applicable:

•	the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes, the aggregate principal amount of such debt securities and any limit upon such principal amount;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such series of debt securities will be payable;

•	the rate or rates at which such series of debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such series of debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, any of such series of debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•	whether any of such series of debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such series of debt securities may be redeemed, in whole or in part, at our option;

•	whether we will be obligated to redeem or purchase any of such series of debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such series of debt securities so redeemed or purchased;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any series of debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•	whether the series of debt securities will be listed on any national securities exchange;

•	whether the series of debt securities will be convertible into ordinary shares and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such series of debt securities will be so convertible or exchangeable;

•	if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such series of debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such series of debt securities;

•	whether the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, at our election or the election of a holder, in a currency other than that in which such series of debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such series of debt securities;

•	whether such series of debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	whether such series of debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of subordinated debt securities, the relative degree, if any, to which such series of subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of ours in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

•	in the case of subordinated debt securities, any limitation on the issuance of additional Senior Indebtedness;

•	any deletions from, modifications of or additions to the Events of Default or covenants of ours with respect to such series of debt securities;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to such series of debt securities;

•	a discussion of certain U.S. federal income tax considerations;

•	whether any of such series of debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such series of debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.

We will have the ability under the indentures to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.

Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any series of debt securities will be payable at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any series of debt securities, other than as described below under “Certain Provisions Applicable to the Senior Debt Securities — Limitation on Liens on Stock of Subsidiaries” and “Certain Provisions Applicable to the Senior Debt Securities — Limitations on Disposition of Stock of Designated Subsidiaries,” the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding to any deletions from, modifications of or additions to the Events of Defaults described below or our covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for ordinary shares, preference shares or other securities issued by us, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

Optional Redemption

Unless otherwise described in a prospectus supplement, relating to any debt securities, we may redeem the debt securities at any time, in whole or in part, at the redemption price. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. We currently have no debt securities outstanding that are subject to redemption or repurchase at the option of the holders.

Selection and Notice

Unless otherwise described in a prospectus supplement, we will send the holders of the debt securities to be redeemed a notice of redemption by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If we elect to redeem fewer than all the debt securities, unless otherwise agreed in a holders’ redemption agreement, the trustee will select in a fair and appropriate manner, including pro rata or by lot, the debt securities to be redeemed in whole or in part.

Unless we default in payment of the redemption price, the debt securities called for redemption shall cease to accrue any interest on or after the redemption date.

Ranking

Unless otherwise provided in a prospectus supplement, our senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) of ours as described below under “Certain Provisions Applicable to the Subordinated Debt Securities” and in the applicable prospectus supplement.

Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities) and shareholders to participate in distributions by certain of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. None of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

Consolidation, Amalgamation, Merger and Sale of Assets

Unless otherwise described in a prospectus supplement, each indenture provides that we may not (1) consolidate or amalgamate with or merge into any person (whether or not affiliated with us) or convey, transfer, sell or lease our properties and assets as an entirety or substantially as an entirety to any person (whether or not affiliated with us), or (2) permit any person (whether or not affiliated with us) to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless (a) such person is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia, Bermuda or any country which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to the debt securities issued thereunder, and the performance of our obligations under the indenture and the debt securities issued thereunder; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or of a Designated Subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and (c) certain other documents are delivered.

Certain Other Covenants

Except as otherwise permitted under “Certain provisions applicable to the senior debt securities — Limitations on Liens of Stock of Designated Subsidiaries” and “— Limitations on disposition of stock of designated subsidiaries” described below and “— Consolidation, Amalgamation, Merger and Sale of Assets” described above, we will do or cause to be done all things necessary to maintain in full force and effect our legal existence, rights (charter and statutory) and franchises. We are not, however, required to preserve any right or franchise if we determine that it is no longer desirable in the conduct of our business and the loss is not disadvantageous in any material respect to any holders of the debt securities.

Events of Default

Unless we provide otherwise or substitute Events of Default in a prospectus supplement, the following events will constitute an event of default under the indentures with respect to the debt securities (whatever the reason for such event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest on the debt securities, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of or any premium, if any, on the debt securities, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

(3) default in the performance, or breach, of any covenant or warranty of ours contained in the indenture, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in the indenture;

(4) default in the payment at maturity of our Indebtedness in excess of $50 million or if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Indebtedness (other than indebtedness which is non-recourse to us) happens and results in acceleration of more than $50 million in principal amount of such Indebtedness (after giving effect to any applicable grace period), and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 60 days after there has been given written notice as provided in the indenture;

(5) we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50 million, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

(6) certain events relating to our bankruptcy, insolvency or reorganization; or

(7) our default in the performance or breach of the conditions relating to amalgamation, consolidation, merger or sale of assets stated above, and the continuation of such violation for 60 days after notice is given to the Company.

If an event of default with respect to the debt securities (other than an event of default described in clause (6) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities by written notice as provided in the indenture may declare the principal amount of all outstanding debt securities to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities may, under certain circumstances, rescind and annul such acceleration. An event of default described in clause (6) of the preceding paragraph will cause the principal amount and accrued interest to become immediately due and payable without any declaration or other act by the trustee or any holder.

Each indenture provides that, within 60 days after the trustee shall have knowledge of the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities, the trustee will transmit, in the manner set forth in the indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest on, or additional amounts with respect to, any debt securities, the trustee may withhold such notice if and so long as the Board of Directors, executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the interests of the holders of the debt securities.

Under each indenture, if an event of default occurs, has not been waived and is continuing with respect to the debt securities, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities by all appropriate judicial proceedings. The indentures provide that, subject to the duty of the trustees during any default to act with the required standard of care, the trustees will be under no obligation to exercise any of their rights or powers under the indentures at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustees reasonable indemnity. Subject to such provisions for the indemnification of the trustees, and subject to applicable law and certain other provisions of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustees, or exercising any trust or power conferred on the trustees, with respect to the debt securities.

Under the Companies Act, any payment or other disposition of property made by us within six months prior to the commencement of our winding up will be invalid if made with the intent to fraudulently prefer one or more of our creditors at a time that we were unable to pay our debts as they became due.

Modification and Waiver

We and the trustees may modify, amend or supplement the indentures with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities; provided, however, that no such modification, amendment or supplement may, without the consent of the holder of each outstanding debt security affected thereby under the relevant indenture,

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, the debt securities;

•	reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, the debt securities;

•	change our obligation to pay additional amounts with respect to the debt securities;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, the debt securities is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the debt securities (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);

•	reduce the percentage in principal amount of the debt securities, the consent of whose holders is required in order to take specific actions;

•	reduce the requirements for quorum or voting by holders of the debt securities in the applicable section of the indenture;

•	modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities except to increase any percentage vote required or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby; or

•	modify any of the above provisions.

In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness.

We and the trustees may modify or amend the indentures and the debt securities without the consent of any holder in order to, among other things:

•	provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets that complies with the merger covenant;

•	add to our covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us by the indenture;

•	provide for a successor trustee with respect to the debt securities;

•	cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture which will not materially adversely affect the interests of the holders of the debt securities;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the debt securities under the indenture;

•	add any additional events of default with respect to the debt securities;

•	provide collateral security for the debt securities; or

•	make any other change that does not materially adversely affect the interests of the holders of the debt securities.

The holders of at least a majority in aggregate principal amount of the debt securities may, on behalf of the holders of the debt securities, waive compliance by us with certain restrictive provisions of the indentures. The holders of not less than a majority in aggregate principal amount of the debt securities may, on behalf of the holders of the debt securities, waive any past default and its consequences under the indentures with respect to the debt securities, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to the debt securities or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security.

Under each indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or any event which after notice or lapse of time or both would constitute an event of default under clause (3) in “— Events of Default” described above.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise set forth in the applicable prospectus supplement and indenture, we may discharge certain obligations to holders of the debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or called for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or Government Obligations (as defined below) in an amount sufficient to pay the entire indebtedness on the debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if the debt securities have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be.

Each indenture provides that, unless the provisions of Section 12.2 are made inapplicable to the debt securities pursuant to Section 3.1 of the indenture, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“defeasance”) or (2) to be released from our obligations with respect to the debt securities under certain covenants and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on the debt securities on the scheduled due dates or any prior redemption date.

Such a trust may only be established if, among other things:

•	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which we are a party or by which we are bound,

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date,

•	we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture, and

•	with respect to defeasance, we have delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over our other creditors.

“Government Obligations” means debt securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States which, in the case of clauses (1) or (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.

In the event we effect covenant defeasance with respect to the debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

Payment of Additional Amounts

Unless otherwise described in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which Aspen Holdings is organized or otherwise considered to be a resident for tax purposes or any other jurisdiction from which or through which a payment on the debt securities is made by Aspen Holdings (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any note such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction (including any such withholding or deduction from such additional amounts), will not be less than the amount provided for in such note or in the indenture to be then due and payable.

We will not be required to pay any additional amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, or enforcement of rights with respect to, such note, (b) presented, where presentation is required, such note for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such note could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such note for payment more than 30 days after the date on which the payment in respect of such note became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such note for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such note to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4) any taxes, duties, assessments or governmental charges required to be withheld or deducted under sections 1471 through 1474 of the Code (or any Treasury Regulations or other administrative guidance thereunder);

(5) any withholding or deduction required to be made pursuant to any European Union (“EU”) Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

(6) any combination of items (1), (2), (3), (4) and (5).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such note if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the note.

Redemption for Tax Purposes

Unless otherwise described in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if at any time we determine in good faith that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of any taxing jurisdiction (or of any political subdivision or taxation authority thereof affecting taxation) or any change in the position regarding the application or official interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which change in position becomes effective after the issuance of the debt securities, or (2) any action taken by any taxing jurisdiction (or any political subdivision or taxing authority thereof affecting taxation) which action is generally applied or is taken with respect to the Company, we would be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “Payment of Additional Amounts” above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price.

Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to make such payment of additional amounts or withholding if a payment in respect of the debt securities were then due. In any event, prior to the publication or mailing or any notice of redemption of the debt securities pursuant to the foregoing, we will deliver to the trustee an opinion of independent tax counsel of recognized standing reasonably satisfactory to the trustee to the effect that the circumstances referred to above exist. The trustee will accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the holders of the debt securities.

Global Debt Securities

Unless otherwise described in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.

Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The indentures provide that if:

(1) the depositary for a series of the debt securities notifies us that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice;

(2) we determine that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect; or

(3) an Event of Default with respect to a series of the debt securities has occurred and is continuing,

the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.

Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Governing Law

Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Information Concerning the Trustee

Unless otherwise specified in the applicable prospectus supplement, Deutsche Bank Trust Company Americas is the trustee and paying agent under the indentures and is one of a number of banks with which Aspen Holdings and its subsidiaries maintain banking relationships in the ordinary course of business.

CERTAIN PROVISIONS APPLICABLE TO THE SENIOR DEBT SECURITIES

Limitations on Liens on Stock Designated Subsidiaries

Under the senior indenture, we covenanted that, so long as any debt securities are outstanding, we will not, nor will we permit any subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance (each, a “Lien”) upon any shares of capital stock of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the debt securities (and, if we so elect, any other Indebtedness of ours that is not subordinate to the debt securities and with respect to which the governing instruments require, or pursuant to which we are otherwise obligated, to provide such security) will be secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured.

For purposes of the indenture, “capital stock” of any person means any and all share capital, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities convertible into such equity.

The term “Designated Subsidiary” means any present or future consolidated subsidiary of ours, the consolidated book value of which constitutes at least 20% of our consolidated book value. As of June 30, 2016, our only Designated Subsidiaries were Aspen U.K., Aspen U.K. Holdings, Aspen European Holdings and Aspen Bermuda.

The term “Indebtedness” means, with respect to any person:

(1) the principal of and any premium and interest on (a) indebtedness of such person for money borrowed or (b) indebtedness evidenced by debt securities, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

(2) all capitalized lease obligations of such person;

(3) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

(5) all obligations of the type referred to in clauses (1) through (4) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligations or dividends of the other person;

(6) all obligations of the type referred to in clauses (1) through (5) of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

(7) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (6) above.

Limitations on Disposition of Stock of Designated Subsidiaries

The senior indenture also provides that, so long as any debt securities are outstanding and except in a transaction otherwise governed by such indenture, we will not, nor will we permit any subsidiary to (other than to us or another Designated Subsidiary) issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, and will not permit any Designated Subsidiary to issue (other than to us or another Designated Subsidiary) any shares (other than director’s qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, the Designated Subsidiary would remain a subsidiary of the Company and we would own, directly or indirectly, less than 80% of the shares of capital stock of such Designated Subsidiary (other than preferred stock having no voting rights of any kind); provided, however, that the foregoing will not prohibit (1) any issuance, sale, assignment, transfer or other disposition made for at least a fair market value consideration as determined by the Board of Directors pursuant to a resolution adopted in good faith and (2) any such issuance or disposition of securities required by any law or any regulation or order of any governmental or insurance regulatory authority.

Notwithstanding the foregoing, (1) we may merge, amalgamate or consolidate any Designated Subsidiary into or with another direct or indirect subsidiary of ours, the shares of capital stock of which we own at least 80%, and (2) we may, subject to the provisions described under “Description of Debt Securities Consolidation, Amalgamation, Merger and Sale of Assets” above, sell, assign, transfer or otherwise dispose of the entire capital stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined by the Board of Directors pursuant to a resolution adopted in good faith.

CERTAIN PROVISIONS APPLICABLE TO THE SUBORDINATED DEBT SECURITIES

The following description of our subordinated debt securities is qualified in its entirety by reference to the subordinated indenture, as it may be amended or supplemented from time to time. The subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. As of June 30, 2016, none of our long-term debt is secured; however, like other insurance companies, we do secure letters of credit from banks to support our obligations. In the event of:

(1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets; or

(2) any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

(3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours;

then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.

Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full.

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default. The subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.

The term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:

(1) the subordinated debt securities;

(2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;

(3) Indebtedness of ours to an affiliate of ours;

(4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws; and

(5) trade accounts payable.

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

DESCRIPTION OF THE WARRANTS TO PURCHASE ORDINARY SHARES

OR PREFERENCE SHARES

The following statements with respect to the ordinary share warrants and preference share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

General

The share warrants, evidenced by share warrant certificates, may be issued under a share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:

•	the offering price, if any;

•	the aggregate number of warrants;

•	the designation and terms of the ordinary shares or preference shares purchasable upon exercise of the share warrants;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the number of ordinary shares or preference shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the share warrants; and

•	any other terms of the share warrants.

The ordinary shares or preference shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable.

Exercise of Share Warrants

Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), indicating the warrantholder’s election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates will be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the ordinary shares or the preference shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of ordinary shares or preference shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent will deliver to the exercising warrantholder a new share warrant certificate representing the unexercised share warrants.

Anti-dilution and Other Provisions

The exercise price payable and the number of ordinary shares or preference shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events which will be described in a prospectus supplement. These may include the issuance of a stock dividend to holders of ordinary shares or preference shares, respectively, or a combination, subdivision or reclassification of ordinary shares or preference shares, respectively. In lieu of adjusting the number of ordinary shares or preference shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of ordinary shares or preference shares into which such share warrants were exercisable immediately prior thereto.

No Rights as Shareholders

Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

General

The debt warrants, evidenced by debt warrant certificates, may be issued under a debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

•	the offering price, if any;

•	the aggregate number of debt warrants;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

Exercise of Debt Warrants

Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF THE PURCHASE CONTRACTS AND THE PURCHASE UNITS

We may issue purchase contracts, obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our ordinary shares, preference shares, debt securities or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above, as specified in the applicable prospectus supplement, at a future date or dates. The price per security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts and to be described in the applicable prospectus supplement. The purchase contracts may be issued separately or as a part of purchase units consisting of a purchase contract and, as security for the holder’s obligations to purchase the securities under the purchase contracts, either:

(1) our senior debt securities or our subordinated debt securities;

(2) our preference shares; or

(3) debt obligations of third parties, including U.S. Treasury securities.

The applicable prospectus supplement will specify the securities that will secure the holder’s obligations to purchase securities under the applicable purchase contract. Unless otherwise described in a prospectus supplement, the securities related to the purchase contracts securing the holders’ obligations to purchase securities will be pledged to a collateral agent, for our benefit, under a pledge agreement. The pledged securities will secure the obligations of holders of purchase contracts to purchase securities under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement except upon the termination or early settlement of the related purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a purchase contract will retain full beneficial ownership of the related pledged securities.

The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts.

Except as described in a prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to us or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the purchase contract.

PLAN OF DISTRIBUTION

We may sell offered securities in any one or more of the following ways from time to time:

(1) through agents;

(2) to or through underwriters;

(3) through dealers;

(4) directly to purchasers; or

(5) in market transactions, including transactions on a national securities exchange (e.g., on the NYSE) or a quotations service or an over-counter market (including through at-the-market offerings).

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We may sell the securities through agents from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this Prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this Prospectus is delivered, we will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of ordinary shares to hedge their position, deliver this Prospectus in connection with some or all of those sales and use the shares covered by this Prospectus to close out any short position created in connection with those sales. We may also sell our ordinary shares short using this Prospectus and deliver ordinary shares covered by this Prospectus to close out such short positions, or loan or pledge ordinary shares to financial institutions that in turn may sell the ordinary shares using this Prospectus. We may pledge or grant a security interest in some or all of the ordinary shares covered by this Prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this Prospectus.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

We may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this Prospectus, any supplement or amendment hereto, or in the registration statement of which this Prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered securities from us, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

Each series of offered securities will be a new issue and, other than the ordinary shares which are listed on the NYSE, will have no established trading market. We may elect to list any series of offered securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services for, us and/or our subsidiaries in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC, a registration statement on Form S-3 under the Securities Act with respect to the ordinary shares, preference shares, depositary shares, debt securities, warrants, purchase contracts, purchase units offered by this Prospectus. This Prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this Prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers.

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Anyone may inspect any materials we file with the SEC at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C.20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site atwww.sec.gov and our website atwww.aspen.co. The information on our website is not incorporated into or constitute a part of this Prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Prospectus. Any statement contained in a document which is incorporated by reference in this Prospectus is automatically updated and superseded if information contained in this Prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the documents listed below:

(1) our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 19,2016;

(2) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on April 28, 2016;

(3) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the SEC on August 4, 2016;

(4) our Current Reports on Form 8-K filed with the SEC on April 22, 2016, May 18, 2016, June 30, 2016 and July 27, 2016;

(4) the description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on November 25, 2003 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

(5) our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 10, 2016.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of this registration statement and after the date of this Prospectus and until we sell all the securities, shall also be deemed to be incorporated by reference into this Prospectus.

We will provide to each person to whom a copy of this Prospectus is delivered, upon request and at no cost to such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus but not delivered with this Prospectus. You may request a copy of such information by writing or telephoning us at:

Aspen Insurance Holdings Limited Attention: Company Secretary
141 Front Street Hamilton HM 19 Bermuda (441) 295-8201

You should rely only upon the information provided in this Prospectus or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this Prospectus, including any information incorporated by reference, is accurate as of any date other than that on the front cover of the document.

LEGAL MATTERS

Certain legal matters with respect to United States and Delaware law relating to the validity of the offered securities will be passed upon for us by Willkie Farr & Gallagher (UK) LLP, London, United Kingdom. Certain legal matters with respect to Bermuda law will be passed upon for us by Appleby (Bermuda) Limited, Hamilton, Bermuda. Additional legal matters may be passed on for us or any underwriters, dealers or agents by counsel which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and related financial statement schedules of the Company as of and for the year ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

The consolidated financial statements and related financial statement schedules of the Company as of December 31, 2014 and for each of the years in the two-year period ended December 31, 2014 have been incorporated by reference herein in reliance upon the report of KPMG Audit Plc, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

We are organized under the laws of Bermuda. In addition, some of our directors and officers, as well as certain of the experts named in this Prospectus, reside outside the United States, and all or a substantial portion of their assets and our assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving C T Corporation System, 111 Eighth Avenue, New York, New York 10011, our U.S. agent appointed for that purpose.

We have been advised by Appleby (Bermuda) Limited, our Bermuda counsel, that there is doubt as to whether the Courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Appleby (Bermuda) Limited that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to public policy. It is the advice of Appleby (Bermuda) Limited that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Some remedies available under the laws of U.S. jurisdictions, including some remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003, and the Exchange Control Act 1972, and related regulations of Bermuda that regulate the sale of securities in Bermuda. In addition, specific permission is required from the BMA, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities of a Bermuda company are listed on an appointed stock exchange (the NYSE is such an exchange), general permission is given for the issue and subsequent transfer of any securities of the company (which includes the securities described herein) from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. Notwithstanding the above general permission, we have obtained from the BMA its permission for the issue and free transferability of our shares and other securities, as long as the shares are listed on the NYSE or on an appointed stock exchange, to and among persons who are non-residents of Bermuda for exchange control purposes and of up to 20% of our securities, including our shares, to and among persons who are residents in Bermuda for exchange control purposes.

Under the Insurance Act, where the shares of a parent company, like Aspen Holdings, of an insurer registered under the Insurance Act (our wholly-owned subsidiary, Aspen Bermuda, being such an insurer) are traded on any stock exchange recognized by the BMA (the NYSE is so recognized), not later than 45 days after a person becomes, directly or indirectly (through its shareholding in the parent company), a 10%, 20%, 33% or 50% shareholder controller of such insurer, that person shall file with the BMA a notice in writing stating that he has become such a controller The BMA may serve a notice of objection on any shareholder controller of Aspen Bermuda if it appears to the BMA that the person is not fit and proper to be such a controller.

Aspen Bermuda is required to notify the BMA in writing in the event of any person becoming or ceasing to be a controller of it, a controller being a managing director, chief executive or other person in accordance with whose directions or instructions the directors of Aspen Bermuda are accustomed to act, including any person who holds, or is entitled to exercise, 10% or more of the voting shares or voting power or is able to exercise a significant influence over the management of Aspen Bermuda.

Each of Aspen Holdings and Aspen Bermuda is required to notify the BMA in writing in the event any person has become or ceased to be an officer of it or Aspen Holdings, an officer being a director, chief executive or senior executive performing duties of underwriting, actuarial, risk management, compliance, internal audit, finance or investment matters.

The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this Prospectus or any prospectus supplement.

             Shares

        % Perpetual Non-Cumulative Preference Shares

(Liquidation Preference $25 Per Share)

PROSPECTUS SUPPLEMENT

                    , 2016

Joint Book-Running Managers

BofA Merrill Lynch		Morgan Stanley		Wells Fargo Securities
	Citigroup		Barclays